Exhibit 99.3

1 UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK KNIGHTSCOPE, INC., Plaintiff, v. CAPYBARA RESEARCH, IGOR APPELBOOM, and ACCRETIVE CAPITAL LLC d/b/a BENZINGA, Defendants. CIVIL ACTION NO. _____________ COMPLAINT Plaintiff Knightscope, Inc. (“KSCP,” “Knightscope” or “Plaintiff”), by and through their undersigned counsel, respectfully states as follows for its Complaint against Defendants Capybara Research (“Capybara Research” or “Capybara”), Igor Appelboom (“Appelboom,” together with Capybara Research, the “Capybara Defendants”) and Accretive Capital LLC d/b/a Benzinga (“Benzinga,” together with the Capybara Defendants, “Defendants”). THE PARTIES 1. Plaintiff Knightscope, Inc. is a Delaware corporation with its principal place of business and headquarters located at 1070 Terra Bella Avenue, Mountain View, California 94043. 2. Defendant Capybara Research is a short selling research firm with an unknown principal place of business. 3. Defendant Igor Appelboom is an individual who resides in the country of Brazil at Av Antonio Gil Veloso 2232, Es, Vila Velha, Brazil 29101-738. 4. Appelboom is the owner and operator of Capybara Research and the author and publisher of the Capybara Research Report. Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 1 of 19

2 5. Defendant Accretive Capital LLC d/b/a Benzinga owns and operates a financial news website.1 Benzinga is headquartered in Detroit, Michigan at One Campus Martius, Suite 200, Detroit, Michigan 48226. JURISDICTION AND VENUE 6. This Court has subject matter jurisdiction over this case pursuant to 28 U.S.C. § 1331 because Plaintiff is asserting a claim under the Securities Exchange Act of 1934. 7. This Court has supplemental jurisdiction over Plaintiff’s state law claim for tortious interference with prospective business expectancy pursuant to 28 U.S.C. § 1367, as the claims arise out of the same “common nucleus of operative facts” as Plaintiff’s claim under the Securities Exchange Act of 1934. 8. This Court has personal jurisdiction over the out-of-state Defendant Benzinga pursuant to CPLR § 302(a)(3)(ii) because: (i) outside of the State of New York, Benzinga tortiously interfered with Plaintiff’s business expectancy causing financial damages to Plaintiff in the State of New York; (ii) Benzinga reasonably should have expected its tortious acts would cause Plaintiff to suffer financial and reputational consequences; and (iii) Benzinga derives substantial revenue through interstate channels by providing services through its website to securities investors within the State of New York, including the authoring and publishing of articles related to companies publicly traded on the New York Stock Exchange, NASDAQ Stock Market and Over-The-Counter Markets. 9. Venue is proper in this Court under 28 U.S.C. § 1391(b)(2) because a substantial part of the events giving rise to the claims occurred in this District. 1 The URL for Benzinga’s website is https://www.benzinga.com/. Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 2 of 19

3 FACTUAL BACKGROUND 10. Knightscope is a publicly traded corporation incorporated in Delaware and headquartered in California. Knightscope’s stock can be purchased and sold on the NASDAQ Stock Market, a stock exchange based in New York, NY, under the ticker symbol KSCP. 11. Capybara is a “short selling research firm” which writes, and subsequently self-publishes, articles referred to as “short seller reports” on its website (the “Capybara Website”).2 The Capybara Website was registered on July 16, 2023. See Exhibit 1 at 1. 12. The Capybara Defendants also operate an X (f/k/a Twitter) account under the handle “@CapybaraShort” (the “Capybara Short Account”). The Capybara Short Account was also created in July 2023. Id. at 2. 13. The Capybara Defendants operate both the Capybara Website and Capybara Short Account anonymously and have concealed their identity while making their public communications. 14. On July 17, 2023, the Capybara Defendants posted to X a link to a “short report” on their website titled Knightscope (KSCP) - From a RoboCop Inspired Fairytale to an Inevitable Dilution Dilemma $0.5 target (the “First Capybara Report” or “First Report”). See Exhibit 2. 15. In the Capybara Reports, Capybara Research admits that it “hold[s] a short position in shares of $KSCP….” Id. at 2. 16. As of December 20, 2023, Capybara’s tweet disseminating the First Capybara Report has been viewed by the general public no less than 23,500 times. See Exhibit 3. 17. On August 18, 2023, the Capybara Defendants posted a chain of tweets to X both further disparaging Plaintiff and containing a link to a second “short report” on their website titled 2 The URL of the Capybara Website is https://www.capybararesearch.com/. Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 3 of 19

4 More Problems at Knightscope (Supplemental to our initial report) (the “Second Capybara Report” or “Second Report,” together with the “First Capybara Report,” the “Capybara Reports”). See Exhibit 4. 18. As of December 20, 2023, Capybara’s tweet disseminating the Second Capybara Report has been viewed by the general public no less than 4,274 times. See Exhibit 5. Separate Lawsuits Were Recently Filed in This District Against The Capybara Defendants 19. On October 19, 2023, a lawsuit was filed in this District by FingerMotion, Inc.3 (“FingerMotion”) against the Capybara Defendants alleging claims for securities fraud, tortious interference with prospective business expectancy and defamation against the Capybara Defendants.4 20. On October 31, 2023, FingerMotion filed an ex parte motion for permission to serve the defendants via Electronic Mail pursuant to Fed. R. Civ. P. 4(e)(1) and New York’s CPLR § 308(5). See Exhibit 6. 21. On November 6, 2023, the Court entered an Order granting FingerMotion’s motion in part, permitting FingerMotion to serve Capybara Research via email. See Exhibit 7. (“With respect to Capybara Research, the Court is satisfied with Plaintiff’s showings that other means of service are impracticable and that its proposed service via email comports with due process”). 22. On November 16, 2023, FingerMotion filed a motion for alternative service on Appelboom via email pursuant to Fed. R. Civ. P. 4(f)(3) in which FingerMotion indisputably connects Appelboom to Capybara Research. See Exhibit 8. 3 FingerMotion is also represented by The Basile Law Firm, P.C. in its action against the Capybara Defendants. 4 See FingerMotion, Inc. v. Capybara Research et. al., Case No. 23-cv-09212-JPC (S.D.N.Y. Oct. 19, 2023), ECF 1. Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 4 of 19

5 23. On December 8, 2023, a separate lawsuit was filed in this District by Safety Shot, Inc.5 (“Safety Shot”) against the Capybara Defendants alleging claims for securities fraud and tortious interference with prospective business expectancy against the Capybara Defendants.6 See Exhibit 9. The Individual Behind Capybara Research and the Capybara Reports 24. In its filings, FingerMotion identified Appelboom as the individual who registered the Capybara Website using the email address igorappelboom@gmail.com. 25. Appelboom owns and operates an X account under the handle “@igorappelboom” to which Appelboom writes about his short selling of various stocks (“Appelboom Account”). See Exhibit 10. 26. The content Appelboom posts on the Appelboom Account is of identical subject matter to the content posted on the Capybara Account and contained in the Capybara Report—the short selling of the stock of publicly traded companies. 27. Pursuant to Exhibit 3 of FingerMotion’s motion for alternative service, on and before November 16, 2023, the Google profile for Appelboom’s email address, which registered the Capybara Website, showed a profile picture which was identical to the profile picture of the Appelboom Account7 .. See Exhibit 11 at 1-2. 5 Safety Shot is also represented by The Basile Law Firm, P.C. in its action against the Capybara Defendants. 6 See Safety Shot, Inc. v. Capybara Research et. al., Case No. 23-cv-10728 (S.D.N.Y. Dec. 8, 2023), ECF 1. 7 Along with the profile picture, the banner image associated with the Appelboom Account was previously of the Christ the Redeemer statue located in Rio de Janeiro, Brazil. See Exhibit 11 at 3; see also FingerMotion, Case No. 23-cv-09212-JPC, ECF 16-3. Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 5 of 19

6 28. Subsequent to the filing of FingerMotion’s motion for alternative service on Appelboom, and likely in response to avoid the arguments and allegations contained therein, Appelboom changed the banner image of his X account to be of the Burj Al Arab hotel in Dubai, UAE and removed the profile picture from his Google profile. See FingerMotion, Case No. 23- cv-09212-JPC, ECF 16-3; ECF 16-4; compare Exhibit 11 at 1-2 with Exhibit 11 at 3-4. 29. In analyzing the information contained in the filings of FingerMotion in its lawsuit against the Capybara Defendants identifying the email address associated with the registration of the Capybara Website domain (the website publicly associated with the Capybara Account), the name, X handle, previous banner image and subject matter of the posts of the Appelboom Account, and the previously identical profile pictures for both Appelboom’s email address’ Google profile and the Appelboom Account, Plaintiff is certain that both the Appelboom and Capybara Accounts are owned and operated by Appelboom. 30. As such, Plaintiff reasonably believes the Capybara Report was authored and published by Appelboom. The Capybara Reports 31. The First Capybara Report is filled with inaccuracies and misinformation intended to mislead investors and shareholders. 32. The First Capybara Report focuses on Plaintiff's history, management, business practices, and explicitly states that Plaintiff engages in deceitful and erratic business practices. 33. First, the First Capybara Report states that an increase in market price of Plaintiff’s common stock from $0.38 to $2.16 was intentionally “fabricated” by Plaintiff to avoid a limitation on the capital it was allowed to raise pursuant to its S-3 registration (“Shelf Offering), dated February 1, 2023, and At-The-Market Agreement with HC Wainwright. See Exhibit 2 at 22; Exhibit 12 at 3. Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 6 of 19

7 34. Second, the First Capybara Report states Chief Executive Officer of Knightscope William Li, and by extension Plaintiff, raises capital by “exploit[ing] unsuspecting investors by heavily promoting [its] stock[],” and that there was “a clear agenda in play to promote the stock.” See Exhibit 2 at 3. 35. Third, the First Capybara Report unambiguously states that either Plaintiff’s “equity will crater as extensive dilution is inevitable” or “it is likely that the company will file for bankruptcy.” See Exhibit 2 at 1. 36. The Second Capybara Report expands upon the inaccuracies contained in the First Capybara Report and facilitates additional misinformation aimed at additional damage to Plaintiff’s share price, business and reputation including stating Plaintiff is intentionally “obscur[ing] the true economics of the business and hid[ing] poor performance.” See Exhibit 4 at 1. Benzinga Facilitates Further Dissemination of the First Capybara Report 37. On July 17, 2023, Benzinga also posted two articles on its website entitled Watching Knightscope; Capybara Research Releases Short Report On Co Titled “Knightscope - From A RoboCop Inspired Fairytale To An Inevitable Dilution Dilemma $0.5 Target” and Knightscope Shares Tumble on Short Report: The Details, both of which spread the defamatory First Capybara Report to Benzinga subscribers and users of various brokerage services (the “Benzinga Articles”). See Exhibit 13. 38. The Benzinga Articles contained a link to the First Capybara Report on the Capybara Website, indicating the authors’ intent for readers to click the link to read the content of the defamatory article. Id. Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 7 of 19

8 39. Prior to the publication of the Benzinga Articles, a director at Benzinga reached out to William Li for a comment on the First Capybara Report. See id. at 5. Despite being aware of the content of the First Capybara Report, Benzinga proceeded to publish the Benzinga Articles. 40. The Benzinga Articles sparked fervent online discussion, as well as additional discussion of the First Capybara Report, on X, facilitating further dissemination of the defamatory First Report and causing additional interference with Plaintiff’s prospective business expectancy and share value. 41. To date, the Benzinga Articles remain unretracted on its website and are available for any Benzinga subscriber to view.8 Knightscope, Inc.’s Promotional Practices 42. The First Capybara Report states William Li, and by extension Plaintiff, raises capital by “exploit[ing] unsuspecting investors by heavily promoting [its] stock[],” and that there was “a clear agenda in play to promote the stock.” See Exhibit 2 at 3, 22. 43. The First Capybara Report further states that “Knightscope is known for its constant stock promotion” through the use of third parties such as the Stock Day Podcast, a company that Capybara Research alleges “receive[s] $ in exchange for promoting … mostly OTCs and shady businesses” and alleging Plaintiff “spend[s] more money and time on promoting their stock, vs anything else” by including a screenshot of various press releases and announcements by Plaintiff between May 16 and August 14, 2023. See id. at 27-31. 8 Happy Mohamed, Watching Knightscope; Capybara Research Releases Short Report On Co Titled “Knightscope - From A RoboCop Inspired Fairytale To An Inevitable Dilution Dilemma $0.5 Target” (July 17, 2023), available at https://www.benzinga.com/news/23/07/33249134/watching-knightscope-capybara-research-releases-short-report-on-co-titled-knightscope-from-a-robocop (last accessed December 20, 2023). See also Knightscope Shares Tumble on Short Report: The Details (July 17, 2023), available at https://www.benzinga.com/news/23/07/33253122/knightscope-shares-tumble-on-short-report-the-details (last accessed December 20, 2023). Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 8 of 19

9 44. While Plaintiff does engage in the employment of third parties for advertising and utilizes press releases to promote its business, none of Plaintiff's means of self-promotion are outside normal practices of promotion or advertising, as the First Capybara Report suggests. 45. The First Capybara Report does not explain how Li, and by extension Plaintiff, “exploit[s] unsuspecting investors” and, instead, only sought to mislead the public, tarnish Plaintiff’s reputation and depress Plaintiff’s share price so that Capybara Research can financially benefit from its disclosed short position in Knightscope. 46. Plaintiff, like every other public company, generates interest in its stock, but does not entice individuals to invest without a comprehensive understanding of fundamentals and risks, as the First Capybara Report suggests. 47. Being a public company, Plaintiff publicly files its quarterly and annual reports with the Securities and Exchange Commission. 48. The reports are available to the public and contain Plaintiff’s financial reports, risks, analysis, and ongoing litigation for investors and potential investors to read, understand, and appreciate. Knightscope, Inc.’s Valuation and Effect on Dilution 49. Plaintiff’s market capitalization on July 14, 2023, the trading day before the First Capybara Report was published, was over $166,966,700.9 See Exhibit 4 at 4. 50. On February 1, 2023, Plaintiff filed its Form S-3 in connection with its Shelf Offering, which contained two prospectuses: (i) the issuance and sale of up to $100,000,000 in the aggregate in KSCP common stock; and (ii) an At-The-Market Agreement with HC Wainwright 9 Market Capitalization = (Outstanding Shares * Market Price) = (75,380,000 * $2.215) = $166,966,700. Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 9 of 19

10 where up to $20,000,000 of KSCP common stock may be issued and sold through HC Wainwright, acting as KSCP’s sales agent. See Exhibit 12 at 3. 51. The First Capybara Report unambiguously states that, as a result of both the Shelf Offering and At-The-Market Agreement, either Plaintiff’s “equity will crater as extensive dilution is inevitable” or “it is likely that the company will file for bankruptcy.” See Exhibit 2 at 1. 52. The existence of both the Shelf Offering and the At-The-Market Agreement does not necessarily mean that KSCP stock dilution is inevitable, nor does it mean that it will have a negative effect on the value of KSCP’s stock, as the Capybara Report claims. Rather, the Shelf Offering and the At-The-Market Agreement would cause an increase in the interest of prospective and current investors to purchase KSCP common stock, which would result in the newly-issued KSCP stock being purchased on the market. As a result of the newly-issued stock being purchased, there would be minimal to no stock dilution, as any newly-issued stock may be purchased by current shareholders. 53. Further, as the Capybara Reports concede, both the Shelf Offering and the At-The-Market Agreement allow KSCP to issue KSCP common shares directly to the open market as a means to raise cash, which would benefit KSCP as a whole. Both the Shelf Offering and the At-The-Market Agreement allow Plaintiff to gain financing and working capital to fund its intended business plans which, in turn, will raise the value and result in the reverse dilution of the KSCP common stock. 54. Due to the effect of the Capybara Reports on the market price of KSCP stock to date, both the Shelf Offering and At-The-Market Agreement have become inherently less valuable and more dilutive. As a result of a 68.39% drop in the market price of KSCP stock, KSCP must Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 10 of 19

11 now sell 68.39% more shares of its stock in its Shelf Offering and At-The-Market Agreement to raise the same amount of capital. 55. As such, both the Capybara Report and the subsequent short selling of KSCP shares account for the decline in KSCP common stock, not Plaintiff’s announcement of the Shelf Offering or the At-The-Market Agreement. The Effect of the Capybara Reports on Knightscope, Inc.’s Market Value 56. Exactly one week before the First Capybara Report was released, on Monday, July 10, 2023, KSCP’s share price increased from $0.847 per share to $2.16 per share at the close of the market on Friday, July 14, 2023. See Exhibit 14 at 2. 57. On July 17, 2023, the date Capybara released the First Capybara Report, KSCP opened with a market price of $2.215 per share and closed with a market price of $1.66 per share, a staggering 28.64% decrease. Id. 58. During the week prior to the Second Capybara Report’s release, from Friday, August 11, 2023, KSCP’s share price continued to decrease from $1.50 per share to $1.29 per share at the close of the market on Friday, July 17, 2023. See id. at 3. 59. On August 18, 2023, the date the Second Capybara Report released, KSCP’s market price decreased to $1.26 per share. Id. 60. KSCP has 75.38 million shares outstanding.10 As a result of the drop in market price since July 17, 2023, the market capitalization11 of KSCP dropped from $166,966,70012 to 10 See Yahoo Finance, Knightscope, Inc. Share Statistics (last accessed December 20, 2023), https://finance.yahoo.com/quote/KSCP/key-statistics?p=KSCP. 11 Market capitalization refers to the total dollar market value of a company’s outstanding shares of stock or what the public market determines a company is worth. 12 Market Capitalization = (Outstanding Shares * Market Price) = (75,380,000 * $2.215) = $166,966,700. Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 11 of 19

12 $97,240,200,13 a difference of $71,987,900. To date, KSCP stock has not traded at the same value that the stock opened at on July 17, 2023, $2.215 per share.14 By extension, to date, Plaintiff’s market capitalization also has not rebounded to pre-July 17, 2023 levels. 61. Further, as a result of the Capybara Reports, short volume in KSCP rose significantly. On July 10, 2023, one week before the First Capybara Report was released, the short volume was approximately 3,569,113 shares shorted. On July 17, 2023, the short volume was approximately 8,096,563 shares shorted, more than 2.27 times the amount shorted a week earlier.15 The Capybara Reports Interfered with Knightscope, Inc.’s Natural Business Expectations 62. Plaintiff expected and anticipated natural volatility in the market value of its common shares on July 17, 2023, the date that the First Capybara Report was published and made available online to the public. 63. Plaintiff, and its shareholders, never expected the market value of its common stock to decline by 28.64% on July 17, 2023 as a result of the release of the First Capybara Report and by 68.39% to date. 64. Plaintiff, and its shareholders, expected only legitimate and natural market forces to impact the value of KSCP stock. 65. The Capybara Reports were external, non-natural forces that impacted the market value of KSCP common stock. 13 Market Capitalization = (Outstanding Shares * Market Price) = (75,380,000 * $1.26) = $94,978,800. 14 According to Yahoo Finance’s Historical Data, KSCP’s market price was $0.64 per share at the close of the trading day on November 30, 2023. See Yahoo Finance, Knightscope, Inc. Historical Data (last accessed December 20, 2023), https://finance.yahoo.com/quote/KSCP/history?p=KSCP. 15 Information gathered from FINRA, Daily Short Sale Volume Files (last accessed December 20, 2023), https://www.finra.org/finra-data/browse-catalog/short-sale-volume-data. Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 12 of 19

13 66. Plaintiff did not anticipate the Capybara Reports to be released, and certainly did not anticipate the Capybara Reports to contain any falsities, half-truths, and misleading statements that would negatively impact the value of its common stock and prospective business relations. 67. Upon information and belief, the Capybara Defendants knew and intended for the Capybara Reports to result in the decline in market value of KSCP common stock. 68. Upon information and belief, it was foreseeable to the Capybara Defendants that the Capybara Reports would result in a decrease in market value of KSCP common stock. 69. Upon information and belief, the Capybara Defendants knew that the Capybara Reports would harm Plaintiff’s reputation, and therefore, negatively impact Plaintiff’s prospective business relations. 70. But for the Capybara Reports, the market value of KSCP common stock would not have aggressively declined on and after July 17, 2023. 71. Additionally, but for the Capybara Reports, the daily short volume of KSCP common stock would not have been as substantial. The Capybara Defendants Knowingly Published False and Misleading Information in the Capybara Reports 72. The Capybara Defendants defamed Plaintiff by providing false information in the Capybara Reports about Plaintiff’s business practices to the general public resulting in damages to Plaintiff’s stock price, market capitalization, and reputation. 73. The Capybara Defendants’ defamatory statements were published in writing for the public to view. Specifically, the Capybara Reports are libel per se because the Capybara Reports state false facts that tend to injure Plaintiff concerning its business, trade, and profession. Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 13 of 19

14 74. The Capybara Defendants acted with actual malice or a reckless disregard for the truth because the Capybara Defendants knew that the statements contained within the Capybara Reports were false at the time of publishing, yet still proceeded to publish the Capybara Reports. 75. As of December 20, 2023, Capybara’s tweets disseminating the Capybara Reports have been viewed by the general public no less than 27,774 times combined. 76. To this day, the Capybara Reports are still available for the public to view and read on both the Capybara Website and X. 77. Plaintiff is not a public figure. 78. As a result of the Capybara Defendants’ false statements and misleading information in the Capybara Reports, the market value of KSCP stock has sharply declined, injuring Plaintiff and its shareholders, as well as injuring Plaintiff’s reputation, business, trade, and profession. FIRST CAUSE OF ACTION Securities Fraud Against the Capybara Defendants 79. Plaintiff repeats, reiterates, and re-alleges each and every allegation of the paragraphs as though fully set forth herein. 80. “It shall be unlawful for any person, directly or indirectly, by the use of the mails or any means or instrumentality of interstate commerce, or of any facility of any national securities exchange, or for any member of a national securities exchange to effect, alone or with one or more other persons, a manipulative short sale of any security.” 15 U.S.C. § 78i(d). 81. “It shall be unlawful for any person, directly or indirectly, by the use of any means or instrumentality of interstate commerce or of the mails, or of any facility of any national securities exchange—[t]o effect a short sale, or to use or employ any stop-loss order in connection with the purchase or sale, of any security other than a government security, in contravention of Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 14 of 19

15 such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors.” 15 U.S.C. § 78j(a)(1). 82. The Capybara Defendants made public communications in an effort to manipulate the general investing public into selling their KSCP shares or into opening short positions in order to capitalize on a drop in share price. This is confirmed by a disclosure in the First Capybara Report which states “[w]e hold a short position in shares of $KSCP….” See Exhibit 2 at 2; Exhibit 5 at 2. 83. The Capybara Defendants acted intentionally to drive down the price of KSCP common stock in a manipulative fashion. Because it held a short position, the Capybara Defendants would financially benefit from a decline in Plaintiff’s stock price. 84. The foregoing facts give rise to a strong inference that the Capybara Defendants acted with intentionality and recklessness as to how their public communication and the Capybara Reports would spread across social media and motivate investors to react by creating short selling downward pressure on KSCP’s market price. KSCP’s market price has not rebounded to pre-July 17, 2023 levels as the short selling of KSCP stock has increased dramatically. These short sales are directly caused by the Capybara Reports. 85. Plaintiff’s share value, business opportunities and shareholders’ long positions— which relied on an efficient market free of manipulation—were artificially manipulated to Plaintiff’s detriment, thereby causing Plaintiff damages in an amount to be proven at trial. 86. As a result, Plaintiff is further entitled to an award of attorney’s fees and costs pursuant to 15 U.S.C. § 78u-4(c), to the extent the Capybara Defendants interpose defenses in violation of Fed. R. Civ. P. 11(b). Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 15 of 19

16 SECOND CAUSE OF ACTION Tortious Interference with Prospective Business Expectancy Against the Capybara Defendants and Benzinga 87. Plaintiff repeats, reiterates, and re-alleges each and every allegation of the paragraphs as though fully set forth herein. 88. Plaintiff has and had a valid business expectation that its common stock will only be subject to normal, marketplace, and general business risks of investment. 89. The Capybara Defendants’ conduct was wrongful, because it involved illegal stock market manipulation in violation of federal securities laws quoted above. 90. The Capybara Defendants knew that Plaintiff, as well as holders of KSCP common stock, had an expectation that pure market forces, not false and manipulative public statements, would impact the value of their investments and equity. 91. The Capybara Defendants intentionally and directly caused a deluge of short selling trades, putting down pressure on Plaintiff’s stock price. 92. The Capybara Defendants’ conduct disrupted Plaintiff’s expectations of only legitimate market forces impacting the value of its stock. 93. Benzinga’s supplementary dissemination of the Capybara Reports caused additional third-parties, including investors, to short Plaintiff’s common stock, directly causing additional downward pressure on Plaintiff’s share price. 94. Plaintiff had a valid business expectation that it would be able to sell its shares of common stock at a higher price or would be able to realize an increased market price. 95. Plaintiff suffered damages as a result of the tortious interference in its business expectancy as a result of Defendants’ actions. 96. Accordingly, Plaintiff is entitled to damages in an amount to be determined at trial. Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 16 of 19

17 THIRD CAUSE OF ACTION Defamation Against the Capybara Defendants and Benzinga 97. Plaintiff repeats, reiterates, and re-alleges each and every allegation of the paragraphs as though fully set forth herein. 98. The Capybara Defendants made malicious and knowingly false assertions of fact—not opinions—tending to harm the reputation, prospects for success and profitability, the legal legitimacy, and character of Plaintiff. 99. The assertions of fact constitute libel, and more specifically, libel per se. 100. The Capybara Defendants have caused damage to Plaintiff in a direct and proximate fashion for which demonstrable damages have been sustained, as particularly shown by the KSCP market fluctuations and stock prices. 101. The Capybara Defendants acted with reckless disregard as to the truth or falsity of their assertions. 102. There is no public figure, public official, or public comment immunity or qualified immunity for the defamatory statements made by the Capybara Defendants. 103. Upon information and belief, the Capybara Defendants sought to or actually did enrich themselves by injuring Plaintiff’s reputation for the Capybara Defendants’ own financial gain or reputational enhancement. 104. The Capybara Defendants’ conduct is over the level of reprehensibility so as to justify the imposition of exemplary and punitive damages in an amount of a proportion to the actual damages thereby caused. 105. Further, in the Benzinga Articles, Benzinga re-published a link to the defamatory First Capybara Report on its website, effectively republishing the First Capybara Report and Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 17 of 19

18 expanding the audience beyond X users who were aware of the links posted on the Capybara Account. See Exhibit 13. 106. Any article authored and published by Benzinga is available on its own website for Benzinga subscribers to view. 107. Further, when Benzinga articles are published to its website, they are also displayed as news articles on investor’s brokerage accounts. 108. The Benzinga Articles sparked fervent online discussion, as well as renewed discussion of the First Capybara Report on X, facilitating further dissemination of the defamatory First Capybara Report, causing additional damage to Plaintiff’s share price and reputation. 109. To date, the Benzinga Articles remain unretracted on its website and are available for any Benzinga subscriber to view. 110. Accordingly, Plaintiff is entitled to damages in an amount to be determined at trial. 111. Plaintiff hereby demands a trial by jury and declines to waive the same. PRAYER FOR RELIEF WHEREFORE, Plaintiff seeks a Verdict and Judgment against Defendants as follows: A. Awarding Plaintiff compensatory, special, incidental and punitive damages, in an amount to be determined at trial, plus post-judgment interest at the legal rate from the date of the verdict until paid in full; B. Awarding attorneys’ fees and costs to the extent available under 15 U.S.C. § 78u-4(c), together with post-judgment interest at the legal rate from the date of judgment until paid in full; C. Issuing an order directing the Capybara Defendants to publicly retract the Capybara Report in writing; Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 18 of 19

19 D. Issuing an injunction preventing the Capybara Defendants from communicating about Plaintiff on any social media website or posting articles about Plaintiff on its website, except for a public written retraction of the Capybara Report; E. Issuing an order directing Benzinga to remove and publicly retract the Benzinga Articles republishing the First Capybara Report, in writing; and F. Awarding such other just and/or equitable relief as this Court deems necessary. DATED: December 20, 2023 Respectfully submitted, THE BASILE LAW FIRM P.C. /s/ Waleed Amer Waleed Amer, Esq. Mark R. Basile, Esq. 390 N. Broadway, Ste. 140 Jericho, NY 11753 Tel.: (516) 455-1500 Fax: (631) 498-0748 Email: waleed@thebasilelawfirm.com mark@thebasilelawfirm.com Attorneys for Plaintiff Knightscope, Inc. Case 1:23-cv-11050 Document 1 Filed 12/20/23 Page 19 of 19

Exhibit 1 Case 1:23-cv-11050 Document 1-1 Filed 12/20/23 Page 1 of 3

Case 1:23-cv-11050 Document 1-1 Filed 12/20/23 Page 2 of 3

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f- Capybara Research 39 posts Case 1:23-cv-11050 Document 1-1 Filed 12/20/23 Page 3 of 3

Exhibit 2 Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 1 of 32

Capybara Research Jul 16 14 min read Knightscope (KSCP) - From a RoboCop Inspired Fairytale to an Inevitable Dilution Dilemma $0.5 target Updated: Jul 17 Disclosure: We hold a short position in shares of $KSCP and firmly believe that its equity will crater as extensive dilution is inevitable. Otherwise, it is likely that the company will file for bankruptcy. • Knightscope claims their robots “fight crime” but in reality, are more like “roombas” with cameras. • Knightscope is negative on cash and needs to dilute • Has an active $93m shelf (+ ATM) from which it can issue shares • As of 7/14/23 it is no longer subject to Baby Shelf Rule (can dilute full $93m now) • Funds its operations through toxic dilution and crowdfunding • Revenues have flatlined for the last few years f Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 2 of 32

Summary Introduction Pre-IPO Financing The K5 Robot (flagship) What are Knightscope's customers/ saying? Financials Truth on their Revenues/Growth Cash Position Dilution (ability to raise cash) Summary of ATM Usage + Insider Sells Management CEO William Santana Li and his disastrous track record. Stock Promotion + Marketing Spend Summary Knightscope ($KSCP), is a self-proclaimed American security camera and robotics company established in 2013 which builds Autonomous Security • Revenues have flatlined for the last few years • Despite $10s of millions in marketing • And $10s of millions in R&D • Cash burn continues to increase, and the promise of profitability is nowhere near • Founder and CEO has a track record of failed ventures, but an amazing ability to continuously raise capital • Knightscope’s services are heavily disliked, and customers aren’t satisfied with their services Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 3 of 32

Robots (ASR’s). Since its establishment, it has managed to capture attention with its laughable attempts at innovation with “security” robots that resemble rejected Star Wars characters. The company parades itself as a solution for surveillance, but a closer look reveals a company that is more smoke and mirrors than actual substance. In this report, we will dissect Knightscope's impending dilution, highlighting its consistent lack of profitability, inability to scale, ineffective robotic technology, lack of customer satisfaction and the threat of delisting from Nasdaq. As of Friday, the company is no longer under the “Baby Shelf” rule (which limits dilution via Shelf Registration), and is now able to utilize the $100m shelf to its full capacity. As is outlined in the “Financial” section, it will become clear how necessary it is for Knightscope to dilute stock in order to raise capital. Also highlighted is the company's consistent usage of its “At-The-Market '' agreement with HC Wainwright (known for facilitating share dilution for questionable small-cap companies with a history of cash burn, and lack of shareholder value creation), that ultimately led to a -75% move with only a few shares issued (annotated chart later in the document) . We believe there is a clear agenda in play, with the stock running from $0.38 to $2.16 within a short time frame on no substantial news, and that the company's shares will experience a significant decline with or without dilution. Introduction Founded in 2013 by William Santana Li, Knightscope presents its CEO as a successful leader with a track record of creating substantial value. Li's previous venture, Carbon Motors Corporation, aimed to build purpose-built police cars but ultimately failed after a decade-long struggle, including a rejected government loan request (more on Li in”Management”). This history raises doubts about Li's ability to deliver success in the security niche. Nevertheless, Li has proven to be adept at raising funds through various means; however, our concern lies in his best asset, which appears to be the ability to exploit unsuspecting investors by heavily promoting stocks and companies, thereby raising questions about his ethical practices and intentions. Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 4 of 32

and intentions. Knightscope stoops to a remarkably low level by shamelessly leveraging tragedies such as the "Sandy Hook" shootings, the "Boston bombings," and the 9/11 attacks as a means to promote their company. This exploitative tactic demonstrates a disturbing lack of moral integrity, as they attempt to capitalize on these horrific events while conveniently concealing the fact that their product, a "roomba" with a camera as we like to call it, would offer little to no actual effectiveness in preventing or addressing such incidents. Later we go over what the community as well as customers actually think about them. Pre-IPO Financing Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 5 of 32

Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 6 of 32

Prior to going public, Knightscope funded most of its activities through crowdfunding. As of April 22, 2021 Knightscope had raised a total of $64.6 million using equity crowdfunding.


INVEST IN KNIGHTSCOPE TODAY!
Fully Autonomous Security Robots
Knightscope builds Autonomous Security Robots in Silicon Valley (Made in the USA us) that are patrolling across the country 24/7/365 to secure the places you live, study, work, and ...
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Offering Closed
This Reg A+ offering is made available through StartEngine Primary, LLC. This investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment.
$21,073,070 Raised
OVERVIEW
ABOUT
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DISCUSSION
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ABOUT
HEADQUARTERS
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Knightscope builds Autonomous Security Robots in Silicon Valley (Made in the USA us) that are patrolling across the country 24/7/365 to secure the places you live, study, work, and visit. With over 28,000 investors and over $70 million raised since inception, including $10+ million in lifetime revenue, Knightscope is reimagining public safety at a time when the Nation needs it most.
Offering Closed
PREVIOUSLY CROWDFUNDED
$43,535,226
RAISED
$21,073,070
INVESTORS
12,805
MIN INVEST
$500
VALUATION
$447M

Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 7 of 32

After its initial crowdfunding raises, Knightscope announced they will not be raising any additional capital. Not long after in a 1-SA (filed 9/28/21), Knightscope dropped this bombshell:

Liquidity and Capital Resources

As of June 30, 2021, and December 31, 2020, we had $12.0 million and $7.1 million, respectively, of cash and cash equivalents. As of June 30, 2021, the Company also had an accumulated deficit of approximately $92.3 million, negative working capital of $6.6 million and stockholders' deficit of $88.8 million. These factors raise substantial doubt regarding our ability to continue as a going concern. We have financed our operations through a combination of debt financing and rolling close equity investments, including the Regulation A and Regulation D Offerings (defined below) and private placements of our Series m-3 and Series m-2 Preferred Stock. The Company has also continued to pursue private placements of Series S Preferred Stock. As of June 30, 2021, there has been no private placement of Series S Preferred Stock. On April 20, 2021, the Company entered into a Referral Agreement with Dimension Funding, LC ("Dimension"), whereby the Company can generate up to $10 million of immediate cash flow by referring its clients to Dimension for financing of their annual fees over the MaaS subscription term. This agreement enables the Company to quickly offset the up-front costs associated with building and deploying ASR's by accelerating collection of its accounts receivable. In addition, On April 21, 2021, the Company's 2020 Regulation A Offering terminated, generating approximately $18.8 million, net of issuance costs, in proceeds as of the date of this report. In connection with the 2020 Regulation A Offering, the Company conducted its final closing on August 20, 2021. As of September 24, 2021, the Company's cash balance was approximately $10 million. The Company has projected operating losses and negative cash flows of approximately $1.5 million per month for the next several months. Without additional equity fundraising, typically and historically conducted on a rolling close basis, or debt financing, the Company will not be solvent after the second quarter of 2022. There can be no assurance that the Company will be successful in acquiring additional funding at levels sufficient to fund its future operations beyond this period. If the Company is unable to raise additional capital in sufficient amounts or on terms acceptable to it, the Company may have to significantly reduce its operations, delay, scale back or discontinue the development of one or more of its platforms or discontinue operations completely.

"Without additional equity fundraising, typically and historically conducted on a rolling close basis, or debt financing, the Company will not be solvent after the second quarter of 2022."

And subsequently this led to another crowdfunding, in which this time the promise was to be finally going public.

Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 8 of 32

A cursory review of Knightscope's 1-SA filings reveals a pattern of statements akin to the one mentioned above (including the recent 10-K), where it becomes apparent with minimal due diligence that the company heavily relies on continuous funding. They often assert having sufficient capital, only to subsequently declare the need for further funding, perpetuating a seemingly endless cycle. This raises concerns about the company's transparency, financial stability, and their ability to provide accurate and reliable information to investors.

Upon its Nasdaq debut, Knightscope concluded its Regulation A Offering on January 26, 2022, successfully issuing 2,236,619 shares of Class A common stock and generating approximately $19.5 million in net proceeds.

Public crowdfundings are often viewed negatively due to their inherent drawbacks. Generally, there is heightened risk associated with early-stage ventures, liquidity concerns, lack of regulatory oversight and inadequate investor protections.

This article provides a good overview on the problems with crowdfunding equity.

Nanalyze

During the concluding crowdfunding campaign, Li drew comparisons between Knightscope's aspiration to go public and the trajectory of companies like $FUV that followed the same path. There is no issue in that, until you see what happened to $FUV's stock price, which has experienced a staggering 99% decline from it's all-time high.

Another company which went public after raising funds in a similar fashion was $AMV (current ticker $NXU, is also down 99% from its ATH).


William
Active
But there is no guarantee the shares I purchase will eventually be listed on Nasdaq. I could purchase them and they may not be listed?
Ah so similar to what Acrimoto did. They used Reg A+ to have an IPO I believe.

Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 9 of 32



Nothing in life is guaranteed. But we are 100% focused on the public listing as we have announced (i.e., I legally as an officer of the Company cannot promise you something like that).

Yes, Arcimoto and handful of companies have done it. We have 28,000+ investors and we wanted to have them have first crack at it. Main Street first, Wall Street second.

At this point it should be already clear, that Knightscope along with its founder William Li, has proved itself in the ability to secure fund raising whilst seemingly burning through cash and providing zero value to investors.

The K5 Robot (flagship)

Before we take a look at Knightscope's financials, let's take a look at its "Suicidal Robot(s)" which people decided to invest their money into.

According to the Bureau of Labor and Statistics, a security guard’s job is to “guard, patrol, or monitor premises to prevent theft, violence, or infractions of rules” We will mainly be looking at its flagship robot, the K5. A 300 lb+ hunk of metal, which appears to be a knock-off copy of R2D2 that doesn’t even have a functioning arm. So yes, throwing a blanket over K5 would render it useless. Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 10 of 32

In simple terms, the Knightscope robot is highly ineffective, with a maximum speed of 3 mph that falls short of even a six-year-old's running pace. Its primary purpose seems to be limited to monitoring, making it questionable to spend $1200 per week (at a cost of $7 per hour) on a malfunctioning robot that not only ignores people in distress but has also been known to run over a toddler's foot in past incidents, even at such slow speeds. Such occurrences raise serious concerns about the safety and reliability of the robot, making its use both impractical and potentially harmful. The cost outweighs the benefits, making it an impractical and unreliable investment. In a specific incident at a local park (Huntington), when a fight broke out, the Knightscope robot failed to respond appropriately. When a woman attempted to utilize the robot's emergency alert button, it persistently instructed her to "step out of the way." As the altercation continued, the robot carried on rolling down the sidewalk, playing a whimsical tune from its speakers, and sporadically reminding bystanders to "please keep the park clean." This lack of responsiveness and misplaced behavior raises serious doubts about the robot's effectiveness in handling real-time emergencies and its ability to fulfill its intended security functions. Subsequently, it was discovered that the emergency calls made by the woman during the park fight were actually directed to Knightscope's headquarters. This revelation suggests that the primary objective of the robot was not to address security concerns but rather to intermittently remind park visitors to "please keep the park clean." This revelation further reinforces the notion that the robot's focus and capabilities are far from being aligned with effective security measures, raising doubts about its true purpose and usefulness in critical situations. NBC Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 11 of 32

Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 12 of 32

Our favorite incident was when the Knightscope robot faced off against a "drunk man" and ended up being overpowered and tipped over. This episode makes their "Robots Winning Against Crime," statement almost comical. CNET A further incident occurred at a shopping mall in 2016, where the 300 lb+ K5 robot collided and ran over a 16-month-old toddler and continued operating without immediate intervention. This raises concerns about Knightscope's ability to ensure basic safety protocols. This incident proves that Knightscope’s robots, can't even follow "Asimov's first law of robotics," which prioritizes the protection of human life above anything else. As competition in the robotics industry grows, and with advancements in AI, the achievement of full autonomy becomes more accessible, posing challenges for Knightscope and the competition it may face. The mother of the toddler involved in the incident commented, "The robot hit my son's head, and he fell down facing the floor, but the robot didn't stop, it just kept moving forward." The parents of the toddler also stated that the robot ran over his right foot, causing swelling, and he suffered a scrape on his leg. The intensity of the toddler's crying following was reported by witnesses as a concern for the robot's potential to cause distress rather than prevent. It is common to see videos like this on Youtube when searching for videos on Knightscope, clearly showcasing its best asset is to entertain children's attention and irritate anyone passing by with its annoying and loud sounds. Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 13 of 32

What are Knightscopes customers/ saying? Well as one might imagine with a $7 per hour malfunctioning robot, many of them aren’t happy and not renewing contracts, lets take a look at a few. Trinity Metro - Fort Worth Take Trinity Metro, who began a pilot test for the K5 Robot, Sundance in May of 2020 to patrol the Fort Worth Central Station lobby area. As is with many customers who introduce Knightscope’s services it is done so in addition to “existing physical security staff patrols, providing video surveillance capabilities in the regions that had limited use of cameras”. These were the costs per month of each of Knightscopes Services. K-5 Robot (1): $6,500 SCOT Towers (2): $2,190 each ROSA Devices (5): $730 each The monthly leasing costs were a whopping $14,530 per month, for basically glorified cameras. And, “another pertinent fact is “that Sundance” has damaged the floor at Fort Worth Central Station, which requires repairs costing nearly $75,000.00.” As one might expect, Trinity Metro decided to end the pilot for all Knightscope services. Trinity Metro Hayward The city of Hayward dispatched its robot in a city parking garage in 2018, the following year, a man attacked and knocked over the robot, and no Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 14 of 32

one ended up being arrested, showing the lack of care by the department for its “property”. Then in 2020 the city did not renew after spending $137,000. When Hayward’s chief information officer was asked about whether the city had seen any concrete evidence of a crime reduction from the robot, Kostrzak did not provide any. Previously, Knightscope had promoted notable clients such as the Sacramento Kings and Westfield Valley Fair Mall in Santa Clara. However, it is worth noting that these clients no longer maintain contracts with Knightscope. Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 15 of 32

PG&E PG&E, a California utility company who recently pleaded guilty to 84 wildfire deaths, employed Knightscope’s robots, but that too, didn’t go too well. With the robot roaming along the sidewalks, being a nuisance to pedestrians, bystanders, locals etc. A bartender who worked close by said, “It’s creepy. No one likes this. Just — no one likes this,” Emily, a 25-year-old bartender at The Homestead, located across from PG&E’s property. Another local resident living near PG&E’s land, said that the robots were “especially troubling,” because “the robot annoys the hell out of anyone trying to do as much as just stand here,” and moreover, “We can hear the annoying sound that the robot makes all day long, including when we’re trying to sleep at night.” Well, those locals would be happy to hear that recently PG&E decided not to continue with the security robot experiment as a PG&E spokesperson said they “will not be continuing with plans to deploy the unit at our Folsom location." zdnet Here is a demonstration of the exact robot in question from the PG&E location, from the quotes above: Youtube ••• Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 16 of 32

Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 17 of 32



<u>Knightscope's Customers Per Website</u>

There are only two companies on Knightscope's website that show examples of crime being reduced. Huntington park, which had the "fighting incident" described previously. Years later and Huntington park still only has one robot deployed, surely if it was so effective the county would allocate more funds into Knightscope's services.

The other, a Las Vegas police department. Whose only reported benefit has been seeing a drop in 911 calls. That's it


Significant Drop in 911 Calls
911 CALLS
Top 3
Under Top 10
Source: Las Vegas Review-Journal; Liberty Village Apartment

Knightscope Crime Financials Kngihtscope charges monthly revenues for their ASR’s ranging from $3000 to $8500 per month. And since 2015 have been receiving paid orders. And for the first 2 years revenue grew quickly, but until the IPO stage revenue pretty much flatlined, even with the tens of millions of $ they spent which they received through financing, and all of their investments into R&D. It is now 10 years after its founding, and they just figured out how to “detect gunshot sounds,” something we believe the human ear can do as well, one really wonders what truly happens to all this R&D spend. Since 2020, its spend on R&D has been on average around 137% of its annual revenue. Truth on their Revenues/Growth -- ---------- Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 18 of 32

One might say all their R&D/cash burn is “finally” starting to pay off, with revenue increasing 64.1% in 2022. However that is not all the truth. They had an increase in customers and machines from 9 in 2016 to 30 in 2018, 14 machines to 52 machines, respectively. Which represents the significant jump in revenue from 2016 > 2018. From 2017 to 2018, customers dropped from 30 to 23, then stayed the same into 2019. In 2018, they stopped sharing how many customers and machines they had. But clearly, since their revenues flatlined, you can assume they've been relatively flat since. In 2022, they had a significant revenue jump however, "The increase was due to the Company’s acquisition of CASE during the fourth quarter of 2022." As such, Knightscope has shown its consistent inability to generate any growth in revenues over the last 5 years. Knightscope Revenue ( illions) 6 4 2 0---- 2015 Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 19 of 32

Cash Position (estimate) On disclosed statements The real problem lies in the company's cash position and profitability. They will not be able to continue further without capital raise. Taken from their latest 10Q, for Q1 2023: “If the Company is unable to raise additional capital in sufficient amounts or on terms acceptable to it, the Company may have to significantly reduce its operations, delay, scale back or discontinue the development of one or more of its platforms or discontinue operations completely.” Pro eeds Cas A End of 01 T rough AT Post 01 Tl ro gl Con Posto Cash Bur Esti a e /1 115 Curre t Cash illi ns 2.50 ..20 1 - 8 - .30 Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 20 of 32

As of 3/31/23 (end of Q1) $KSCP has cash equivalents of $2.48 million. Cash Burn Estimate 4/1 > 7/15: In Q1, $KSCP burnt just under $6.6 million which is ~$2.2 million per month. As of 7/15/23 3 months and 2 weeks have passed since end of Q1. This comes out to ~$8 million burnt. As is disclosed in their “NOTE 9: Subsequent Events” section of their 10Q. From April 1, 2023 to May 11, 2023, the Company sold 5,404,207 shares and raised $3.2 million via their ATM program generating approximately $3.2 million of proceeds” And “ issued 1,954,344 shares of common stock to holders of the 2022 Convertible Notes for settlement of conversion of an aggregate principal amount of approximately $1.0 million.” Estimated, Knightscope currently has -$1.32 million in cash. Here is a look at Knightscope’s cash equivalents, note since its IPO, it has just been burning through cash, and the only thing to account for it has been a small increase in revenues. $KSCP heavily relies on its ability to dilute as a means to continue operations. Cash Equivalents (Millions) SKSCP 25 20 - Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 21 of 32

Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 22 of 32


10
5
0
Q1 '21
Q2 '21
Q3 '21
Q4 '21
Q1 '22
Q2 '22
Q3 '22
Q4 '22
Q1

Dilution (ability to raise cash)

This is where $KSCPs, active shelf registration, comes into play.

On 2/1/23, Knightscope filed an S-3 registration for a total of $100 million, and subsequently an At-The-Market agreement for $20 million with HC Wainwright (capacity of ATM at $13.2 million now).

https://www.sec.gov/cgi-bin/browse-edgar?filenum=333-269493&action=getcompany

But here's the catch, prior to Friday's (7/14/23) close of $2.16, KSCP was subject to the IB6 (known as Baby shelf rule) which states that "if the value of a company's public float is less than $75m, it can only raise ⅓ of its float value over the previous 12-month period." i.e. Considering recent dilution via ATM, they were extremely limited in how much they could raise.

However on Friday with a close of $2.16, KSCPs public float value was > than $75 million, which takes them off this restriction, so now $KSCP is able to raise the full value of the remaining shelf.

We believe $KSCP has fabricated this recent move from $0.38 to $2.16 and will fully take advantage of their new ability to raise funds as it is now no longer restricted by the “Baby Shelf” Rule. Either via its ATM program, or through an offering. Here is a table summarizing the amount they were able to raise as a result of Baby Shelf and the recent runup. Note, Baby Shelf once lifted, sustains until the next 10-K is filed. So for the next year, Knightscope will be free to raise any amount registered on the shelf. This is why we believe there was a clear agenda in play to promote the stock, and get its stock price higher over the last 3 weeks. Knightscope also has a small amount of warrants (1.1 million) at $3.25 remaining to be exercised. 1/3 Float Value Total raIBed Amount Float (m) Highest 60 Day Close Floa Value (m) if <S75 past 12 months Raisab e (m) via shelf Prior Close 7/14123 40.0 2.16 86.4 6.6 93 No more Baby shelf 7/13123 40.0 1.57 62.8 20.9 6.6 14.3 7/12123 40.0 1.56 62.4 20.8 6.6 14.2 7/11/23 40.0 1.16 46.4 15.5 6.6 8.9 7/10123 40.0 0.85 34.0 11.3 6.6 4.7 7f7/23 40.0 0.84 33.6 11.2 6.6 4.6 7(6123 40.0 0.7 28.0 9.3 6.6 2.7 7(5123 40.0 0.7 28.0 9.3 6.6 2.7 Pior to runup 6/26123 40.0 0.57 22.8 7.6 6.6 1.0 Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 23 of 32

Summary of ATM Usage + Insider Sells Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 24 of 32

Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 25 of 32


Chief Design Officer sells ALL his shares
0.00
Oct
Nov
Dec
Jan 2023
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Arith

Just during Q1 which is when the Shelf/ATM was filed, Knightscope "issued 3,573,536 shares of Class A Common Stock under the at-the-market offering program for net proceeds of approximately $3.4 million, net of brokerage and placement fees of approximately $0.1 million."

Also. "From April 1, 2023 to May 11, 2023, the Company sold 5,404,207 shares of Class A Common Stock, generating approximately $3.2 million of proceeds, net of commissions and other issuance costs, under the Company's at-the-market offering program"

Also Chief Design Officer Lehnhardt Aaron J exercised stock options, and sold shares immediately. At a price of $0.41, now owns 0 shares.

1. Name and Address of Reporting Person * Lehnhardt Aaron J (Last) (First) (Middle) C/O KNIGHTSCOPE, INC. 1070 TERRA BELLA AVENUE (Street) MOUNTAIN VIEW CA 94043	2. Issuer Name and Ticker or Trading Symbol Knightscope, Inc. [KSCP] 3. Date of Earliest Transaction (Month/Day/Year) 06/02/2023 4. If Amendment, Date of Original Filed (Month/Day/Year)	5. Relationship of Reporting Person(s) to Issuer (Check all applicable) Director 10% Owner X Officer (give title below) Other (specify below) Chief Design Officer 6. Individual or Joint/Group Filing (Check Applicable Line) X Form filed by One Reporting Person

Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 26 of 32

(City) (State) (Zip)

Form filed by More than One Reporting Person

Table I - Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned

1. Title of Security (Instr. 3)	2. Transaction Date (Month/Day/Year)	2A. Deemed Execution Date, if any (Month/Day/Year)	3. Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed Of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4)	6. Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7. Nature of Indirect Beneficial Ownership (Instr. 4)
			Code	V	Amount	(A) or (D)	Price			
Class A Common Stock	06/02/2023		M[1]		238,000	A	$ 0.16	238,000	D	
Class A Common Stock	06/02/2023		S		238,000	D	$ 0.4143 [2]	0	D	

Management

<u>Board</u>

There are 4 board members:

- William Santana Li: Robotics
- Linda Keene Solomon: Consulting and government sales
- Patricia L Watkins: Sales and marketing
- Patricia Howell: Operations

BoD has NO relevant experience:

- No law enforcement experience
- No criminal justice experience
- No community safety experience

Only one board member (Howell) has work experience actually delivering a physical product. The others have spent their careers in sales, marketing, and consulting. CEO William Santana Li and his disastrous track record. As we mentioned earlier, Li is an expert at raising money and losing it all in failed ventures. First of all, his bio is not accurate. To say it’s exaggerated would be quite generous. For a public company CEO, we think Li has embellished his resume far too much. GreenLeaf LLC GreenLeaf touted by Li as securing $250 million for the project ended up being sold at a loss by Ford. “At the age of 28, Bill was the youngest senior executive at Ford Motor Company worldwide.” - official bio (https://www.knightscope.com/board-of-directors) Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 27 of 32

Looking at Ford’s it is evident that there are only two mentions of GreenLeaf LLC. These mentions can be found in the 2000 and 2001 10-K filings. However, no financial information or specific details regarding GreenLeaf are provided in these filings. Ford ended up breaking up the business into small pieces and then reselling it back to the people they originally had bought it from. Autoserviceworld Carbon Motors Corporation As mentioned earlier, Carbon Motors Corporation, a business in the same realm as Knightscope, was a complete disaster. In its 10 years of existence, the company appears to have delivered 0 police vehicles. Carbon Motors failed and rather than own the failure, Li blamed it on the DOE, because they had rejected the company’s application for a $310 million government-funded loan. Build-To-Order, Inc and Model E Corporation Model E Corporation was a startup that without success tried to sell build-to-order cars via the internet. Computerworld. Rather than admit his company was a failure, Li proved once again his ability to raise funds and sought more investors to merge it with Flint Inc. Then abandoned Model E Corp’s business plan of subscription auto services and started over with a plan to sell customized cars on the internet. “Build-To-Order” Build-To-Order ceased operations in 2002, after 1 year. Stock Promotion + Marketing Spend Knightscope is known for its consistent stock promotion, with Li frequently appearing on CNBC and on Mad Money, as a means to promote the stock for his crowdfunding campaign. For starters take a look at the amount of PR’s (not all) in the last 2 months: 07/14 09 35 00 BW KSCP Knightscope Announces Automated Gunshot Detection Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 28 of 32

Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 29 of 32

Always having PR marathons, rarely disclosing any details of new orders, contracts etc. But with the amount of deals they seem to close, one would think their revenue would achieve substantial sequential growth. Mr Li has also frequently appeared on the “Stock Day Podcast” , a company whose means of business is to receive $ in exchange for promoting companies. But one quick look at their website, and you get an idea of the type of companies they promote, mostly OTCs and shady businesses. • Login I Streaming News I 111 Stock Day Media O Podcast[m) CID StreamingNews[ii3 4) Most Active .I About Us & ListOfOTCCompanies m!l!l!lm\l )(-00501) IONI 0 1949 (0) UCLE0074O(-0.0005) ENZC00455O(-00009) MullenAutomotIv0 1566 (0) NOSUF 0070(0022) OPLS0.00335 (0) TPTW0001 (0) IOEX0.09210(-00048) KAVL0 76460(-00048) RNVA0000001 (0) VPER0 0004 0(-0.0 FEATURED CONTENT BREAKING NEWS! ~: Turnaround Story of 2023 :~ ~-'- RNVA _ .. _}II- •~ ~· O. Enter T.cker Symbol StockDayMedia Com ief.fMl;@Wll;MI Office Hours: 9:00 AM-4:00 PM (ESTI Monday• Thursday Call: 602·821·1102 LATEST NEWS JULY 11.2023 Panacea Life Sciences Holdings. Inc. Enters Into Agreement to Natural Health and Wellness Chain of Retail Locations in Tampa, Florida PODCAST EPISODES Stock Day Media ""' ""' I-ON Digital Corp, Discusses Acquisi Stoel: 0,yMed~ l•ON Digital Corp. Discusses Acquisition of Orebits Corp. Pare-... 10:53 TC BioPharm CEO, Bryan Kobel, is Featured on The Stock Day.. 1&06 Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 30 of 32

One may argue the recent runup is because of recent analyst coverage. On 6/23/23, Ascendiant initiated with a Buy, $3.5 target.. Ascendiant also believes the company will not be profitable until at least 2025, and mentions cash a concern, and the need to raise capital within Q2/Q3. Overall we believe this is a very poorly made report that fails to address multiple issues with the company, take a look at it for yourself Ascendiant Report Whilst Ascendiant claims they have received no compensation, we find that hard to believe. Once again Li/Knightscope has been behind the campaigning for this price target, posting several PRs across several days on it, as well as audio promotion. Chart on its marketing spend Cingulate Announces Positive Top-Line Results from Phase 3 Adult Efficacy and Safety Trial of CTx-1301 (dexmethylphenidate) for ADHD JULY 13,2023 FLUENT Opens 32nd Medical Cannabis Dispensary in Crestview Knightscope Discusses Significant Revenue Growth and 2023 ... 7:11 SmartCard Marketing Systems, Inc. Al Runway and New Chan... 8:19 Openlocker Holdings, Inc. Discusses NIL Summit Results and... 10:<M Mar eting v Revenue LE D RKE I G • • • Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 31 of 32

Knightscope somehow seems to spend more money on marketing than it generates in revenue. For a company that benefits from going direct to clients to showcase their services sure does spend a lot of money on marketing. Tie this up with the amount of PR’s they put out, and you can just infer they spend more money and time on promoting their stock, vs anything else. Extra KSCP also received notice from the Nasdaq that it is not in compliance with the minimum bid rule. In which it will need to close above $1 per share for 10 consecutive business days to regain compliance. 1£ 0 0 e 8 I er 6 < 0 c( (/) 2 0 Year Case 1:23-cv-11050 Document 1-2 Filed 12/20/23 Page 32 of 32

Exhibit 3 Case 1:23-cv-11050 Document 1-3 Filed 12/20/23 Page 1 of 2

Case 1:23-cv-11050 Document 1-3 Filed 12/20/23 Page 2 of 2

Exhibit 4 Case 1:23-cv-11050 Document 1-4 Filed 12/20/23 Page 1 of 11

Capybara Research Aug 19, 2020 8 min read More Problems at Knightscope (Supplemental to our initial report) Following the release of their recent 10Q, and upon uncovering new information we believe the company is deteriorating at a faster pace then we previously expected. Disclosure: We hold a short position in shares of $KSCP . • Large scale dilution: shares outstanding increased by more than 50% in 3 months, from 43.9M to 67.2M. • Knightscope prides themselves as being a future robot company but the majority of their revenue increase isn't actually robots. • Stock is likely only at these prices due to its heavy promotion targeting retail investors, consisting of almost daily PRs of new contracts with no details, running google ads and more. • After Q3 2021, Knightscope stopped reporting important KPIs for the robot business. We believe this is an intentional effort to obscure the true economics of the business and hide poor performance. 2021, 2020, 2019, 2018 • Sales of call boxes is subsidizing the failed robot biz. Unfortunately, for Knightscope, call boxes are a highly competitive, low-margin business. • The company’s cash position is worse than it appears, we believe the company has insufficient cash-on-hand to service its existing contracts and will need to raise more capital. • From reviewing Knightscope contracts and speaking with customers, we believe Knightscope is discounting their products to boost sales. • When customers finance their purchase, Knightscope is compensating the finance company by applying another discount of 9-12%. • On top of the finance discount, when a customer defaults on their financing, Knightscope assumes 50% of the loss. • Snuck in a Bond offering to retail of $10mln (Noteworthy they mentioned this at the very end of a prerecorded video but unheard in their earnings report) • Knightscope’s independent auditor, BPM states that there is “Substantial Doubt about the Company's Ability to Continue as a Going Concern” • If Knightscope goes bankrupt, like Li’s previous company, common shareholders will get nothing because they’re liquidation rights are superseded by debt holders and 4 classes of preferred shares. f Case 1:23-cv-11050 Document 1-4 Filed 12/20/23 Page 2 of 11

Case 1:23-cv-11050 Document 1-4 Filed 12/20/23 Page 3 of 11

superseded by debt holders and 4 classes of preferred shares.

- We believe the interests of management are not aligned with other shareholders and that common shareholders bear substantially all the risk of the Company failing.
- While the company performed poorly in 2022, CEO Li and his wife were paid over $2 million by Knightscope. Li even received a substantial raise.
- Management owns a minority of shares but has virtual control of the Company through super-voting shares that get 10 votes each.
- There are numerous red flags which indicate accounting issues and lead us to question the accuracy of the Company's financial statements.
- Knightscope disclosed material weaknesses in internal controls over financial reporting in years 2022[1][2], 2021, 2020, 2019, 2017, 2016, 2015, and 2014.
- On January 26, 2023, half of the non-employee directors voluntarily resigned from the Company's board: Kristi Ross, Jackeline Hernandez Fentanez and Suzanne Muchin.
- After repeated accounting challenges, Knightscope hired Mallorie Burak as CFO, who was fired from her last role for what the CEO alleged were significant material weaknesses in internal control.
- CFO Mallorie Burak is neither a licensed CPA or CFA.
- Knightscope changed auditors on Nov. 2 2020 while the annual audit was likely underway. The Company switched from E&Y to the less reputable firm BPM LLP.
- Knightscope's new auditor, BPM LLP, was censured and fined $50k less than a month ago by the PCAOB. The partner in question is the same one responsible for the Knightscope audit.

Dilution - Update

As per our initial report, we were confident Knightscope would have to Dilute shares through its ATM agreement. And as expected they did. From July 1, 2023 to August 11, 2023, the Company sold 3,764,215 shares of Class A Common Stock.

From July 1, 2023 to August 11, 2023, the Company sold 3,764,215 shares of Class A Common Stock, generating approximately $3.5 million of proceeds, net of commissions and other issuance costs, under the Company's at-the-market offering program.

Case 1:23-cv-11050 Document 1-4 Filed 12/20/23 Page 4 of 11

SEC

But the sweet kicker here is that just in the last 3 months, shares Outstanding increased from 43,917,405 to 67,267,946! (May 2nd > August 5th)

Company has also resorted to doing toxic convertible note deals which allow shares to be issued at a discount to the market in this case the deal was done at 85% of the VWAP of the Common Stock. In essence Note holders would always be converting and selling shares for a profit. The lower the price goes, the more shares can be issued. And as of the latest 10-Q we can now see the extent to which this caused dilution.

This led to 10,432,428 shares being converted and sold into market, for just $6 million at a conversion price of ~0.58

2022 Convertible Notes and Common Stock Warrants

On October 10, 2022, we entered into a securities purchase agreement with an accredited investor (the "Buyer"), pursuant to which we sold and issued to the Buyer in a private placement (i) senior secured convertible notes in an aggregate principal amount of $6.075 million (the "2022 Convertible Notes"), at an initial conversion price of $5.00 per share of Class A Common Stock, subject to adjustment upon the occurrence of specified events described in the 2022 Convertible Notes, and (ii) warrants to purchase up to 1,138,446 shares of Class A Common Stock with an initial exercise price of $3.25 per share of Class A Common Stock, exercisable immediately and expiring five years from the date of issuance (the "2022 Common Stock Warrants" and, together with the 2022 Convertible Notes, the "2022 Convertible Notes Offering"), for $5.0 million of gross proceeds.

During the six-months ended June 30, 2023, we issued 10,432,428 shares of Class A Common Stock in connection with various conversions of the 2022 Convertible Notes by the Buyer, representing an aggregate principal amount of $6.075 million. As of June 30, 2023, the entire outstanding principal balance of the 2022 Convertible Notes was fully retired. The 2022 Common Stock Warrants remain outstanding.

KSCP 2023-06-30 10-Q.pdf

Even with all this dilution, Knightscope’s balance sheet has barely benefited from this… Problems with their cash flow In our original report we reiterated the fact that one of Knightscope’s main issues is their cash burn, and low levels of cash on hand. Based on their new cash burn, and cash at end of Q2, we estimate they have ~$2.9m cash on hand as of 8/15/23. Barely enough to last them until the end of the quarter. To alleviate their cash problem, Knightscope has been selling their future income streams to a financing company for up-front cash. This has allowed the company to continue operating despite mounting losses, but the company is spending money that it needs to service the contracts it’s already sold. This strategy is not sustainable and we believe the company will need to raise significant amounts of capital to fill the growing deficit and continue operating. Problems with their Margins Net Margin Q2 2023 vs. Q1 2023: The net margin worsened from -84.41% in Q1 2023 to -134.61% in Q2 2023. For a company with limited margins and limited revenue gross from what they don't say isn't their robots, it seems profitability may be a long way. What happened to disclosing Robots? After Q3 2021, Knightscope stopped reporting essential KPIs for the robot business. We believe this is an intentional effort to obscure the true economics of the business and hide poor performance. 2021, 2020, 2019, 2018 Discounting Robots, and bad financing practices --- --- --- ---- Case 1:23-cv-11050 Document 1-4 Filed 12/20/23 Page 5 of 11

Discounting Robots, and bad financing practices Also, to generate sales, Knightscope is heavily discounting their products. Additionally, when a customer finances their purchase, KSCP applies another 9-12% discount to compensate the financing company, Dimension Funding LLC. SEC #15 On top of the 9-12% fee, Knightscope assumes 50% of the loss when a customer defaults SEC #14 SRs Revenue Contribution: Despite being a robotics-oriented company, Knightscope's revenue from its robotics division, particularly from its Autonomous Security Robots (ASRs), remains relatively modest. In the most recent reporting period, revenue directly attributed to ASRs increased by approximately $0.1 million. This indicates that while robotics is a central aspect of their branding, it currently accounts for a relatively small portion of their overall revenue. CASE Acquisition Impact: A pivotal driver of Knightscope's recent revenue growth stems from its strategic acquisition of CASE. The integration of CASE's capabilities has significantly bolstered the company's revenue. Notably, the acquisition has led to an increase in maintenance and service revenue of approximately $0.7 million. This can be attributed to services related to installed Blue Light Towers, E-Phones, Call Box products, and the deployed ASRs. This shift in revenue composition highlights the strategic importance of diversification beyond core robotic offerings. In essence, while Knightscope's branding highlights robotics as a central focus, the revenue generated from ASRs is relatively limited. The acquisition of CASE has emerged as a key driver of recent revenue growth and not their robots.. Accounting Problems There are numerous red flags which indicate accounting issues and lead us to question the accuracy of the company’s financial statements. Knightscope has disclosed instances of material weaknesses in internal controls over financial reporting in years 2022 [1][2], 2021, 2020, 2019, 2017, 2016, 2015, and 2014. The company claimed repeatedly to have fixed the deficiencies only to disclose problems again soon after. Case 1:23-cv-11050 Document 1-4 Filed 12/20/23 Page 6 of 11

State that the financials from 2014, 2015, 2016 were not to be relied on. SEC After repeated accounting challenges, Knightscope hired Mallorie Burak as CFO, who was fired from her last role for what the CEO alleged were significant material weaknesses in internal control. Further, Burak is neither a licensed CPA or CFA. We believe Knightscope’s accounting challenges contributed to its decision in 2020 to switch auditors from E&Y to the less reputable firm BPM LLP. Knightscope changed auditors on Nov. 2 2020 while the annual audit was likely underway. Changing auditors at the end of the year is highly unusual and often indicates problems with a company’s accounting. SEC Knightscope’s new auditor, BPM LLP, was censured and fined $50k less than a month ago by the PCAOB for falsely claiming to be an “independent” auditor when in fact the firm had been providing services to the client. The audit partner in question is the same one responsible for KSCP’s audit. Pcaobus Issues with CFO The Company's CFO, Mallorie Burak, was fired from her previous position as CFO of Thin Film Electronics. Thin Film’s CEO stated that Burak was terminated for “her significant error in forecasting company cash” and for the theft of $236,000 by a computer hacker, “largely attributable to Ms. Burak’s failure to maintain adequate safeguards and approval protocols for the transfer of large sums of money.” MALLORIE BURAK VS THIN FILM ELECTRONICS INC, Case No. 20CV367979 Burak then went on to sue Thin Film, which was on the brink of insolvency, to get liquidation preferences for her severance pay over the claims of creditors and shareholders. MALLORIE BURAK VS THIN FILM ELECTRONICS INC, Case No. 20CV367979 CEO’s Compensation Case 1:23-cv-11050 Document 1-4 Filed 12/20/23 Page 7 of 11

Case 1:23-cv-11050 Document 1-4 Filed 12/20/23 Page 8 of 11

William Santana through his investor presentations continuously presents himself as a large Knightscope shareholder, and how important it is for him to work on getting the stock price up.

However, while the company performed poorly in 2022, CEO Li and his wife were paid over $2 million by Knightscope. And despite the company's horrible performance and plummeting share price, Li's pay more than doubled from the year before, and both he and his wife received substantial bonuses.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Total ($)
William Santana Li	2022	496,907	278,261	635,896	1,411,064
Chairman and Chief Executive Officer	2021	300,000	230,000	—	530,000
Mallorie Burak	2022	344,391	264,457	238,564	847,412
President and Chief Financial Officer	2021	250,000	205,000	3,038,387	3,493,387
Mercedes Soria (2)	2022	344,391	164,457	210,595	719,443
Chief Intelligence Officer					

It is clear to us that William Santans primary goal is likely to keep the company afloat, one of his methods to raise cash now is a "Retail Bond Offering"

Also, the super-voting shares (10 votes / share) effectively takes control from shareholders and gives it to the founders whose interests do NOT align with shareholders.
SEC

Bankruptcy + Bond Offering

Knightscope is also looking to raise $10 million through a "Bond Offering" targeted at retail. Because of their deteriorating financials, we believe the Company is finding it difficult to raise from institutional investors. Adding to the Company's difficulties, they're paying exorbitant fees in the

Case 1:23-cv-11050 Document 1-4 Filed 12/20/23 Page 9 of 11

bond offering lowering the actual amount raised by the company to approximately 90% of the nominal offering, based on the Company's disclosures and our estimations.

We also believe it's important to note the auditor's disclosure about "substantial doubt about the Company's ability to continue as a going concern."

Substantial Doubt about the Company's Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's recurring losses from operations, available cash and cash used in operations raise substantial doubt about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Knightscope's independent auditor, BPM states that there is "Substantial Doubt about the Company's Ability to Continue as a Going Concern"
SEC

If Knightscope goes bankrupt, like Li's previous company, common shareholders will get nothing because they're liquidation rights are superseded by debt holders and 4 classes of preferred shares.
SEC

Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Offering Statement on Form 1-A of our report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) dated March 31, 2023, relating to the consolidated financial statements of Knightscope, Inc., which appears in such Offering Statement.

/s/ BPM LLP

Case 1:23-cv-11050 Document 1-4 Filed 12/20/23 Page 10 of 11

/s/ BPM LLP

San Jose, California
August 14, 2023

SEC

Promotion scheme continues / Targeting unsophisticated retail investors using a feel-good story that has no substance

Knightscope continues to put out press releases of new contracts/deals, take a look for yourself what one of their PR's looks like which never discloses any details:

Robot Roadshow Scheduled to Land in Philadelphia August 23-24

MOUNTAIN VIEW, Calif.--(BUSINESS WIRE)-- Knightscope, Inc. [Nasdaq: KSCP] ("Knightscope" or the "Company"), a leading developer of autonomous security robots and blue light emergency communication systems, today announced a new contract with a self storage company for an initial order of five K5 Autonomous Security Robots ("ASRs"). The client is one of the fastest-growing self-storage platforms in the United States with assets located primarily in high-density, urban markets.

This press release features multimedia. View the full release here: https://www.businesswire.com/news/home/20230817946881/en/



Knightscope Inks Deal with Major Player in Self Storage (Photo: Business Wire)

Knightscope's K5 ASRs will patrol five storage locations – two in the Portland area and three others in California – to help mitigate risk and elevate the protection offered to tenants and their belongings. In addition to their security duties, the robots will broadcast helpful messages to passersby and act as brand ambassadors. Based on the success of these initial deployments, the client will be considering deployments at many other store locations.

According to industry analysts, the global self-storage market was valued at $54 billion in 2022. Projections show growth at a CAGR of 7.53% with an expected market value of $83.6 billion by 2027 with 90 percent of worldwide self-storage inventory is in the U.S. Security at these facilities is one of the primary marketing tools and, if upgraded beyond competitors, affords owners the ability to maximize occupancy while increasing revenue per square foot.

Learn More

Knightscope's ASR services and industry leading emergency communications products help better protect public spaces. To learn more about Knightscope's Hemisphere, Blue Light Emergency Communication Systems or its fully Autonomous Security Robots, book a discovery call or demonstration now at www.knightscope.com/discover.

Knightscope's Robot Roadshow is Coming to Philadelphia Suburbs

Knightscope's Robot Roadshow will be landing in Warminster, PA, on August 23-24, 2023, at The Fuge located at 780 Falcon Cir, Warminster, PA 18974. The Roadshow will be open from 10:00am to 2:00pm Eastern Time.

The Robot Roadshow is an engaging experiential event, allowing potential clients and the general public to participate in expert-led demonstrations in a climate controlled, space-age "pod" where attendees may experience the self-driving, electric technologies that are already helping protect the places people live, work, study and visit from Hawaii to Texas to Pennsylvania. Visitors will be able to interact directly with Autonomous Security Robots, test a blue light emergency phone, and see the Knightscope Security Operations Center (KSOC) user interface in action.

Watch a brief video of the Robot Roadshow at the Tesla Takeover here.

The Robot Roadshow is free to attend for everyone. Those wishing to schedule a time to get one-on-one attention may book a Pod visit here.

Case 1:23-cv-11050 Document 1-4 Filed 12/20/23 Page 11 of 11

Fun Fact: Knightscope was the first AD to show when searching in google, terms like "What stock should I buy" "Best AI Stock"

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Disclaimer: Opinion, Not Financial Advice

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Exhibit 5 Case 1:23-cv-11050 Document 1-5 Filed 12/20/23 Page 1 of 5

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Exhibit 6 Case 1:23-cv-11050 Document 1-6 Filed 12/20/23 Page 1 of 9

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK FINGERMOTION, INC., Plaintiff, v. CAPYBARA RESEARCH, JOHN DOES 1-10, Defendants, and, WIX.COM, LTD., Nominal Defendant. CIVIL ACTION NO. 1:23-cv-09212-JPC MEMORANDUM OF LAW IN SUPPORT OF PLAINTIFF’S EX PARTE MOTION FOR PERMISSION TO SERVE DEFENDANTS VIA ELECTRONIC MAIL Submitted By, Mark R. Basile, Esq. THE BASILE LAW FIRM P.C. 350 N. Broadway Suite 140 Jericho, NY 11753 Tel.: (516) 455-1500 Fax: (631) 498-0478 Email: mark@thebasilelawfirm.com Attorneys for Plaintiff FingerMotion, Inc. Dated: October 31, 2023 Case 1:23-cv-09212-JPC Document 9 Filed 10/31/23 Page 1 of 8 Case 1:23-cv-11050 Document 1-6 Filed 12/20/23 Page 2 of 9

1 Plaintiff FingerMotion, Inc. (“FingerMotion,” “FNGR” or “Plaintiff”) respectfully submits this Memorandum of Law in support of its Motion for an Order permitting Plaintiff to serve Defendant Capybara Research (“Capybara” or “Defendant”) and John Doe Defendants 1- 10 (“Doe Defendant(s),” together with Capybara, the “Capybara Defendants”) its summons and complaint via electronic mail pursuant to Rule 4(e)(1) of the Federal Rules of Civil Procedure and New York’s Civil Practice Law and Rules § 308(5) on the ground that the Capybara Defendants have acted anonymously and have no known address, as fully set forth hereafter and in Plaintiff’s Complaint (ECF 1). PRELIMINARY STATEMENT FingerMotion is a publicly traded mobile services corporation incorporated in Delaware and headquartered in Singapore. FingerMotion operates an additional office in New York City, New York. FingerMotion’s stock can be purchased and sold on the NASDAQ Stock Market, a stock exchange based in New York City, New York, under the ticker symbol FNGR. Capybara is a “short selling research firm” with an unknown principal place of business and operated by an anonymous individual or individuals, the Doe Defendant(s). The Capybara Defendants write, and subsequently self-publish, articles referred to as “short seller reports.” A short seller will release a short seller report in an attempt to persuade the general investing public to sell shares of, or open a short position in, a specific stock, usually one the author holds a short position in, with the intent to drive the price of that stock down to financially benefit from their short positions. The Capybara Defendants operate a Twitter account under the handle “@CapybaraShort” (“Capybara Short Account”). The @CapybaraShort account was created in July 2023. See Exhibit 1. The Capybara Defendants also operate a website, hosted by Wix.com, Ltd. (“Wix”), Case 1:23-cv-09212-JPC Document 9 Filed 10/31/23 Page 2 of 8 Case 1:23-cv-11050 Document 1-6 Filed 12/20/23 Page 3 of 9

2 to which Capybara’s self-published articles are posted (the “Capybara Website”).1 The Capybara Defendants operate both the Capybara Website and Capybara Short Account anonymously and have concealed their identity while making their public communications. On October 3, 2023, Capybara posted a link to Twitter to a self-published short report on the Capybara Website titled FingerMotion: A Serial Case of Stock Promotion That Will End In Shareholder Dilution. $1 Target (the “Capybara Report” or the “Report”). See Exhibit 2. As of October 16, 2023, Capybara’s tweet has been viewed by the general public no less than 59,300 times. See Exhibit 3. On October 4, 2023, FNGR issued a press release in response to the Capybara Report (the “Response”). See Exhibit 4. In its Response, FNGR states the Capybara Report contains “many errors, unsupported speculations and inaccurate interpretations of events.” Id. at 1. As a result of the Capybara Report, FNGR’s stock price has dropped dramatically and internet media outlets have branded FNGR as a “‘short and distort’ target,” significantly impairing FNGR’s share value, business opportunities and shareholder’s long positions. See Exhibit 5. On October 24, 2023, in an act of retaliation for filing the complaint, Capybara posted a series of tweets further disparaging FNGR in an additional attempt to impact the market price of FNGR stock and harm the public perception and reputation of FNGR as to its business and its directors, affirmatively causing further damage to FNGR’s market price and market capitalization. See Exhibit 6, 7. FACTUAL BACKGROUND A. FingerMotion is Unable to Ascertain the Identities of the Capybara Defendants The Capybara Defendants both communicate with the public and operate the Capybara Website and Capybara Short Account anonymously. Both the Capybara Website and Capybara 1 The URL for Capybara’s website is https://www.capybararesearch.com/. Case 1:23-cv-09212-JPC Document 9 Filed 10/31/23 Page 3 of 8 Case 1:23-cv-11050 Document 1-6 Filed 12/20/23 Page 4 of 9

3 Short Account are devoid of any identifying information, including the name of the author of the Capybara Report and the address Capybara operates from. The only identifying information available to the public is an email address listed on the home page of the Capybara Website. On October 11, 2023, the email address listed on the Capybara Website was contact@capybararesearch.com. See Exhibit 8 at 1. Subsequent to the filing of Plaintiff’s complaint, the email address used by the Capybara Defendants was changed to capybararesearch@proton.me (“Proton Mail Address”). Id. at 2. As of October 31, 2023, the Proton Mail Address is the most recently disclosed email address of the Capybara Defendants. Plaintiff’s counsel has exhausted all possible avenues to ascertain the true identity of the Capybara Defendants including an internet search via Google, searching through the Capybara Short Account’s posts, searching for a contact page on the Capybara Website, searching the U.S. Securities and Exchange Commission’s EDGAR database, and searching for information regarding the registration of the Capybara Website’s domain. The Capybara Website domain was registered on July 16, 2023 and is currently hosted by Wix. To register the Capybara Website domain, the Capybara Defendants were required to submit identifying information such as their name, phone number, address, and email address to Wix (such identifying information, together with the Capybara Defendant’s Internet protocol address, “the Capybara Defendants’ Identity”). See Exhibit 9. Wix is the sole custodian of the Capybara Defendants’ Identity as information relating to the registration of the Capybara Website is unavailable to the public. See Exhibit 10. As the only identifying information available to Plaintiff is Capybara’s email address, Plaintiff requires this Court’s permission to serve the Defendants via electronic mail. Case 1:23-cv-09212-JPC Document 9 Filed 10/31/23 Page 4 of 8 Case 1:23-cv-11050 Document 1-6 Filed 12/20/23 Page 5 of 9

4 ARGUMENT I. PLAINTIFF IS REQUIRED TO SERVE THE CAPYBARA DEFENDANTS VIA ELECTRONIC MAIL BECAUSE THE CAPYBARA DEFENDANTS’ IDENTITIES ARE UNKNOWN “Unless federal law provides otherwise, an individual—other than a minor, an incompetent person, or a person whose waiver has been filed—may be served in a judicial district of the United States by following state law for serving a summons in an action brought in courts of general jurisdiction in the state where the district court is located or where service is made.” Fed. R. Civ. P. 4(e)(1). “Personal service upon a natural person shall be made … in such manner as the court, upon motion without notice, directs, if service is impracticable under paragraphs one, two and four of this section.” N.Y. CPLR § 308(5). See also Snyder v. Energy, Inc., 19 Misc. 3d 954, 962 (N.Y. Cty. Ct. April 4, 2008) (Authorizing service via e-mail when the defendant’s address was unknown and service by conventional means was impracticable); FTC v. Pecon Software Ltd., 2013 WL 4016272, at *5 (S.D.N.Y. Aug. 7, 2013) (“Service by email alone comports with due process where a plaintiff demonstrates that the email is likely to reach the defendant”); ATMO, LLC v. Bedford Asset Mgmt., LLC, 2015 WL 3457452, at *9 (S.D.N.Y. June 1, 2015) (Holding courts can approve of service by email if the email address is indisputably connected with the defendant and the account is active and has been recently used); Dobkin v. Chapman, 21 N.Y. 2d 490, 498 (2008) (In devising appropriate forms of alternate service, courts have wide latitude to “fashion . . . means adapted to the particular facts of the case before it.”). Critical facts in determining whether service by email to an address listed on a website is appropriate include whether the party to be served maintains the website, monitors the email, or would be likely to receive information transmitted to that address. See Ehrenfeld v. Salim a Bin Mahfouz, 2005 WL 696769 , at *9 (S.D.N.Y. Mar. 23, 2005). Case 1:23-cv-09212-JPC Document 9 Filed 10/31/23 Page 5 of 8 Case 1:23-cv-11050 Document 1-6 Filed 12/20/23 Page 6 of 9

5 Plaintiff is unable to ascertain the true name(s) and address(es) of the Capybara Defendants. The Capybara Defendants both communicate with the public and operate the Capybara Website and Capybara Short Account anonymously. Both the Capybara Website and Capybara Short Account are devoid of any identifying information aside from the Proton Mail Address listed on the Capybara Website. Plaintiff has exhausted all possible avenues to ascertain the true identity(ies) and address(es) of the Capybara Defendants including an internet search via Google, searching through the Capybara Short Account’s posts and replies on Twitter, searching for a contact page on the Capybara Website, searching the U.S. Securities and Exchange Commission’s EDGAR database, and searching for information regarding the registration of the Capybara Website’s domain. See Decl. of Mark R. Basile, ¶ 8. As it stands, without the true name(s) and address(es) of the Capybara Defendants, it will be impracticable for Plaintiff to properly serve the Capybara Defendants through conventional means prescribed in CPLR § 308(1), (2), and (4) by either (1) delivering the summons within the state to the Capybara Defendants personally, (2) delivering the summons within the state to a person of suitable age and discretion at the actual place of business, dwelling place or usual place of abode of the person to be served and by either mailing the summons to the person to be served at his or her last known residence or by mailing the summons by first class mail to the person to be served at his or her actual place of business, or (4) by affixing the summons to the door of either the actual place of business, dwelling place or usual place of abode within the state of the person to be served and by either mailing the summons to such person at his or her last known residence or by mailing the summons by first class mail to the person to be served at his or her actual place of business. See Decl. of Mark R. Basile, ¶ 9. See also Dobkin, 21 N.Y.2d at 501 (affirming orders Case 1:23-cv-09212-JPC Document 9 Filed 10/31/23 Page 6 of 8 Case 1:23-cv-11050 Document 1-6 Filed 12/20/23 Page 7 of 9

6 granting alternative service when it was impracticable to serve the defendants in a traditional manner when the defendants’ whereabouts were unknown). Subsequent to the filing of Plaintiff’s complaint on October 19, 2023, the Capybara Defendants created a new email address, the Proton Mail Address, and replaced the email address that was on the Capybara Website’s home page and “Contact” page. It is indisputable that the Proton Mail Address is linked to the Capybara Defendants as the address is located on the Capybara Website, a link to which is publicly posted to the Capybara Short Account. Further, it is also indisputable that the Proton Mail Address is the Capybara Defendant’s active and most recently used email address as the Proton Mail address was created and made publicly available within the last twenty days. As such, service by email to the Proton Mail Address currently on the Capybara Website is highly likely to reach the Capybara Defendants. See ATMO, LLC, 2015 WL at *9. See also Zanghi v. Ritella, 2020 WL 6946512 at *9 (S.D.N.Y. November 25, 2020) (granting plaintiff leave to serve defendant via email after finding there was evidence that the defendant used the email address within the last year). Therefore, Plaintiff requests this Court grant permission to serve the Capybara Defendants its summons and complaint via email pursuant to C.P.L.R. § 308(5). CONCLUSION There is no question that the Capybara Report significantly harmed Plaintiff both publicly and financially. Plaintiff brought its complaint not only to protect itself from the falsities that have been spread amongst Twitter users, but also to prevent such other articles from being authored and published by the same self-interested individual or individuals which would further harm its own financial interests, as well as those of its shareholders. Plaintiff and its shareholders have been financially harmed, through no fault of their own, as a result of the actions of one or more selfish, Case 1:23-cv-09212-JPC Document 9 Filed 10/31/23 Page 7 of 8 Case 1:23-cv-11050 Document 1-6 Filed 12/20/23 Page 8 of 9

7 cowardly individuals who decided to anonymously betray the public’s trust in a fair and open market for a handful of silver pieces. As such, Plaintiff has demonstrated the need to serve the Capybara Defendants via email. For the reasons stated herein, Plaintiff’s motion should be granted, the Court should order the clerk of the court to accept a summons in the form annexed hereto as Exhibit 11, and authorize Plaintiff to serve said summons via email to capybararesearch@proton.me. Case 1:23-cv-09212-JPC Document 9 Filed 10/31/23 Page 8 of 8 Case 1:23-cv-11050 Document 1-6 Filed 12/20/23 Page 9 of 9

Exhibit 7 Case 1:23-cv-11050 Document 1-7 Filed 12/20/23 Page 1 of 4

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK ---------------------------------------------------------------------- FINGERMOTION, INC., Plaintiff, -v-CAPYBARA RESEARCH et al., Defendants. ---------------------------------------------------------------------- X : : : : : : : : : : : X 23 Civ. 9212 (JPC) ORDER JOHN P. CRONAN, United States District Judge: On October 31, 2023, Plaintiff moved ex parte for a Court order allowing service of copies of the Complaint, Dkt. 1, and a proposed summons on Defendants Capybara Research and John Does 1 through 10 via email pursuant to Federal Rule of Civil Procedure 4(e)(1) and New York Civil Practice Law and Rules (“CPLR”) section 308(5). See Dkts. 9 (“Motion”); 9-11 (“Proposed Summons”). “Federal Rule of Civil Procedure 4(e) provides, inter alia, that an individual may be served pursuant to the procedures allowed by state law in the state in which the district court is located.” Day v. Slothower, No. 21 Civ. 1188 (PAE), 2021 WL 6427556, at *1 (S.D.N.Y. Apr. 27, 2021). CPLR section 308(5), in turn, allows for personal service to be made on a natural person “in such manner as the court, upon motion without notice, directs, if service is impracticable” under certain other provisions of that section. N.Y. C.P.L.R. § 308(5). “Section 308(5) requires a showing of impracticability, under the facts and circumstances of the case, but does not require proof of due diligence or of actual prior attempts to serve a party under the other provisions of the statute.” Day, 2021 WL 6427556, at *1 (internal quotation marks omitted). In addition, the Court has an obligation to ensure that Plaintiff’s proposed method of service comports with due process, which “require[s] that any means of service be reasonably calculated, under all circumstances, to apprise interested parties Case 1:23-cv-09212-JPC Document 10 Filed 11/06/23 Page 1 of 3 Case 1:23-cv-11050 Document 1-7 Filed 12/20/23 Page 2 of 4

2 of the pendency of the action and afford them an opportunity to present their objections.” F.T.C. v. PCCare247 Inc., No. 12 Civ. 7189 (PAE), 2013 WL 841037, at *4 (S.D.N.Y. Mar. 7, 2013) (internal quotation marks omitted). With respect to Capybara Research, the Court is satisfied with Plaintiff’s showings that other means of service are impracticable and that its proposed service via email comports with due process. Turning to the former, Plaintiff’s counsel submits that he attempted many “possible avenues to ascertain the true name(s) and address(es) of the Capybara Defendants”; these “includ[ed] an internet search via Google, searching through the Capybara Short Account’s posts and replies on Twitter, searching for a contact page on the Capybara Website, searching the U.S. Securities and Exchange Commission’s EDGAR database, and searching for information regarding the registration of the Capybara Website’s domain.” Dkt. 8 (“Basile Declaration”) ¶ 8. The Court concludes that these attempts adequately illustrate impracticability of service on Capybara Research. See Bozza v. Love, No. 15 Civ. 3271 (LGS), 2015 WL 4039849, at *1 (S.D.N.Y. July 1, 2015) (“Courts have found the impracticability standard met where, despite a diligent search, a plaintiff has demonstrated that her efforts to obtain information regarding the defendant’s current residence or place of abode through ordinary means had proven ineffectual.” (internal quotation marks and alterations omitted)). As for due process, “service by email alone comports with due process where a plaintiff demonstrates that the email is likely to reach the defendant.” Day, 2021 WL 6427556, at *1 (approving email service under Rule 4(e)(1) and CPLR section 308(5)); Sirius XM Radio Inc. v. Aura Multimedia Corp., No. 21 Civ. 6963 (GHW) (SDA), 2022 WL 1046767, at *8 (S.D.N.Y. Apr. 6, 2022) (recommending that a motion to dismiss be denied because, inter alia, email service sufficed under Rule 4(e)(1) and CPLR section 305(5)), report and recommendation adopted, 2022 WL 1266741 (S.D.N.Y. Apr. 28, 2022). Here, Plaintiff has made a sufficient showing that the service through the provided email address is likely to reach Capybara Research, given that Capybara Research currently Case 1:23-cv-09212-JPC Document 10 Filed 11/06/23 Page 2 of 3 Case 1:23-cv-11050 Document 1-7 Filed 12/20/23 Page 3 of 4

3 directs individuals to that email address on the contact page of its website, see Dkt. 9 at 7. Cf. Zanghi v. Ritella, No. 19 Civ. 5830 (NRB), 2020 WL 6946512, at *2 (S.D.N.Y. Nov. 25, 2020) (“In cases where courts have approved of service by email, plaintiffs typically introduced evidence that (1) the email address is indisputably connected with the defendant, such as the defendant . . . publicly advertising that email address as a means to conduct official business with the defendant, and (2) the account is active and has been recently used.” (collecting cases)). However, the Court will deny Plaintiff’s request with respect to the John Doe Defendants. Service of process generally cannot be effected on John Doe defendants before their names and addresses have been identified. See, e.g., Brown v. Annucci, No. 19 Civ. 9048 (VB), 2019 WL 7288871, at *1 (S.D.N.Y. Dec. 30, 2019) (ordering the plaintiff to provide more information about a John Doe defendant so that the defendant could be served). This denial is therefore without prejudice to Plaintiff moving again for alternative service once it has identified sufficient information about the John Doe Defendants such that service of process can be effected on them. For the foregoing reasons, Plaintiff’s motion for alternative service is granted solely with respect to Capybara Research. This Order, however, is without prejudice to Capybara Research challenging the sufficiency of service when it appears. Plaintiff shall serve a copy of the Summons, Complaint, and this Order to Capybara Research by emailing capybararesearch@proton.me. Plaintiff is further ordered to file proof of service of these three documents on ECF. The Clerk of Court is respectfully directed to close Docket Number 7. SO ORDERED. Dated: November 2, 2023 __________________________________ New York, New York JOHN P. CRONAN United States District Judge Case 1:23-cv-09212-JPC Document 10 Filed 11/06/23 Page 3 of 3 Case 1:23-cv-11050 Document 1-7 Filed 12/20/23 Page 4 of 4

Exhibit 8 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 1 of 24

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK FINGERMOTION, INC., Plaintiff, v. CAPYBARA RESEARCH, JOHN DOES 1-10, Defendants, and, WIX.COM, LTD., Nominal Defendant. CIVIL ACTION NO. 1:23-cv-09212-JPC MEMORANDUM OF LAW IN SUPPORT OF PLAINTIFF’S EX PARTE MOTION TO AMEND THE CASE CAPTION, FOR PERMISSION TO FILE AN AMENDED COMPLAINT AND FOR PERMISSION TO SERVE FOREIGN DEFENDANT VIA ELECTRONIC MAIL Submitted By, Mark R. Basile, Esq. Waleed Amer, Esq. THE BASILE LAW FIRM P.C. 390 N. Broadway, Suite 140 Jericho, NY 11753 Tel.: (516) 455-1500 Fax: (631) 498-0478 Email: mark@thebasilelawfirm.com waleed@thebasilelawfirm.com Attorneys for Plaintiff FingerMotion, Inc. Dated: November 16, 2023 Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 1 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 2 of 24

CaSasle:2323-cv-09210-50PCDoDuroemte1n+816FileFdle12/21/01232Pagee2 of 2423

TABLE OF CONTENTS

Page

TABLE OF AUTHORITIES ii

FACTUAL BACKGROUND 1

ARGUMENT 6

I. THE DOE DEFENDANT HAS BEEN IDENTIFIED AND PLAINTIFF REQUESTS THAT THE CAPTION BE AMENDED TO REFLECT THE DOE DEFENDANT'S TRUE IDENTITY AND THE DISMISSAL OF NOMINAL DEFENDANT 6

A. Pursuant to the Federal Rules of Civil Procedure, Plaintiff Requires the Court's Permission to Amend the Caption to Reflect the True Identity of the Doe Defendant and the Dismissal of Nominal Defendant 6

II. PLAINTIFF REQUESTS THIS COURT GRANT PERMISSION TO FILE ITS FIRST AMENDED COMPLAINT TO ADD A NEW DEFENDANT, BENZINGA 7

A. Plaintiff's Amendment Would Not Be Futile 8

B. Plaintiff Has Not Unduly Delayed in Bringing This Motion to Amend 9

C. Capybara Research and Appelboom Would Not Be Unfairly Prejudiced By Plaintiff Amending Its Complaint 10

D. Plaintiff Has Not Acted In Bad Faith in Bringing this Motion to Amend 11

III. PLAINTIFF REQUIRES PERMISSION TO SERVE THE FOREIGN DEFENDANT VIA ELECTRONIC MAIL TO FACILITATE THE EFFICIENT RESOLUTION OF THIS MATTER 11

A. Service of Process on Foreign Individuals in Brazil via Electronic Mail Does Not Violate the Hague Convention 12

B. Service of Process on Foreign Individuals in Brazil via Electronic Mail Does Not Violate the Inter-American Convention 13

C. Federal Courts, Including Courts in the Second Circuit, Have Previously Permitted Service of Process on Foreign Individuals in Brazil via Electronic Mail to Prevent Significant Delay in Proceedings 14

D. Granting Plaintiff Permission to Serve Defendant via Electronic Mail Comports with Due Process as the Email Address Provided to Plaintiff Is Actively Used by Appelboom 16

CONCLUSION 17

i

ii TABLE OF AUTHORITIES Page(s) Cases: Aircraft Engine Lease Finance, Inc. v. Plus Ultra Lineas Aereas, S.A., 2021 WL 6621578 (S.D.N.Y. Apr. 23, 2021).....................................................................12, 13 Allstate Ins. Co. v. Elzanaty, 916 F. Supp. 2d, 273 (S.D.N.Y. 2013)..................................................................................9, 10 ATMO, LLC v. Bedford Asset Mgmt., LLC, 2015 WL 3457452 (S.D.N.Y. June 1, 2015) ......................................................................16, 17 Dobkin v. Chapman, 21 N.Y. 2d 490 (2008)..............................................................................................................16 Elcometer Inc. v. TQC-USA, Inc., 2013 WL 592660 (E.D. Mich. Feb. 14, 2013)..........................................................................13 Elsevier, Inc. v. Chew, 287 F. Supp. 3d 374 (S.D.N.Y. 2018).......................................................................................12 Equibal, Inc. v. 365 Sun LLC, 2023 WL 2870620 (S.D.N.Y., Apr. 10, 2023)..........................................................................12 Equipav S.A. Pavimentação, Engenharia e Comercia Ltda. v. Bertin, 2022 WL 2758417 (S.D.N.Y., July 14, 2022)........................................................12, 13, 14, 15 Foman v. Davis, 371 U.S. 178, 182 (1962)............................................................................................................6 F.T.C. v. PCCare247 Inc., 2013 WL 841037 (S.D.N.Y. Mar. 7, 2013)..............................................................................16 Grp. One Ltd. v. GTE GmbH, 523 F. Supp. 3d 323 (E.D.N.Y. 2021) ......................................................................................12 Guan v. Lash Princess 56, Inc., 2023 WL 2242050 (S.D.N.Y. Feb. 27, 2023)...................................................................8, 9, 11 Integr8 Fuels, Inc. v. OW Bunker Pan. SA, 2017 WL 11455309 (S.D.N.Y. Feb. 2, 2017)...........................................................................13 In re BRF S.A. Secs. Litig., 2019 WL 257971 (S.D.N.Y. Jan 18, 2023) ..............................................................................15 Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 3 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 4 of 24

iii In re Cattle Antitrust Litig., 2021 WL 7757881 (D. Minn. Sept. 14, 2021)..........................................................................14 Lyman Morse Boatbuilding Co. v. Lee., 2021 WL 52509 (D. Me. Jan. 6, 2011).....................................................................................15 Momentum Luggage & Leisure Bags v. Jansport, Inc., 2001 WL 58000 (S.D.N.Y. Jan. 23, 2001) .................................................................................7 Monahan v. N.Y.C. Dep't. of Corr., 214 F.3d 275 (2d Cir. 2000)......................................................................................................10 OC Glob. Partners, LLC v. Adaime, 2022 WL 769328 (S.D.N.Y. Mar. 14, 2022)............................................................................14 Randolph-Rand Corp. v. Tidy Handbags, Inc., 2001 WL 1286989 (S.D.N.Y. Oct. 24, 2021).............................................................................7 Rotblut v. 333 E. 66th St. Corp., 1996 WL 586353 (S.D.N.Y. Oct. 11, 1996)...............................................................................8 RSM Prod. Corp. v. Fridman, 2007 WL 1515068 (S.D.N.Y. May 24, 2007) ..........................................................................11 S.E.C. v. Anticevic, 2009 WL 361739 (S.D.N.Y. Feb. 13, 2009).............................................................................16 ShelterZoom Corp. v. Goroshevsky, 2020 WL 4252722 (S.D.N.Y. July 23, 2020)...........................................................................12 United States Securities and Exchange Comm. v. MCC Int’l Corp, 2023 WL 5659064 (S.D. Fla. March 8, 2023)..........................................................................14 Volkswagenwerk Aktiengesellschaft v. Schlunk, 486 U.S. 694 (1988)..................................................................................................................11 Wash. State Inv. Bd. v. Odebrecht S.A., 2018 WL 6253877 (S.D.N.Y. Sept. 21, 2018)..............................................................12, 14, 15 Zanghi v. Ritella, 2020 WL 6946512 (S.D.N.Y. November 25, 2020).................................................................17 Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 4 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 5 of 24

iv Statutes, Rules & Other Authorities: Additional Protocol to the Inter-American Convention on Letters Rogatory, May 8, 1979, S. Treaty Doc. No. 98-27, 53 Fed. Reg. 31,132 (1988)........................................5 CPLR § 308(5).................................................................................................................................2 Fed. R. Civ. P. 4(e) ........................................................................................................................16 Fed. R. Civ. P. 4(e)(1)......................................................................................................................2 Fed. R. Civ. P. 4(f).........................................................................................................................16 Fed. R. Civ. P. 4(f)(1) ....................................................................................................................11 Fed. R. Civ. P. 4(f)(3) ............................................................................................................ passim Fed. R. Civ. P. 12(b)(6)....................................................................................................................8 Fed. R. Civ. P. 15(a) ........................................................................................................................7 Fed. R. Civ. P. 15(a)(2)....................................................................................................................6 Fed. R. Civ. P. 21.............................................................................................................................7 Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil and Commercial Matters, Nov. 15, 1965, 20 U.S.T. 361 ..................................4, 12, 14 Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil and Commercial Matters, Nov. 15, 1965, 20 U.S.T. 361, Art. 8...................................4 Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil and Commercial Matters, Nov. 15, 1965, 20 U.S.T. 361, Art. 10...............4, 12, 13, 18 Inter-American Convention on Letters Rogatory, Jan. 30, 1975........................................... passim Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 5 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 6 of 24

1 Plaintiff FingerMotion, Inc. (“FingerMotion,” “FNGR” or “Plaintiff”) respectfully submits this Memorandum of Law in support of its Ex Parte Motion: (i) to amend the caption to replace the Doe Defendants with the true name of the previously unidentified Defendant, Igor Appelboom, and to reflect the dismissal with prejudice of Nominal Defendant Wix.com, Ltd.; (ii) for permission to file its First Amended Complaint to add claims arising out of the same facts and circumstances alleged in the Complaint against a new defendant, Accretive Capital LLC d/b/a Benzinga (“Benzinga”); and (iii) for an Order permitting Plaintiff to serve the newly identified foreign Defendant Igor Appelboom (“Appelboom”) its summons and complaint via electronic mail pursuant to Rule 4(f)(3) of the Federal Rules of Civil Procedure on the ground service via electronic mail upon a Brazilian individual would not violate the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil and Commercial Matters and that utilization of traditional methods of service in Brazil would substantially delay the efficient resolution of this matter as fully set forth hereafter. FACTUAL BACKGROUND Procedural History On October 19, 2023, Plaintiff filed its Complaint against Defendants Capybara Research and John Does 1-10 (together the “Capybara Defendants”) and Nominal Defendant Wix.com, Ltd. (“Nominal Defendant” or “Wix”) (ECF 1). In its Complaint, Plaintiff alleged claims for securities fraud, tortious interference with prospective business expectancy and defamation against the Capybara Defendants who, on October 3, 2023, posted a defamatory article regarding Plaintiff (the “Capybara Report”) on its website. See Complaint, ECF 1 at ¶¶ 14-15. Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 6 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 7 of 24

2 The Complaint further claimed Wix was the exclusive custodian of the true identities of the anonymous Capybara Defendants and requested the Court compel Wix to Disclose the Capybara Defendants’ identities. Id. at ¶ 25. On October 31, 2023, Plaintiff filed an Ex Parte Motion for Permission to Serve the Defendants via Electronic Mail pursuant to Fed. R. Civ. P. 4(e)(1) and New York’s CPLR § 308(5) (ECF 9) (“Motion”). On November 6, 2023, the Court entered an Order granting Plaintiff’s Motion in part, permitting Plaintiff to serve Capybara Research via email (ECF 10) (“Order”). That same day, Plaintiff filed a Certificate of Service stating Plaintiff’s counsel served a copy of the Summons, Complaint and this Court’s Order upon Capybara Research via email to capybararesearch@proton.me (ECF 11). On November 8, 2023, after service of a subpoena upon nominal defendant Wix.com, Wix disclosed information identifying the Doe Defendant to Plaintiff’s counsel. On November 9, 2023, Plaintiff filed a Notice of Voluntary Dismissal with Prejudice as to Wix (ECF 12). The True Identity of the Doe Defendant In its Motion, Plaintiff sought disclosure of identifying information of the individual(s) who owned and operated the website1 associated with the Twitter account @CapybaraShort (“Capybara Account”). See Exhibit 1. Pursuant to Wix’s disclosure, Plaintiff has ascertained the true name of the Doe Defendant who registered, owns and operates the Capybara Website to be a Brazilian individual named Igor Appelboom. Wix also disclosed Appelboom’s address which shows Appelboom resides in Vila Velha, Brazil. Finally, Wix disclosed the email address used to register the Capybara Website domain was igorappelboom@gmail.com. See Exhibit 2. 1 Wix disclosed the name, address and email address of the individual who registered the website the Capybara Report was published to, https://www.capybararesearch.com/ (“Capybara Website”). See Complaint, ECF 1 at ¶¶ 14-15. Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 7 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 8 of 24

3 Appelboom owns and operates a Twitter account under the handle “@igorappelboom” to which Appelboom writes about his short selling of various stocks (“Appelboom Account”). See Exhibit 3. The content Appelboom posts on the Appelboom Account is of an identical subject matter to the content posted on the Capybara Account and contained in the Capybara Report, the short selling of the stock of publicly traded companies. Further, the Google profile for Appelboom’s email address, which registered the Capybara Website, shows a profile picture which is identical to the profile picture of the Appelboom Account, see Exhibit 4 (compare Exhibit 3), indisputably linking Appelboom with the Capybara Website. In comparing the information disclosed by Wix identifying the individual associated with registering the Capybara Website domain (the website publicly associated with the Capybara Account), the name, banner image2 and subject matter of the posts of the Appelboom Account, and the identical profile pictures for both Appelboom’s email address’ Google profile and the Appelboom Account, Plaintiff is certain that both Twitter accounts are owned and operated by Appelboom. As such, Plaintiff believes the Capybara Report was indeed authored and published by Appelboom. Online Dissemination of the Capybara Report by Benzinga On October 3, 2023, an article was published on Benzinga’s website3 entitled Watching FingerMotion; Capybara Research Issues Short Report On Co Titled “FingerMotion: A Serial Case of Stock Promotion That Will End In Shareholder Dilution. $1 Target.” which spread the defamatory Capybara Report to Benzinga subscribers and users of various brokerage services, such as TD Ameritrade. See Exhibit 5. 2 The banner image associated with the Appelboom Account is of the Christ the Redeemer statue located in Rio de Janeiro, Brazil. See Exhibit 3. 3 The URL of the Capybara Website is https://www.capybararesearch.com/. Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 8 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 9 of 24

4 The article contained only a link to the Capybara Report on the Capybara Website, indicating the author of the article intended for readers to click the link to read the content of the defamatory Capybara Report. Id. at 3. Benzinga’s article sparked fervent online discussion, as well as renewed discussion of the Capybara Report, on Twitter, facilitating further dissemination of the defamatory Capybara Report. To date, the article published by Benzinga remains unretracted on its own website and is available for any Benzinga subscriber to view.4 Service of Process on an Individual Residing in Brazil On June 1, 2019, the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil and Commercial Matters, Nov. 15, 1965, 20 U.S.T. 361 (“Hague Convention”) became effective in Brazil.5 When enacting the Hague Convention, Brazil objected to Articles 8 and 10, both providing for additional methods of service on defendants in the signatory nation by foreign plaintiffs. Article 8 permits the use of diplomatic or consular agents and Article 10 permits service by mail or an authorized process server.6 Because Brazil does not allow for foreign service of process by mail or authorized process server, a foreign plaintiff is required to find a Brazilian attorney to submit a request for service to Brazil’s Central Authority on Plaintiff’s behalf to begin the arduous process of serving a Brazilian defendant. Once the request is received by the Central Authority, it is processed for compliance, then forwarded to the Superior Court of Justice for formal approval. The Superior Court of Justice then sends the request to a federal judge for execution of service. Whether the request is successful 4 Benzinga News Desk, Watching FingerMotion; Capybara Research Issues Short Report On Co Titled “FingerMotion: A Serial Case of Stock Promotion That Will End In Shareholder Dilution. $1 Target.”, Benzinga (Oct. 3, 2023), available at https://www.benzinga.com/news/23/10/35069081/watching-fingermotion-capybara-research-issues-short-report-on-co-titled-fingermotion-a-serial-case (last accessed November 16, 2023). 5 See RSM Prod. Corp. v. Fridman, 2007 WL 1515068 at *1 (S.D.N.Y. May 24, 2007). 6 See Howard A. Newman, Serving Process in Brazil: Nascent Use of the Hague Convention on the Service Abroad of Documents in Civil or Commercial Matters, Florida Bar Journal, Vol. 94, No. 5, Page 32, available at https://www.floridabar.org/the-florida-bar-journal/serving-process-in-brazil-nascent-use-of-the-hague-convention-on-the-service-abroad-of-documents-in-civil-or-commercial-matters/ (last accessed November 16, 2023). Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 9 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 10 of 24

5 or not, the federal judge will inform the Superior Court of its execution. The court then informs the Central Authority, which in turn informs the applicant of the results. It is widely accepted that this method of service can take up to a year or more to complete. In addition to the Hague Convention, the United States and Brazil are also signatories to the Inter-American Convention on Letters Rogatory, Jan. 30, 1975, and the Additional Protocol to the Inter-American Convention on Letters Rogatory, May 8, 1979, S. Treaty Doc. No. 98-27, 53 Fed. Reg. 31,132 (1988) (the “Inter-American Convention”). Under the Inter-American Convention, letters are transmitted through diplomatic channels requesting judicial assistance in the service of foreign individuals or entities from the foreign country’s courts. The U.S. Department of State Bureau of Consular Affairs has noted that service by letters rogatory is a time consuming process, also taking up to a year or more. 7 7 See U.S. Department of State, Preparation of Letters Rogatory, available at https://travel.state.gov/content/travel/en/legal/travel-legal-considerations/internl-judicial-asst/obtaining-evidence/Preparation-Letters-Rogatory.html (last accessed November 16, 2023). Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 10 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 11 of 24

6 ARGUMENT IV. THE DOE DEFENDANT HAS BEEN IDENTIFIED AND PLAINTIFF REQUESTS THAT THE CAPTION BE AMENDED TO REFLECT THE DOE DEFENDANT’S TRUE IDENTITY AND THE DISMISSAL OF NOMINAL DEFENDANT A. Pursuant to the Federal Rules of Civil Procedure, Plaintiff Requires the Court’s Permission to Amend the Caption to Reflect the True Identity of the Doe Defendant and the Dismissal of Nominal Defendant Under Fed. R. Civ. P. 15(a)(2), the Court “should freely give leave [to amend] when justice so requires.” “Fed. R. Civ. P. 15 provides a party with a vehicle to supplement or amend his or her original pleading to state new facts or claims. Fed. R. Civ. P. 15(a)(2), …, permits a party, with leave of the court, to amend his or her operative pleading at any time prior to trial. Generally, leave to amend should be given “freely . . . when justice so requires.” See Foman v. Davis, 371 U.S. 178, 182, 83 S. Ct. 227, 9 L. Ed. 2d 222 (1962). Under Fed. R. Civ. P. 15(a)(2), a motion to amend will be denied in the event of “undue delay, bad faith or dilatory motive on the part of the movant, repeated failure to cure deficiencies by amendments previously allowed, undue prejudice to the opposing party by virtue of allowance of the amendment, [or] futility of amendment.” Id. Plaintiff commenced this action by filing its Complaint on October 19, 2023. At the time of filing, the identity of the Doe Defendant who owned and operated the Capybara Website and published the Capybara Report was unknown as the Doe Defendant operated the Capybara Website and Capybara Account anonymously. The identity of the Doe Defendant was in the sole possession of Nominal Defendant. On November 8, 2023, Wix voluntarily disclosed the requested identifying information of the Doe Defendant to Plaintiff’s counsel, identifying the Doe Defendant to be Appelboom. On November 9, 2023, Plaintiff filed a Notice of Voluntary Dismissal with Prejudice as to Wix (ECF 12). Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 11 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 12 of 24

7 Plaintiff’s proposed amended complaint does not include additional claims against both Capybara Research or Appelboom. Instead, only the caption would be amended to reflect Plaintiff’s identification of the previously unidentified Doe Defendant and Plaintiff’s dismissal of Wix. Neither Capybara Research nor Appelboom will be prejudiced by an amendment to the case caption. Plaintiff has not unduly delayed in bringing its motion to amend its Complaint as this case is still in its infancy. In fact, Plaintiff has only been able to serve one Defendant, Capybara Research, through alternative means as all other potential Defendants were anonymous and unidentified. Plaintiff was only able to ascertain the true identity of the previously anonymous Doe Defendant on November 8, a mere eight days ago, with the assistance of a subpoena compelled disclosure by Wix. As such, Plaintiff has not yet been able to serve its Summons and Complaint on the now-identified Appelboom. Finally, because Defendants would not be prejudiced by an amendment to the caption and Plaintiff has not unduly delayed in bringing this motion, there can be no colorable claim that Plaintiff has acted in bad faith. Therefore, the Court should grant Plaintiff’s motion to amend the caption properly naming Appelboom as a Defendant and reflecting Wix’s dismissal from this case. V. PLAINTIFF REQUESTS THIS COURT GRANT PERMISSION TO FILE ITS FIRST AMENDED COMPLAINT TO ADD A NEW DEFENDANT, BENZINGA “Rule 15(a) of the Federal Rules of Civil Procedure generally governs the amendment of complaints. Where the proposed amendment seeks to add new defendants, however, Rule 21 governs.” See Momentum Luggage & Leisure Bags v. Jansport, Inc., 2001 WL 58000, at *1 (S.D.N.Y. Jan. 23, 2001); Randolph-Rand Corp. v. Tidy Handbags, Inc., 2001 WL 1286989, *6 (S.D.N.Y. Oct. 24, 2021). Rule 21 of the Federal Rules of Civil Procedure states “[o]n motion or on its own, the court may at any time, on just terms, add or drop a party.” Fed. R. Civ. P. 21. Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 12 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 13 of 24

8 When evaluating a motion for leave to amend a complaint to add a defendant, courts evaluate (i) “whether the amendment to add ... a defendant would be futile ... [i.e., that the complaint as amended] could not withstand a Rule 12(b)(6) motion to dismiss”; (ii) “whether [the plaintiff has] exhibited undue delay in bringing the motion to amend”; (iii) whether the amendment would be unfairly prejudicial, i.e., resulting in undue or substantial prejudice such as “when the nonmoving party shows that it would be fairly disadvantaged or deprived of the opportunity to present facts or evidence that it would have offered”; and (iv) whether the plaintiff has “demonstrated bad faith so that an amendment to the [c]omplaint should be prohibited.” Guan v. Lash Princess 56, Inc., 2023 WL 2242050, at *12 (S.D.N.Y. Feb. 27, 2023). Considering these factors, courts should generally permit parties to amend their pleadings to add new parties unless there is evidence of “undue delay, bad faith, dilatory tactics, undue prejudice to the party to be served with the proposed pleading, or futility.” Id. at *12-13. A. Plaintiff’s Amendment Would Not Be Futile “In addressing the proposed futility of an amendment, the proper inquiry is comparable to that required upon a motion to dismiss pursuant to Fed. R. Civ. P. 12(b)(6).” Rotblut v. 333 E. 66th St. Corp., 1996 WL 586353, *1 (S.D.N.Y. Oct. 11, 1996). “In addressing the proposed futility of an amendment, the proper inquiry is comparable to that required upon a motion to dismiss pursuant to Fed. R. Civ. P. 12(b)(6). With respect to claims alleged to be without merit, the court must construe the facts alleged by the party proposing the amendment as true and view them in the light most favorable to that party.” Id. at *4. Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 13 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 14 of 24

9 On November 13, 2023, Plaintiff discovered that Benzinga posted a link to the Capybara Report to its own website, further disseminating the defamatory article to its readers and subscribers. Plaintiff’s amended complaint, attached hereto as Exhibit 6 (“First Amended Complaint”), includes a claim against Benzinga for defamation. Plaintiff’s claim for defamation arises out of the same facts and circumstances as the claim for defamation against the Capybara Defendants. Plaintiff believes it has adequately pled its claims against Benzinga in the proposed First Amended Complaint and that claim would survive a motion to dismiss. Therefore, the proposed amendment would not be futile. B. Plaintiff Has Not Unduly Delayed in Bringing This Motion to Amend Plaintiff has not unduly delayed in bringing its motion to amend its Complaint as this case is still in its infancy. Plaintiff discovered it had a claim against Benzinga relating to the operative facts of this case on November 13, 2023. Plaintiff further has only been able to serve one Defendant, Capybara Research, through alternative means as all other potential Defendants were anonymous and unidentified. Plaintiff was only able to ascertain the true identity of the previously anonymous Doe Defendant on November 8, a mere eight days ago, with the assistance of a subpoena compelled disclosure by Wix. As such, Plaintiff has not yet been able to serve its Summons and Complaint on the now-identified Appelboom. Further, there has not yet been any discovery in this case. See Guan, 2023 WL at *15 (holding when discovery has not yet taken place, “in the cycle of a lawsuit, the case is in its infancy”). Because this case is still in its infancy and discovery has not yet taken place, there can be no colorable claim for delay. Id. See also Allstate Ins. Co. v. Elzanaty, 916 F. Supp. 2d, 273, 304 (S.D.N.Y. 2013) (holding that permitting the plaintiff to amend its Complaint would not substantially delay the final disposition of the action as discovery had not been completed by any party). Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 14 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 15 of 24

10 C. Capybara Research and Appelboom Would Not Be Unfairly Prejudiced By Plaintiff Amending Its Complaint In analyzing “prejudice,” courts consider whether the amendment would: (i) require the opponent to “expend significant additional resources to conduct discovery and prepare for trial,” (ii) significantly prolong the resolution of the action, or (iii) “prevent the plaintiff from bringing a timely action in another jurisdiction.” Monahan v. N.Y.C. Dep't. of Corr., 214 F.3d 275, 284 (2d Cir. 2000). The non-moving party will not be prejudiced when discovery is yet to be completed as the non-moving party will have sufficient time and opportunity to present facts or evidence to defend against any additional allegations proposed in an amended complaint. See Allstate Ins. Co., 916 F. Supp at 304. Plaintiff does not seek to propose any new factual allegations in its proposed amendment against either Capybara Research or Appelboom. Plaintiff instead seeks to amend its Complaint to add a claim against a new party, Benzinga, which arises out of the same or similar operative facts as those alleged in the Complaint. The addition of a new defendant will not require the Defendants to “expend significant additional resources to conduct discovery and prepare for trial” as this case is in its infancy and has not yet reached discovery. Further, the addition of a new defendant will not significantly prolong the resolution of this action as Capybara Research has not yet filed an answer. Because an answer has not yet been filed and discovery has not yet taken place, there is ample opportunity for Defendants to present facts and evidence to defend itself. Therefore, there can be no colorable claim for prejudice. Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 15 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 16 of 24

11 D. Plaintiff Has Not Acted In Bad Faith in Bringing this Motion to Amend If the Court finds Plaintiff has not unduly delayed in, and has offered a good reason for bringing a motion to amend, Plaintiff cannot be found to have acted in bad faith in bringing its motion to amend. See Guan, 2023 WL at *14-15 (finding no bad faith in the record when the court found the plaintiff had not unduly delayed in bringing its cross-motion to amend and where defendants were not unfairly prejudiced). Plaintiff believes it has shown good cause for bringing its motion to amend as the amendment would not be futile, Plaintiff has not unduly delayed in bringing its motion to amend, and the addition of Benzinga as a new defendant would not unfairly prejudice either Capybara Research or Appelboom. Therefore, the Court should not find Plaintiff acted in bad faith and should grant Plaintiff’s motion to file its First Amended Complaint. VI. PLAINTIFF REQUIRES PERMISSION TO SERVE THE FOREIGN DEFENDANT VIA ELECTRONIC MAIL TO FACILITATE THE EFFICIENT RESOLUTION OF THIS MATTER On June 1, 2019, the Hague Convention became effective in Brazil. RSM Prod. Corp. v. Fridman, 2007 WL 1515068 at *1 (S.D.N.Y. May 24, 2007). Compliance with the Hague Convention is “‘mandatory’ when serving a defendant who resides in a foreign country that is a signatory to the convention.” Id. (quoting Volkswagenwerk Aktiengesellschaft v. Schlunk, 486 U.S. 694, 699 (1988)). Federal Rule of Civil Procedure 4(f)(1) states that service may be made “by any internationally agreed means of service that is reasonably calculated to give notice, such as those authorized by the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents.” Fed. R. Civ. P. 4(f)(1). “Unless federal law provides otherwise, an individual—other than a minor, an incompetent person, or a person whose waiver has been filed—may be served at a place not within any judicial district of the United States … by other means not prohibited by international agreement, as the court orders.” Fed. R. Civ. P. 4(f)(3). “Service of process under Rule 4(f)(3) is neither a last resort Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 16 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 17 of 24

12 nor extraordinary relief. It is merely one means among several which enables service of process on an international defendant.” Elsevier, Inc. v. Chew, 287 F. Supp. 3d 374, 377 (S.D.N.Y. 2018). “To obtain the Court's permission to utilize Rule 4(f)(3), plaintiff must show that the facts and circumstances of the present case necessitate district court intervention.” Wash. State Inv. Bd. v. Odebrecht S.A., 2018 WL 6253877, at *4 (S.D.N.Y. Sept. 21, 2018). Along with the Hague Convention, Brazil is a signatory to the Inter-American Convention on Letters Rogatory (“Inter-American Convention”), another treaty governing service of process. Id. at *5. Any motion for alternative service must address the applicability of both the Hague Convention and Inter-American Convention and whether the proposed alternative means of service violates either treaty. See Equibal, Inc. v. 365 Sun LLC, 2023 WL 2870620, at *7-8 (S.D.N.Y., Apr. 10, 2023). A. Service of Process on Foreign Individuals in Brazil via Electronic Mail Does Not Violate the Hague Convention Article 10(a) of the Hague Convention states “[p]rovided the State of destination does not object, the present Convention shall not interfere with the freedom to send judicial documents, by postal channels, directly to persons abroad.” While Brazil has objected to Article 10 of the Hague Convention regarding service by mail, “[c]ourts in the Second Circuit have generally found that email is not a postal channel and that service by email is authorized if the signatory country has not explicitly objected to service by electronic means.” Equipav S.A. Pavimentação, Engenharia e Comercia Ltda. v. Bertin, 2022 WL 2758417, at *6 (S.D.N.Y., July 14, 2022) (quoting Grp. One Ltd. v. GTE GmbH, 523 F. Supp. 3d 323, 343 (E.D.N.Y. 2021). See also ShelterZoom Corp. v. Goroshevsky, 2020 WL 4252722, at *2 (S.D.N.Y. July 23, 2020) (“[N]umerous courts have held that service by email does not violate any international agreement, even when a country objects to Article 10 of the Hague Convention”). See also Aircraft Engine Lease Finance, Inc. v. Plus Ultra Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 17 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 18 of 24

13 Lineas Aereas, S.A., 2021 WL 6621578, at *2 (S.D.N.Y. Apr. 23, 2021) (“[T]he Hague Convention does not address service by email, and therefore does not prohibit such service”). The Hague Convention does not address the use of email to serve foreign defendants. Article 10 of the Hague Convention allows for the use of postal channels and authorized process servers to effectuate service on foreign defendants. Brazil’s objection to Article 10 forbids the use of postal channels and authorized process servers to effectuate service in Brazil. However, Brazil’s objection does not expressly forbid the use of email as the Hague Convention is silent on the use of email to serve a foreign defendant. Courts in the Second Circuit have held that the use of email to effectuate service does not constitute the use of a postal channel and, therefore, would not violate the Hague Convention. B. Service of Process on Foreign Individuals in Brazil via Electronic Mail Does Not Violate the Inter-American Convention The Inter-American Convention “‘merely provides one possible method of service’” via letters rogatory, however “‘[i]t is neither [a] mandatory nor exclusive’” method to serve a foreign defendant. See Equipav, 2022 WL at *6. “[T]he Inter-American Convention, unlike the Hague Convention, does not purport to provide the exclusive means of effecting service of process between the signatories. See Integr8 Fuels, Inc. v. OW Bunker Pan. SA, 2017 WL 11455309, at *5 (S.D.N.Y. Feb. 2, 2017). Service of process under Fed. R. Civ. P. 4(f)(3) by email does not violate the Inter-American Convention. See Id. at *5-6 (citing Elcometer Inc. v. TQC-USA, Inc., 2013 WL 592660, at *2 [E.D. Mich. Feb. 14, 2013]) (holding service by email does not violate the Inter-American Convention). The Inter-American Convention is silent as to service by email. The Inter-American Convention is neither a mandatory nor exclusive method to serve a foreign defendant. Service by email is an alternative means of service not prohibited by either the Hague Convention or Inter-Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 18 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 19 of 24

14 American Convention and, therefore, pursuant to Fed. R. Civ. P. 4(f)(3) this Court is authorized to permit Plaintiff to serve Appelboom by email. C. Federal Courts, Including Courts in the Second Circuit, Have Previously Permitted Service of Process on Foreign Individuals in Brazil via Electronic Mail to Prevent Significant Delay in Proceedings Federal courts across the country have authorized alternative service on individuals residing in Brazil by email. See Equipav, 2022 WL at *3; United States Securities and Exchange Comm. v. MCC Int’l Corp, 2023 WL 5659064, at *10 (S.D. Fla. March 8, 2023) (“[t]his [c]ourt thus joins other federal courts around the nation in approving alternative service for a defendant who resides in Brazil”); In re Cattle Antitrust Litig., 2021 WL 7757881, at *17-18 (D. Minn. Sept. 14, 2021) (granting motion for alternative service on a defendant located in Brazil); Wash. State Inv. Bd., 2018 WL at *6-10 (S.D.N.Y. Sept. 21, 2018) (same); OC Glob. Partners, LLC v. Adaime, 2022 WL 769328, at *6 (S.D.N.Y. Mar. 14, 2022) (same). It is well established that the average time for affecting service under the Hague Convention and Inter-American Convention upon individuals in Brazil is seven to twelve months. See Equipav, 2022 WL at *3; supra at fn 6. Plaintiff believes that service upon Appelboom through both the Hague Convention and Inter-American Convention would be impracticable. Service through Brazil’s Central Authority is an arduous process, taking up to a year to complete and without a guarantee that service will be successful. Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 19 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 20 of 24

15 Further, service pursuant to the Inter-American Convention has been shown to be impracticable. Various federal courts have held that effectuating service via the Inter-American Convention is “complex and is likely to be time consuming” and that there is high likelihood that service would fail. See In re BRF S.A. Secs. Litig., 2019 WL 257971, at *10 (S.D.N.Y. Jan 18, 2023) (“‘the letters rogatory process in Brazil . . . involves a multitude of steps,’ meaning that service was ‘complex and is likely to be time consuming,’ potentially requiring 12 to 18 months”); Wash. State Inv. Bd., 2018 WL at *4 (S.D.N.Y., Sept. 21, 2018) (holding affecting service in Brazil through the use of the letters rogatory system “will delay this case for a year to a year-and-a-half”); Lyman Morse Boatbuilding Co. v. Lee., 2021 WL 52509, at *3 (D. Me. Jan. 6, 2011) (“Service of process in Brazil pursuant to [the Inter-American] Convention can take more than three years to complete, and only two of 100 requests for such service since 2003 have been successful”). There is a growing sentiment among federal courts, including courts in this District, to allow plaintiffs to serve defendants residing in Brazil by email. Although Brazil has objected to Article 10 of the Hague Convention, the objection itself does not preclude methods of service which the signatory nation has not explicitly objected to, i.e. email. Courts in the Second Circuit have held that transmission of service of process by email does not make use of postal channels. See Equipav, 2022 WL at *6. Should this Court deny Plaintiff’s motion to serve Appelboom by email, the resolution of this matter could be delayed by over a year. Because this Court is authorized to permit Plaintiff to serve Appelboom by email, in the interest of judicial economy and the efficient resolution of this matter, Plaintiff’s motion to serve Appelboom via email should be granted. Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 20 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 21 of 24

16 D. Granting Plaintiff Permission to Serve Defendant via Electronic Mail Comports with Due Process as the Email Address Provided to Plaintiff Is Actively Used by Appelboom In determining whether an alternative method of service is proper, the Court has an obligation to ensure that Plaintiff’s proposed method of service comports with due process, which “require[s] that any means of service be reasonably calculated, under all circumstances, to apprise interested parties of the pendency of the action and afford them an opportunity to present their objections.” F.T.C. v. PCCare247 Inc., 2013 WL 841037, at *4 (S.D.N.Y. Mar. 7, 2013). “Service by email alone comports with due process where a plaintiff demonstrates that the email is likely to reach the defendant.” See ATMO, LLC v. Bedford Asset Mgmt., LLC, 2015 WL 3457452, at *9 (S.D.N.Y. June 1, 2015) (Holding courts can approve of service by email if the email address is indisputably connected with the defendant and the account is active and has been recently used); Dobkin v. Chapman, 21 N.Y. 2d 490, 498 (2008) (In devising appropriate forms of alternate service, courts have wide latitude to “fashion . . . means adapted to the particular facts of the case before it”). “A plaintiff is not required to attempt service through the other provisions of Rule 4(f) before the Court may order service pursuant to Rule 4(f)(3).” S.E.C. v. Anticevic, 2009 WL 361739, at *3 (S.D.N.Y. Feb. 13, 2009). This Court has previously granted Plaintiff’s motion to serve Capybara Research by email, finding that Plaintiff showed that other means of service were impracticable, and Plaintiff’s proposed email service comported with due process. See ECF 10, Order at 2. Although Plaintiff was required to show diligent attempts to locate and serve Capybara Research pursuant to Fed. R. Civ. P. 4(e), Plaintiff is not required to show it previously attempted to serve the foreign individual Appelboom pursuant to other means provided in Fed. R. Civ. P. 4(f). See Anticevic, 2009 WL at *3. Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 21 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 22 of 24

17 Service upon Appelboom via email will comport with due process. It is indisputable that the email address is connected to both Appelboom and Capybara Research as (i) the email address contains Appelboom’s full name, (ii) the email address was used to register the Capybara Website and (iii) the profile picture for both the email address’ Google profile and the Appelboom Account are identical. It is further indisputable that Appelboom actively uses the igorappelboom@gmail.com address as Appelboom used the address to register the Capybara Website in July 2023. See ATMO, LLC, 2015 WL at *9. See also Zanghi v. Ritella, 2020 WL 6946512 at *9 (S.D.N.Y. November 25, 2020) (granting plaintiff leave to serve defendant via email after finding there was evidence that the defendant used the email address within the last year). As such, it is highly likely that an email sent to the igorappelboom@gmail.com address will reach Appelboom. Therefore, Plaintiff requests this Court grant permission to serve Appelboom its summons and complaint via email pursuant to Fed. R. Civ. P. 4(f)(3). CONCLUSION Plaintiff believes it has shown good cause for bringing its motion to amend as the amendment would not be futile, Plaintiff has not unduly delayed in bringing its motion to amend, and the addition of Benzinga as a defendant would not unfairly prejudice either Capybara Research or Appelboom. Plaintiff has demonstrated it has not acted in bad faith and the Court should grant Plaintiff’s motion to amend. Under Rule 4(f)(3), a court may order alternate service if the proposed method of service: (1) does not violate any international agreement; and (2) comports with due process. It is well-established that a plaintiff is not required to attempt service through diplomatic means before the Court may order alternate service under Rule 4(f)(3). The proposed alternative method of service Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 22 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 23 of 24

18 by email (1) does not violate Brazil’s objection to Article 10 of the Hague Convention; (2) is permitted by the Inter-American Convention; and (3) is reasonably calculated to provide Appelboom with notice of this action. Moreover, service under both the Hague Convention and the Inter-American Convention is unduly burdensome, expensive, and will unnecessarily delay the resolution of this action. As such, Plaintiff has demonstrated the need to serve Appelboom via email. For the reasons stated herein, Plaintiff’s motion should be granted, the Court should authorize Plaintiff to file its First Amended Complaint annexed hereto as Exhibit 6, the Court should order the clerk of the court to accept a summons in the form annexed hereto as Exhibit 7, and authorize Plaintiff to serve said summons and First Amended Complaint via email to igorappelboom@gmail.com. Case 1:23-cv-09212-JPC Document 16 Filed 11/16/23 Page 23 of 23 Case 1:23-cv-11050 Document 1-8 Filed 12/20/23 Page 24 of 24

Exhibit 9 Case 1:23-cv-11050 Document 1-9 Filed 12/20/23 Page 1 of 18

1 UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK SAFETY SHOT, INC., Plaintiff, v. CAPYBARA RESEARCH, IGOR APPELBOOM, and ACCRETIVE CAPITAL LLC d/b/a BENZINGA, Defendants. CIVIL ACTION NO. _____________ COMPLAINT Plaintiff Safety Shot, Inc. (“SHOT” or “Plaintiff”), by and through their undersigned counsel, respectfully states as follows for its Complaint against Defendants Capybara Research (“Capybara Research” or “Capybara”), Igor Appelboom (“Appelboom,” together with Capybara Research, the “Capybara Defendants”) and Accretive Capital LLC d/b/a Benzinga (“Benzinga,” together with the Capybara Defendants, “Defendants”). THE PARTIES 1. Plaintiff Safety Shot, Inc. is a Delaware corporation with its principal place of business and headquarters located at 1061 E. Indiantown Road, Suite 110, Jupiter, Florida 33477. 2. Defendant Capybara Research is a short selling research firm with an unknown principal place of business. 3. Defendant Igor Appelboom is an individual who resides in the country of Brazil at Av Antonio Gil Veloso 2232, Es, Vila Velha, Brazil 29101-738. 4. Appelboom is the owner and operator of Capybara Research and the author and publisher of the Capybara Research Report. Case 1:23-cv-11050 Document 1-9 Filed 12/20/23 Page 2 of 18 Case 1:23-cv-10728 Document 1 Filed 12/08/23 Page 1 of 17

2 5. Defendant Accretive Capital LLC d/b/a Benzinga owns and operates a financial news website.1 Benzinga is headquartered in Detroit, Michigan at One Campus Martius, Suite 200, Detroit, Michigan 48226. JURISDICTION AND VENUE 6. This Court has subject matter jurisdiction over this case pursuant to 28 U.S.C. § 1331 because Plaintiff is asserting a claim under the Securities Exchange Act of 1934. 7. This Court has supplemental jurisdiction over Plaintiff’s state law claim for tortious interference with prospective business expectancy pursuant to 28 U.S.C. § 1367, as the claims arise out of the same “common nucleus of operative facts” as Plaintiff’s claim under the Securities Exchange Act of 1934. 8. This Court has personal jurisdiction over the out-of-state Defendant Benzinga pursuant to CPLR § 302(a)(3)(ii) because: (i) outside of the State of New York, Benzinga tortiously interfered with SHOT’s business expectancy causing financial damages to Plaintiff in the State of New York; (ii) Benzinga reasonably should have expected its tortious acts would cause Plaintiff to suffer financial and reputational consequences; and (iii) Benzinga derives substantial revenue through interstate channels by providing services through its website to securities investors within the State of New York, including the authoring and publishing of articles related to companies publicly traded on the New York Stock Exchange, NASDAQ Stock Market and Over-The-Counter Markets. 9. Venue is proper in this Court under 28 U.S.C. § 1391(b)(2) because a substantial part of the events giving rise to the claims occurred in this District. 1 The URL for Benzinga’s website is https://www.benzinga.com/. Case 1:23-cv-11050 Document 1-9 Filed 12/20/23 Page 3 of 18 Case 1:23-cv-10728 Document 1 Filed 12/08/23 Page 2 of 17

3 FACTUAL BACKGROUND 10. Safety Shot is a publicly traded corporation incorporated in Delaware and headquartered in Florida. Safety Shot’s stock can be purchased and sold on the NASDAQ Stock Market, a stock exchange based in New York City, New York, under the ticker symbol SHOT. 11. Capybara is a “short selling research firm” which writes, and subsequently self-publishes, articles referred to as “short seller reports” on its website (the “Capybara Website”).2 12. The Capybara Defendants also operate a Twitter account under the handle “@CapybaraShort” (the “Capybara Short Account”). The Capybara Short Account was created in July 2023. See Exhibit 1. 13. The Capybara Defendants operate both the Capybara Website and Capybara Short Account anonymously and have concealed their identity while making their public communications. 14. On November 22, 2023, the Capybara Defendants posted to Twitter a link to a “short report” on their website titled Safety Shot Exposed $SHOT; Boca Raton Snake Oil: Unraveling the Fraud Behind the Drink and Its Dubious Origins (the “Capybara Report” or “Report”). See Exhibit 2. 15. In the Capybara Report, Capybara Research admits that it “hold[s] a short position in shares of $SHOT.” Id at 2. 16. As of December 4, 2023, Capybara’s tweet has been viewed by the general public no less than 46,800 times. See Exhibit 3. 17. On November 22, 2023, Plaintiff issued a press release in response to the Capybara Report (the “Response”). See Exhibit 4. 2 The URL of the Capybara Website is https://www.capybararesearch.com/. Case 1:23-cv-11050 Document 1-9 Filed 12/20/23 Page 4 of 18 Case 1:23-cv-10728 Document 1 Filed 12/08/23 Page 3 of 17

4 18. In its Response, SHOT states the Capybara Report is a “malicious defamatory, inaccurate article[] about Safety Shot and its management” and is “a willful attempt to scare SHOT investors out of their positions in hopes of getting them to sell their shares so they can then buy at a lower cost to cover their disclosed short position.” 19. Further, Capybara posted a subsequent tweet indicating it intends to continue authoring and publishing additional articles and tweets directed toward SHOT with the intent to further impact the market price of SHOT common stock and cause additional damage to SHOT’s public perception and reputation. See Exhibit 5. A Separate Lawsuit Was Recently Filed in This District Against The Capybara Defendants 20. On October 19, 2023, a separate lawsuit was filed in this District by FingerMotion, Inc.3 (“FingerMotion”) against the Capybara Defendants alleging claims for securities fraud, tortious interference with prospective business expectancy and defamation against the Capybara Defendants.4 21. On October 31, 2023, FingerMotion filed an ex parte motion for permission to serve the defendants via Electronic Mail pursuant to Fed. R. Civ. P. 4(e)(1) and New York’s CPLR § 308(5). See Exhibit 6. 22. On November 6, 2023, the Court entered an Order granting FingerMotion’s motion in part, permitting FingerMotion to serve Capybara Research via email. See Exhibit 7. (“With respect to Capybara Research, the Court is satisfied with Plaintiff’s showings that other means of service are impracticable and that its proposed service via email comports with due process”). 3 FingerMotion is also represented by The Basile Law Firm, P.C. in its action against the Capybara Defendants. 4 See FingerMotion, Inc. v. Capybara Research et. al., Case No. 23-cv-09212-JPC, at *1 (S.D.N.Y. Oct. 19, 2023), ECF 1. Case 1:23-cv-11050 Document 1-9 Filed 12/20/23 Page 5 of 18 Case 1:23-cv-10728 Document 1 Filed 12/08/23 Page 4 of 17

5 23. On November 16, 2023, FingerMotion filed a motion for alternative service on Appelboom via email pursuant to Fed. R. Civ. P. 4(f)(3) in which FingerMotion indisputably connects Appelboom to Capybara Research. See Exhibit 8. The Individual Behind Capybara Research and the Capybara Report 24. In its filings, FingerMotion identified Appelboom as the individual who registered the Capybara Website using the email address igorappelboom@gmail.com. 25. Appelboom owns and operates a Twitter account under the handle “@igorappelboom” to which Appelboom writes about his short selling of various stocks (“Appelboom Account”). See Exhibit 9. 26. The content Appelboom posts on the Appelboom Account is of identical subject matter to the content posted on the Capybara Account and contained in the Capybara Report—the short selling of the stock of publicly traded companies. 27. Pursuant to Exhibit 3 of FingerMotion’s motion for alternative service, on and before November 16, 2023, the Google profile for Appelboom’s email address, which registered the Capybara Website, showed a profile picture which was identical to the profile picture of the Appelboom Account5 .. See Exhibit 10 at 1-2. 28. Subsequent to the filing of FingerMotion’s motion for alternative service on Appelboom, and likely in response to avoid the arguments and allegations contained therein, Appelboom changed the banner image of his Twitter account to be of the Burj Al Arab hotel in Dubai, UAE and removed the profile picture from his Google profile. See FingerMotion, Case No. 23-cv-09212-JPC, ECF 16-3; ECF 16-4; compare Exhibit 10 at 1-2 with Exhibit 10 at 3-4. 5 Along with the profile picture, the banner image associated with the Appelboom Account was previously of the Christ the Redeemer statue located in Rio de Janeiro, Brazil. See Exhibit 10 at 3; see also FingerMotion, Case No. 23-cv-09212-JPC, ECF 16-3. Case 1:23-cv-11050 Document 1-9 Filed 12/20/23 Page 6 of 18 Case 1:23-cv-10728 Document 1 Filed 12/08/23 Page 5 of 17

6 29. In analyzing the information contained in the filings of FingerMotion in its lawsuit against the Capybara Defendants identifying the email address associated with the registration of the Capybara Website domain (the website publicly associated with the Capybara Account), the name, Twitter handle, previous banner image and subject matter of the posts of the Appelboom Account, and the previously identical profile pictures for both Appelboom’s email address’ Google profile and the Appelboom Account, Plaintiff is certain that both the Appelboom and Capybara Accounts are owned and operated by Appelboom. As such, Plaintiff believes the Capybara Report was indeed authored and published by Appelboom. 30. As such, Plaintiff reasonably believes the Capybara Report was authored and published by Appelboom. The Capybara Report 31. The Capybara Report is filled with inaccuracies and misinformation intended to mislead investors and shareholders. 32. The Capybara Report focuses on SHOT’s history, management, business practices, and explicitly states that SHOT engages in deceitful and erratic business practices. 33. First, the Capybara Report states that SHOT engages in “heavy promotion to attract naive investors,” and hires promoters whose practices include “creating hype around the stock, enticing individuals to invest without a comprehensive understanding of the underlying fundamentals or potential risks. 34. Second, the Capybara Report states SHOT’s acquisition of SRM Entertainment from Vinco Ventures, Inc. (“Vinco Ventures”) “raises concerns about its strategic vision and commitment to shareholders.” The Capybara Report baselessly suggests with no evidence that because Vinco Ventures is “entangled in lawsuits,” “[i]t is clear that the specialty of Safety Shot’s management is in reducing shareholder value.” Case 1:23-cv-11050 Document 1-9 Filed 12/20/23 Page 7 of 18 Case 1:23-cv-10728 Document 1 Filed 12/08/23 Page 6 of 17

7 35. Third, the Capybara Report alleges that stock dilution is inevitable as SHOT’s current value on the stock market is questionable, as SHOT’s products are “marred by fraud concerns,” and that SHOT’s “valuation appears inflated, and thus we believe dilution is to come.” Benzinga Facilitates Further Dissemination of the Capybara Report 36. On November 22, 2023, Benzinga also posted an article on its website entitled “Watching Safety Shot, Inc; Capybara Research Issues Short Report On Co Titled “Safety Shot Exposed $SHOT; Boca Raton Snake Oil: Unraveling The Fraud Behind The Drink And Its Dubious Origins” which spread the defamatory Capybara Report to Benzinga subscribers and users of various brokerage services, such as TD Ameritrade. See Exhibit 11. 37. The article contained a link to the Capybara Report on the Capybara Website, indicating the author’s intent for readers to click the link to read the content of the defamatory Capybara Report. 38. Benzinga’s article sparked fervent online discussion, as well as additional discussion of the Capybara Report, on Twitter, facilitating further dissemination of the defamatory Capybara Report and causing additional interference with Plaintiff’s prospective business expectancy and share value. 39. To date, the article published by Benzinga remains unretracted on its website and is available for any Benzinga subscriber to view.6 6 Benzinga News Desk, Watching Safety Shot, Inc; Capybara Research Issues Short Report On Co Titled "Safety Shot Exposed $SHOT; Boca Raton Snake Oil: Unraveling The Fraud Behind The Drink And Its Dubious Origins, Benzinga (Nov. 22, 2023), available at https://www.benzinga.com/news/23/11/35917152/watching-safety-shot-inc-capybara-research-issues-short-report-on-co-titled-safety-shot-exposed-shot (last accessed December 4, 2023). Case 1:23-cv-11050 Document 1-9 Filed 12/20/23 Page 8 of 18 Case 1:23-cv-10728 Document 1 Filed 12/08/23 Page 7 of 17

8 Safety Shot, Inc.’s Promotional Practices 40. The Capybara Report alleges that “Safety Shot’s promotional practices align with our concerns surrounding companies that heavily market their stocks to lure in investors who might not have the full picture.” See Exhibit 2. 41. The Capybara Report proceeds to allege that “Safety Shot employs 3rd parties like https://www.secretalerts.com/shot, leveraging mass spam through emails, text messages, group chats etc.” See id. 42. While SHOT does engage in the employment of third parties for advertising and promoting its business, none of SHOT’s promotions utilize mass spam through emails, text messages, and/or group chats, as the Capybara Report suggests. 43. Next, the Capybara Report proceeds to state that SHOT has paid for promotions from SNN, Inc, otherwise known as Planet MicroCap, and exclaims that Planet MicroCap is a “notorious promoter of stock frauds.” See id. 44. The Capybara Report does not explain how SNN, Inc., or Planet MicroCap, are “notorious promoter[s] of stock frauds.” 45. Upon information and belief, the Capybara Report stated that SNN, Inc., or Planet MicroCap, are promoters of stock fraud to convince readers that SHOT engages in business with ethically questionable third parties, which is inappropriate and misleads the public. 46. Further, the Capybara Report unambiguously claims that SHOT’s “approach involves creating hype around the stock, enticing individuals to invest without a comprehensive understanding of the underlying fundamentals or potential risks.” See id. Case 1:23-cv-11050 Document 1-9 Filed 12/20/23 Page 9 of 18 Case 1:23-cv-10728 Document 1 Filed 12/08/23 Page 8 of 17

9 47. Indeed, SHOT, like every other public company, generates hype around its stock, but does not entice individuals to invest without a comprehensive understanding of fundamentals and risks, as the Capybara Report suggests. 48. Being a public company, SHOT publicly files its quarterly and annual reports with the Securities and Exchange Commission. 49. The reports are available to the public and contain SHOT’s financial reports, risks, analysis, and ongoing litigation for investors and potential investors to read, understand, and appreciate. Safety Shot, Inc.’s Business Dealings 50. The Capybara Report states that “SRM was acquired from Vinco Ventures (BBIG) which raises red flags about the companies Safety Shot chooses to do business with.” See Exhibit 2 at 16. 51. The Capybara Report proceeds to state that “Vinco Ventures, formerly listed on Nasdaq under the symbol BBIG, underwent a sudden delisting on July 28th, without any prior notice to public shareholders. This abrupt delisting likely followed multiple unanswered delisting notices, reflecting a lack of transparency and responsiveness.” See id. 52. The Capybara Report then states that “[t]he company [Vinco Ventures] is now entangled in lawsuits, and within a day of delisting to the OTC marketplace, BBIG experienced a downgrade to the expert market, where it recently traded at $0.0003, for all intents and purposes it is $0.” 53. That Vinco Ventures sold its wholly owned subsidiary, SRM Entertainment, Ltd. (“SRM Entertainment”) to Jupiter Wellness, Inc. more than three years ago on November 30, 2020 is of no relevance. Case 1:23-cv-11050 Document 1-9 Filed 12/20/23 Page 10 of 18 Case 1:23-cv-10728 Document 1 Filed 12/08/23 Page 9 of 17

10 54. A cursory review of SRM Entertainment’s website reveals that not a single officer or director of Vinco Ventures—past or present—is an SRM Entertainment director, manager, or executive. 55. Likewise, SHOT’s website and SEC filings reveal that not a single officer or director of Vinco Ventures—past or present—is a director, manager, or executive of SHOT. 56. Neither SRM Entertainment nor SHOT have been implicated in any lawsuit involving Vinco Ventures or its personnel, nor is there a modicum of evidence demonstrating that SRM Entertainment or SHOT had anything to do with the Vinco Ventures delisting. 57. Upon information and belief, the Capybara Defendants knew that SRM Entertainment and SHOT had no association with any lawsuit involving Vinco Ventures or the company’s delisting, and their statements suggesting otherwise were fraudulent misrepresentations made in an attempt to discredit SHOT. Safety Shot, Inc.’s Valuation and Effect on Dilution 58. The Capybara Report accurately states that SHOT’s market capitalization on November 21, 2023, the day before the Capybara Report was published, was over $180,000,000.00. See Exhibit 2 at 18. 59. The Capybara Report then proceeds to unambiguously state that SHOT’s “valuation appears inflated, and thus we believe dilution is to come.” Id. 60. The Capybara Report claims that SHOT’s valuation is “inflated” based on SHOT’s history having a “notable pattern of dilution” involving two convertible notes and two offerings. Id. Case 1:23-cv-11050 Document 1-9 Filed 12/20/23 Page 11 of 18 Case 1:23-cv-10728 Document 1 Filed 12/08/23 Page 10 of 17

11 61. Even though SHOT has experienced episodes of mild dilution as a result of conversions on promissory notes, it is not indicative that SHOT’s current market capitalization is “inflated.” Id. 62. The Capybara Report proceeds to claim that SHOT has “over 9 million warrants awaiting exercise, notes that haven’t been paid off, the company appears positioned for additional dilution.” See id. 63. Generally, the issuance of additional SHOT common stock does not necessarily mean that SHOT stock dilution is inevitable, nor does it mean that it will have a negative impact on the value of SHOT’s stock, as the Capybara Report suggests. 64. The Capybara Report also cites to the Earn-Out Period disclosed in SHOT’s 8-K, which expressly states that “in the event that during the Earn-Out Period, the Company receives cash proceeds of at least $11,000,000.00 from exercises of the Company’s $1.00 Warrants at an exercise price of $1.00 per Common Share (‘Milestone 1’), the Company shall pay to the Seller $2,500,000 payable in cash.” See id. 65. The Capybara Report claims that the Earn-Out Period would cause an incentive for lenders to exercise their warrants and cause SHOT stock dilution. 66. First, the Earn-Out Period merely provides additional cash to sellers who chose to exercise their warrants during this period, which does not cause dilution to SHOT as additional cash is an asset, and is not SHOT common stock. 67. Second, while SHOT is incentivizing sellers to exercise their warrants during the Earn-Out Period, the incentive is contingent on SHOT earning $11,000,000.00. 68. The Earn-Out Period contingency for the incentive is masterfully crafted by SHOT, because if the contingent condition is met and SHOT does receive $11,000,000.00, any exercises Case 1:23-cv-11050 Document 1-9 Filed 12/20/23 Page 12 of 18 Case 1:23-cv-10728 Document 1 Filed 12/08/23 Page 11 of 17

12 that may occur will be offset by the cash and new working capital generated from the $11,000,000.00, as the cash will be used to fund SHOT’s business plans, which would raise the value of SHOT’s common stock. The Effect of the Capybara Report on Safety Shot, Inc.’s Market Value 69. Exactly one week before the Capybara Report was released, on Wednesday, November 15, 2023, SHOT’s share price increased from $2.28 per share to $3.18 per share at the close of the market on Friday, November 17, 2023. On Monday, November 20, 2023, SHOT’s share price continued to rise from $3.18 to $4.29 per share, and on Tuesday, November 21, 2023, SHOT’s share price rose even further from $4.29 to 4.79 per share. See Exhibit 12. 70. On November 22, 2023, the date Capybara released the Capybara Report, SHOT opened with a market price of $5.67 per share and closed with a market price of $3.57 per share, a staggering 37.03% decrease. Id. 71. SHOT has 41.42 million shares outstanding.7 As a result of the drop in market price, on November 22, 2023 the market capitalization8 of SHOT dropped from $234,851,4009 to $147,869,500,10 a difference of $86,982,000. To date, SHOT stock has not traded at the same value that the stock opened at on November 22, 2023, $5.67 per share.11 By extension, to date 7 See Yahoo Finance, Safety Shot, Inc. Share Statistics (last accessed December 4, 2023), https://finance.yahoo.com/quote/SHOT/key-statistics?p=SHOT. 8 Market capitalization refers to the total dollar market value of a company’s outstanding shares of stock or what the public market determines a company is worth. 9 Market Capitalization = (Outstanding Shares * Market Price) = (41,420,000*$5.67) = $234,851,400. 10 Market Capitalization = (Outstanding Shares * Market Price) = (41,420,000*$3.57) = $147,869,400. 11 According to Yahoo Finance’s Historical Data, SHOT’s market price was $4.26 per share at the close of the trading day on November 30, 2023. See Yahoo Finance, Safety Shot, Inc. Historical Data (last accessed December 4, 2023), https://finance.yahoo.com/quote/SHOT/history?p=SHOT. Case 1:23-cv-11050 Document 1-9 Filed 12/20/23 Page 13 of 18 Case 1:23-cv-10728 Document 1 Filed 12/08/23 Page 12 of 17

13 SHOT’s market capitalization has also not recovered to the same value it had prior to the release of the Capybara Report. 72. Further, as a result of the Capybara Report, short volume in SHOT rose significantly. On November 13, 2023, exactly one week before the Capybara Report was released, the short volume was approximately 760,090 shares shorted. On November 22, 2023, the short volume was approximately 21,407,347 shares shorted, more than 28.16 times the amount shorted a week earlier.12 The Capybara Report Interfered with SHOT’s Natural Business Expectations 73. SHOT expected and anticipated natural volatility in the market value of its common shares on November 22, 2023, the date that the Capybara Report was published and made available online to the public. 74. SHOT never expected the market value of its common stock to decline by $2.10 per share on November 22, 2023, as a result of the release of the Capybara Report. 75. SHOT, and its shareholders, expected only legitimate and natural market forces to impact the value of SHOT’s stock. 76. The Capybara Report was an external, non-natural force that impacted the market value of SHOT. 77. SHOT did not anticipate the Capybara Report to be released, and certainly did not anticipate the Capybara Report containing falsities, half-truths, and misleading statements that would negatively impact the value of SHOT common stock and prospective business relations. 78. Upon information and belief, Capybara knew that the Capybara Report would result in the decline in market value of SHOT common stock. 12 Information gathered from FINRA, Daily Short Sale Volume Files (last accessed December 4, 2023), https://www.finra.org/finra-data/browse-catalog/short-sale-volume-data. Case 1:23-cv-11050 Document 1-9 Filed 12/20/23 Page 14 of 18 Case 1:23-cv-10728 Document 1 Filed 12/08/23 Page 13 of 17

14 79. Upon information and belief, it was foreseeable to Capybara that the Capybara Report would result in a decrease in market value of SHOT common stock. 80. Upon information and belief, Capybara knew that the Capybara Report would harm SHOT’s reputation, and therefore, negatively impact SHOT’s prospective business relations. 81. But for the Capybara Report, the market value of SHOT’s common stock would not have aggressively declined on and after November 22, 2023. 82. Additionally, but for the Capybara Report, the daily short volume of SHOT common stock would not have been as substantial. FIRST CAUSE OF ACTION Securities Fraud Against the Capybara Defendants 83. Plaintiff repeats, reiterates, and re-alleges each and every allegation of the paragraphs as though fully set forth herein. 84. “It shall be unlawful for any person, directly or indirectly, by the use of the mails or any means or instrumentality of interstate commerce, or of any facility of any national securities exchange, or for any member of a national securities exchange to effect, alone or with one or more other persons, a manipulative short sale of any security.” 15 U.S.C. § 78i(d). 85. “It shall be unlawful for any person, directly or indirectly, by the use of any means or instrumentality of interstate commerce or of the mails, or of any facility of any national securities exchange—[t]o effect a short sale, or to use or employ any stop-loss order in connection with the purchase or sale, of any security other than a government security, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors.” 15 U.S.C. § 78j(a)(1). 86. The Capybara Defendants made public communications in an effort to manipulate the general investing public into selling their SHOT shares or into opening short positions in order Case 1:23-cv-11050 Document 1-9 Filed 12/20/23 Page 15 of 18 Case 1:23-cv-10728 Document 1 Filed 12/08/23 Page 14 of 17

15 to capitalize on a drop in share price. This is confirmed by a disclosure in the Capybara Report which states “[w]e hold a short position in shares of $SHOT….” See Exhibit 2 at 2. 87. The Capybara Defendants acted intentionally to drive down the stock price of SHOT in a manipulative fashion. Because it held a short position, the Capybara Defendants would financially benefit from a decline in SHOT’s stock price. 88. The foregoing facts give rise to a strong inference that the Capybara Defendants acted with intentionality and recklessness as to how their public communication and the Capybara Report would spread across social media and motivate investors to react by creating short selling downward pressure on SHOT’s market price. SHOT’s market price has not rebounded to pre-November 22, 2023 levels as the short selling of SHOT stock has increased dramatically. These short sales are directly caused by the Capybara Report. 89. Plaintiff’s share value, business opportunities and shareholders’ long positions in an efficient market relied on to be free of manipulation were artificially manipulated to Plaintiff’s detriment, thereby causing Plaintiff damages in an amount to be proven at trial. 90. As a result, Plaintiff is further entitled to an award of attorney’s fees and costs pursuant to 15 U.S.C. § 78u-4(c), to the extent the Capybara Defendants interpose defenses in violation of Fed. R. Civ. P. 11(b). SECOND CAUSE OF ACTION Tortious Interference with Prospective Business Expectancy Against the Capybara Defendants and Benzinga 91. Plaintiff repeats, reiterates, and re-alleges each and every allegation of the paragraphs as though fully set forth herein. 92. Plaintiff had and has a valid business expectation that its common stock will only be subject to normal, marketplace, and general business risks of investment. Case 1:23-cv-11050 Document 1-9 Filed 12/20/23 Page 16 of 18 Case 1:23-cv-10728 Document 1 Filed 12/08/23 Page 15 of 17

16 93. The Capybara Defendants’ conduct was wrongful, because it involved illegal stock market manipulation in violation of federal securities laws quoted above. 94. The Capybara Defendants knew that holders of the stock in SHOT, including the Plaintiff, had an expectation that pure market forces, not false and manipulative public statements, would impact the value of their investments and equity in SHOT. 95. The Capybara Defendants intentionally and directly caused investors to make a flurry and deluge of short selling trades, putting down pressure on the SHOT stock price. 96. The Capybara Defendants’ conduct disrupted the Plaintiff’s expectations of only legitimate market forces impacting the value of its stock. 97. Benzinga’s supplementary dissemination of the Capybara Report caused additional third-parties, including investors, to view and short SHOT common stock, directly causing additional downward pressure on SHOT’s share price. 98. Plaintiff had a valid business expectation that it would be able to sell its shares of SHOT stock at a higher price or would be able to realize an increased market price. 99. Plaintiff suffered damages as a result of the tortious interference in its business expectancy as a result of the actions of Defendants. 100. Accordingly, Plaintiff is entitled to damages in an amount to be determined at trial. PRAYER FOR RELIEF WHEREFORE, Plaintiff seeks a Verdict and Judgment against Defendants as follows: A. Awarding Plaintiff compensatory, special, incidental and punitive damages, in an amount to be determined at trial, plus post-judgment interest at the legal rate from the date of the verdict until paid in full; Case 1:23-cv-11050 Document 1-9 Filed 12/20/23 Page 17 of 18 Case 1:23-cv-10728 Document 1 Filed 12/08/23 Page 16 of 17

17 B. Awarding attorneys’ fees and costs to the extent available under 15 U.S.C. § 78u-4(c), together with post-judgment interest at the legal rate from the date of judgment until paid in full; C. Issuing an order directing the Capybara Research to publicly retract the Capybara Report in writing; D. Issuing an injunction preventing the Capybara Defendants from communicating about SHOT on any social media website or posting articles about SHOT on its website, except for a public written retraction of the Capybara Report; E. Issuing an order directing Benzinga to remove and publicly retract its November 22, 2023 article republishing the Capybara Report, in writing; and F. Awarding such other just and/or equitable relief as this Court deems necessary. DATED: December 8, 2023 Respectfully submitted, THE BASILE LAW FIRM P.C. /s/ Eric Benzenberg Eric J. Benzenberg, Esq. Mark R. Basile, Esq. 390 N. Broadway, Ste. 140 Jericho, NY 11753 Tel.: (516) 455-1500 Fax: (631) 498-0748 Email: eric@thebasilelawfirm.com mark@thebasilelawfirm.com Attorneys for Plaintiff Safety Shot, Inc. Case 1:23-cv-11050 Document 1-9 Filed 12/20/23 Page 18 of 18 Case 1:23-cv-10728 Document 1 Filed 12/08/23 Page 17 of 17

Exhibit 10 Case 1:23-cv-11050 Document 1-10 Filed 12/20/23 Page 1 of 2

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Exhibit 11 Case 1:23-cv-11050 Document 1-11 Filed 12/20/23 Page 1 of 5

Case 1:23-cv-09212-JPC Document 16-3 Filed 11/16/23 Page 2 of 5 Case 1:23-cv-11050 Document 1-11 Filed 12/20/23 Page 2 of 5

Case 1:23-cv-09212-JPC Document 16-4 Filed 11/16/23 Page 2 of 2 X igorappelboom@g ... From user's Google profile p 0 Case 1:23-cv-11050 Document 1-11 Filed 12/20/23 Page 3 of 5

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Exhibit 1 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 1 of 101

S-3 1 tm234983d1_s3.htm FORM S-3 As filed with the Securities and Exchange Commission on February 1, 2023 Registration No. 333- UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 Knightscope, Inc. (Exact name of registrant as specified in its charter) Delaware 46-2482575 (State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification Number) 1070 Terra Bella Avenue Mountain View, California 94043 (650) 924-1025 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) William Santana Li Chief Executive Officer 1070 Terra Bella Avenue Mountain View, California 94043 (650) 924-1025 (Name, address, including zip code, and telephone number, including area code, of agent for service) With a copy to: David Dedyo Ned A. Prusse Jonathan S. Schulman Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 2 of 101

Perkins Coie LLP 505 Howard Street, Suite 1000 San Francisco, California 94105 (415) 344-7000 Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ! If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: " If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ! If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ! If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ! If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ! Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. Large accelerated filer ! Accelerated filer ! Non-accelerated filer " Smaller reporting company " Emerging growth company " If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ! The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine. Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 3 of 101

EXPLANATORY NOTE This registration statement contains two prospectuses: · a base prospectus which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $100,000,000 of the securities identified below from time to time in one or more offerings; and · at-the-market offering agreement prospectus covering the offering, issuance and sale by the registrant from time to time of shares of the registrant’s Class A common stock having an aggregate offering price of up to $20,000,000 that may be issued and sold under an at-the-market offering agreement, dated February 1, 2023, with H.C. Wainwright & Co., LLC. The base prospectus immediately follows this explanatory note. The specific terms of any other securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The at-the-market offering agreement prospectus immediately follows the base prospectus. Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 4 of 101

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2023 PROSPECTUS Knightscope, Inc. $100,000,000 Class A Common Stock Preferred Stock Debt Securities Warrants Units We may, from time to time in one or more offerings, offer and sell up to $100,000,000 in the aggregate of Class A common stock, preferred stock, debt securities, warrants and units, in any combination. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See “Plan of Distribution.” Our Class B common stock is not publicly traded. Holders of Class A common stock and holders of Class B common stock have substantially identical rights, except that holders of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to 10 votes per share. Holders of Class A common stock and holders of Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by law or our certificate of incorporation. Each share of Class B common stock may be converted into a share of Class A common stock at any time at the election of the holder. See “Description of Capital Stock.” Our Class A common stock is traded on The Nasdaq Global Market under the symbol “KSCP.” On January 30, 2023, the last reported sales price of our Class A common stock on The Nasdaq Global Market was $1.60 per share. We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company. As of January 27, 2023, the aggregate market value of our outstanding Class A common stock held by non-affiliates, or public float, was approximately $60.7 million, based on the closing price of our Class A common stock as reported on The Nasdaq Global Market on December 5, 2022, as calculated in accordance with General Instruction Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 5 of 101

I.B.6 of Form S-3. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell any securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more. Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus, and any applicable prospectus supplement, and in the documents that are incorporated by reference herein and therein. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The date of this prospectus is , 2023. Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 6 of 101

TABLE OF CONTENTS Page ABOUT THIS PROSPECTUS ii CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS iii RISK FACTORS 1 OUR COMPANY 2 USE OF PROCEEDS 1 DESCRIPTION OF CAPITAL STOCK 2 DESCRIPTION OF DEBT SECURITIES 8 DESCRIPTION OF WARRANTS 14 DESCRIPTION OF UNITS 15 PLAN OF DISTRIBUTION 16 LEGAL MATTERS 18 EXPERTS 18 WHERE YOU CAN FIND MORE INFORMATION 18 INFORMATION INCORPORATED BY REFERENCE 18 i Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 7 of 101

ABOUT THIS PROSPECTUS This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in or incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement (and any applicable free writing prospectuses), together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.” This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners. Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” the “Company” and “Knightscope” refer to Knightscope, Inc., a Delaware corporation. The term “you” refers to a prospective investor. ii Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 8 of 101

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS Certain statements in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein include, but are not limited to, statements about: · the success of our products and product candidates will require significant capital resources and years of development efforts; · our limited number of deployments and the risk of limited market acceptance of our products; · our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; · our limited operating history by which performance can be gauged; · our ability to operate and collect digital information on behalf of our clients, which is dependent on the privacy laws of jurisdictions in which our ASRs (as defined below) operate, as well as the corporate policies of our clients, which may limit our ability to fully deploy our technologies in various markets; · our ability to raise capital and the availability of future financing; · unpredictable events, such as the COVID-19 pandemic, and associated business disruptions could seriously harm our future revenues and financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital; · our ability to manage our research, development, expansion, growth and operating expenses; and · our ability to effectively use the net proceeds from any offering. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions and other factors that could cause actual results to differ materially from those stated, including those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, which is incorporated by reference herein, as such factors may be updated in our filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus, any prospectus supplement and the documents incorporated herein and therein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. In particular, disruptions and delays with certain vendors in our supply chain, as a result of the COVID-19 pandemic, may adversely impact component manufacturers’ ability to meet our client demand timely. Additionally, the prioritization of Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 9 of 101

shipments of certain products, as a result of the pandemic, could cause delays in our ability to deploy our ASRs. Such disruptions could result in a delay in our ability to recognize revenue on sales. The physical security industry in general and our financial position and operating results, in particular, have been material, are changing rapidly, and cannot be predicted. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date made, and we undertake no obligation to update any of these forward-looking statements for any reason after such date or to conform these statements to actual results or revised expectations, except as required by applicable law. iii Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 10 of 101

RISK FACTORS An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects. 1 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 11 of 101

OUR COMPANY Knightscope is a leading developer of autonomous security robots. Our technologies are Made in the USA and allow public safety professionals to more effectively deter, intervene, capture, and prosecute criminals. Our mission is to make the United States of America the safest country in the world by helping to protect the places people live, work, study and visit. To support this mission, we design, develop, manufacture, market, and support Autonomous Security Robots (“ASRs”), autonomous charging stations, the proprietary Knightscope Security Operations Center (“KSOC”) software user interface, and blue light emergency communication devices. Our core technologies are suitable for most environments that require security patrol coverage and designed to be force multipliers that offer security teams improved situational awareness. ASRs conduct real-time on-site data collection and analysis in both indoor and outdoor spaces delivering alerts to security professionals through the KSOC. The KSOC enables clients with appropriate credentials and user permissions to access the data for investigative and evidence collection purposes. Our blue light emergency communication devices consist of emergency blue light towers, blue light emergency phone (“E-Phone”) towers, fully integrated, solar-powered cellular emergency phone towers, and emergency call box systems (“Call Box”). Towered devices are tall, highly visible and recognizable apparatuses that provide emergency communications using cellular and satellite communications with solar power for additional safety in remote locations. E-Phones and Call Boxes offering a smaller, yet still highly visible, footprint than the stationary security towers, but with the same reliable communication capabilities. We sell our ASR and stationary multi-purpose security solutions under an annual subscription, Machine-as-a-Service business model, which includes the ASR rental as well as maintenance, service, support, data transfer, KSOC access, charging stations, and unlimited software, firmware and select hardware upgrades. Our stationary blue light, e-phone, and call box towers are sold as point-of-sale modular systems, including Knightscope’s exclusive, self-diagnostic, alarm monitoring system firmware that provides system owners daily email reports on the operational status of their system, a one-year parts warranty, and optional installation services. Modular upgrades are available for the blue light towers, such as public announcement speaker systems. Knightscope also offers an extended warranty on this series of stationary security towers. Our current strategy for all products and services is to focus solely on United States sales and deployments for the foreseeable future before considering global expansion. We were incorporated in Delaware in April 2013. Our principal executive offices are located at 1070 Terra Bella Avenue, Mountain View, California 94043, and our telephone number is (650) 924-1025. We maintain an internet website at www.knightscope.com. The information provided on our website (or any other website referred to in this prospectus) is not part of this this prospectus and is not incorporated by reference as part of this prospectus. 2 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 12 of 101

USE OF PROCEEDS Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes, which may include, among others, working capital, capital expenditures, acquisitions, repayment or refinancing of debt, and repurchases or redemptions of securities. We will retain broad discretion over the allocation of net proceeds from the sale of any securities offered by us. 1 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 13 of 101

DESCRIPTION OF CAPITAL STOCK The following description of capital stock summarizes certain provisions of our Amended and Restated Certificate of Incorporation (the “certificate of incorporation”) and our Bylaws (the “bylaws”). The description is intended as a summary, and is qualified in its entirety by reference to our certificate of incorporation and our bylaws, copies of which have been filed as exhibits to the registration statement, of which this prospectus forms a part. Authorized Capital Stock Our authorized capital stock consists of 187,405,324 shares, consisting of: (i) 114,000,000 shares of Class A common stock, $0.001 par value per share; (ii) 30,000,000 shares of Class B common stock, $0.001 par value per share; and (iii) 43,405,324 shares of preferred stock, $0.001 par value per share, consisting of (A) 8,936,015 shares designated as Series A preferred stock, (B) 4,707,501 shares designated as Series B preferred stock, (C) 6,666,666 shares designated as Series m preferred stock, (D) 333,334 shares designated as Series m-1 preferred stock, (E) 1,660,756 shares designated as Series m-2 preferred stock, (F) 3,490,658 shares designated as Series m-3 preferred stock, (G) 4,502,061 shares designated as Series m-4 preferred stock, and (H) 13,108,333 shares designated as Series S preferred stock. As of January 27, 2023 there were outstanding: (i) 31,205,189 shares of Class A common stock; (ii) 10,319,884 shares of Class B common stock; and (iii) 9,654,490 shares of preferred stock, consisting of (A) 1,418,381 shares of Series A preferred stock, (B) 3,535,621 shares of Series B preferred stock, (C) 1,834,784 shares of Series m preferred stock, (D) no shares of Series m-1 preferred stock, (E) 160,000 shares of Series m-2 preferred stock, (F) no shares of Series m-3 preferred stock, (G) no shares of Series m-4 preferred stock, and (H) 2,705,704 shares of Series S preferred stock. Common Stock We have two authorized classes of common stock, Class A common stock and Class B common stock. Outstanding shares of preferred stock are convertible into shares of either Class A common stock or Class B common stock, with (A) the Series A preferred stock, the Series B preferred stock and the Series m-2 preferred stock (collectively, the “Super Voting Preferred Stock”) convertible into shares of Class B common stock, and (B) the Series m preferred stock, the Series m-1 preferred stock, the Series m-3 preferred stock, the Series m-4 preferred stock and the Series S preferred stock (collectively, the “Ordinary Preferred Stock”) convertible into shares of Class A common stock. The Class B common stock is convertible into shares of Class A common stock as described below. Voting Rights Each holder of Class B common stock shall be entitled to ten (10) votes for each share of Class B common stock held by such holder as of the applicable record date. Each holder of Class A common stock shall be entitled to one (1) vote for each share of Class A common stock held by such holder as of the applicable record date. Except as otherwise expressly provided in the certificate of incorporation or by applicable law, the holders of Class A common stock and the holders of Class B common stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the written consent of the stockholders of the Company. Each holder of preferred stock shall be entitled to the number of votes equal to the number of votes to which each share of common stock is entitled for each such share of common stock into which such preferred stock could then be converted. The holders of shares of the preferred stock shall be entitled to vote on all matters on which the common stock shall be entitled to vote. Holders of preferred stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of preferred stock held by each holder could be converted), shall be disregarded. Except as otherwise expressly provided in the certificate of incorporation or as required by law, the holders of preferred stock, the holders of Class A common stock and the holders of Class B common stock shall vote together and not as separate classes, and there shall be no series voting. Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 14 of 101

Dividend Rights Holders of the Company’s common stock are entitled to receive dividends, as may be declared from time to time by the board of directors out of legally available funds and only following payment to holders of the Company’s preferred stock, as detailed in the certificate of incorporation. Following payment of dividends to the holders of preferred stock in accordance with the preferential order set out in the certificate of incorporation, including the Series S preferred stock, any additional dividends set aside or paid in a given year, shall be set aside and paid among the holders of the preferred stock and common stock on an as-converted basis. The rights to dividends are not cumulative. 2 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 15 of 101

Liquidation Rights In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all debts and other liabilities of the Company and only after the satisfaction of any liquidation preferences granted to the holders of all shares of the outstanding preferred stock in accordance with the liquidation stack provided for in the certificate of incorporation of the Company. Rights and Preferences Holders of the Company’s common stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company’s common stock, except that holders of the Class B common stock may convert their shares into shares of Class A common stock. Conversion Rights Each share of Class B common stock shall automatically convert into one share of Class A common stock upon any transfer of such shares other than for tax planning purposes and certain other limited exceptions, as outlined in the certificate of incorporation. Each share of Class B common stock shall be convertible into one share of Class A common stock at the option of the holder thereof at any time upon written notice to the Company’s transfer agent. Ordinary Preferred Stock The Company has authorized the issuance of the Series m preferred stock, the Series m-1 preferred stock, the Series m-3 preferred stock, the Series m-4 preferred stock and the Series S preferred stock, which contain substantially similar rights, preferences, and privileges, as other series of preferred stock, except as described below. Conversion Rights Shares of Ordinary Preferred Stock are convertible, at the option of the holder, at any time, into fully-paid nonassessable shares of the Company’s Class A common stock at the then-applicable conversion rate. The conversion rate is subject to anti-dilution protective provisions that will be applied to adjust the number of shares of Class A common stock issuable upon conversion of the shares of the respective series of preferred stock, except Series m-3 preferred stock and Series m-4 preferred stock, in case shares of common stock, on an as converted basis, are issued for a price per share below the price per share of the relevant series of preferred stock, subject to customary exceptions, in accordance with the certificate of incorporation. The initial conversion rate for the conversion of the Series m preferred stock and Series S preferred stock was 1:1, which conversion rate will continue to be adjusted pursuant to the broad-based weighted average anti-dilution adjustment provisions provided for in the certificate of incorporation. Additionally, each share of preferred stock will automatically convert into Class A common stock or Class B common stock, as applicable, (i) immediately prior to the closing of a firm commitment underwritten public offering, registered under the Securities Act, (ii) with respect to preferred stock other than the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the preferred stock other than the Series m-4 preferred stock then outstanding, or (iii) with respect to the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Series m-4 preferred stock then outstanding. The stock will convert in the same manner as a voluntary conversion. Voting Rights Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 16 of 101

Each holder of Ordinary Preferred Stock is entitled to that number of votes equal to one vote per share of Class A common stock into which such shares are convertible, as adjusted as discussed above for the Series m preferred stock and Series S preferred stock. Fractional votes are not permitted and if the conversion results in a fractional share, it will be disregarded. Holders of Ordinary Preferred Stock are entitled to vote on all matters submitted to a vote of the stockholders, including the election of directors, as a single class with the holders of common stock. 3 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 17 of 101

Dividend Rights Holders of Series m-4 preferred stock are entitled to receive cumulative dividends payable semi-annually in arrears with respect to each dividend period ending on and including the last calendar day of each six-month period ending March 31 and September 30, respectively (each such period, a “Dividend Period” and each such date, a “Dividend Payment Date”), at the rate per share of Series m-4 preferred stock equal to the Dividend Rate for the Series m-4 preferred stock, in each case subject to compliance with applicable law. Dividends to holders of Series m-4 preferred stock are paid in kind as a dividend of additional shares of Series m-4 preferred stock (“PIK Dividends”) for each Dividend Period on the applicable Dividend Payment Date using a price per share equal to the original issue price, provided that the Company shall not issue any fractional shares of Series m-4 preferred stock. Except as described above, the Company has no obligation to pay any dividends to the holders of Series m-4 preferred stock, except when, as and if declared by the board of directors out of any assets at the time legally available therefor or as otherwise specifically provided in the certificate of incorporation. No distribution will be made with respect to the Series S preferred stock, the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock, the Series m-2 preferred stock, Series A preferred stock, Series m-3 preferred stock or the common stock until all declared or accrued but unpaid dividends on the Series m-4 preferred stock have been paid or set aside for payment to the Series m-4 preferred stockholders. Right to Receive Liquidation Distributions In the event of any Liquidation Event, as defined in the certificate of incorporation (which includes the liquidation, dissolution, merger, acquisition or winding up of the Company), the holders of the Series m-4 preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series S preferred stock, Series A preferred stock, Series B preferred stock, Series m preferred stock, Series m-1 preferred stock, Series m-2 preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series m-4 preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series m-4 preferred stock, and (ii) all accrued but unpaid PIK Dividends (if any) on such share of Series m-4 preferred stock, whether or not declared, or (B) the consideration that such Holder would receive in the Liquidation Event if all shares of Series m-4 preferred stock were converted to Class A common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series m-4 preferred stock, where for purposes of (B) such Holder is deemed to hold, in addition to each of its shares of Series m-4 preferred stock, any additional shares of Series m-4 preferred stock that constitute all accrued but unpaid PIK Dividends, whether or not declared. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series m-4 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series m-4 preferred stock in proportion to the full amounts they would otherwise be entitled to receive. The Series m-4 preferred stock has a $7 per share liquidation preference, which is 2x its original issue price. The holders of the Series S preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A preferred stock, Series B preferred stock, Series m preferred stock, Series m-1 preferred stock, Series m-2 preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series S preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series S preferred stock, and (ii) all declared but unpaid dividends (if any) on such share of Series S preferred stock, or (B) the amount such Holder would receive if all shares of Series S preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series S preferred stock. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series S preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series S preferred stock in proportion to the full amounts they would otherwise be entitled to receive. The holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock shall be entitled to receive, prior Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 18 of 101

and in preference to any distribution of any of the assets of the Company to the holders of the Series A preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, and (ii) all declared but unpaid dividends (if any) on such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, or (B) the amount such Holder would receive if all shares of the applicable series of preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock and Series m-2 preferred stock, voting together as a single class. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock in proportion to the full amounts they would otherwise be entitled to receive. 4 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 19 of 101

The holders of Series m-3 preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock by reason of their ownership of such stock, an amount per share for each share of Series m-3 preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series m-3 preferred stock and (ii) all declared but unpaid dividends (if any) on such share of Series m-3 preferred stock, or (B) the amount such Holder would receive if all shares of Series m-3 preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series m-3 preferred stock. If upon a Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series m-3 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series m-3 preferred stock in proportion to the full amounts they would otherwise be entitled to receive. After payment of all liquidation preferences to the holders of the preferred stock, as outlined below, all remaining assets of the Company legally available for distribution shall be distributed pro rata to the holders of the common stock, without any participation in such liquidation by the preferred stock. The certificate of incorporation explicitly requires that before any shares of preferred stock are converted into common stock, the relevant holder’s right to liquidation preference be surrendered, in order to prevent treatment of shares as both preferred stock and common stock for the purpose of distributions of assets upon a Liquidation Event. Super Voting Preferred Stock The Company has authorized the issuance of three other series of preferred stock. The series are designated Series A preferred stock, Series B preferred stock and Series m-2 preferred stock. Each series of Super Voting Preferred Stock contains substantially similar rights, preferences, and privileges, except as described below. Dividend Rights In any calendar year, the holders of outstanding shares of preferred stock are entitled to receive dividends, when, as and if declared by the board of directors, out of any assets at the time legally available therefor, at the dividend rate specified for such shares of preferred stock payable in preference and priority to any declaration or payment of any distribution on common stock of the Company in such calendar year. Except dividends to Series m-4 preferred stock specified above, the right to receive dividends on shares of preferred stock is not cumulative, and no right to dividends shall accrue to holders of preferred stock by reason of the fact that dividends on said shares are not declared or paid. No distributions shall be made with respect to the Series S preferred stock, the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock, the Series m-2 preferred stock, Series A preferred stock or Series m-3 preferred stock unless dividends on the Series m-4 preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared or accrued dividends on the Series m-4 preferred stock have been paid or set aside for payment to the Series m-4 preferred stock holders. No distributions shall be made with respect to the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock, the Series m-2 preferred stock, Series A preferred stock or Series m-3 preferred stock unless dividends on the Series S preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series S preferred stock have been paid or set aside for payment to the Series S preferred stock holders. No distributions shall be made with respect to the Series A preferred stock or Series m-3 preferred stock unless dividends on the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock have been paid or set aside for payment to the Series B preferred stock holders, the Series m preferred stock holders, the Series m-1 preferred stock holders and the Series m-2 preferred stock holders, as applicable. Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 20 of 101

5 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 21 of 101

No Distributions shall be made with respect to the Series m-3 preferred stock unless dividends on the Series A preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series A preferred stock have been paid or set aside for payment to the Series A preferred stockholders. No Distributions shall be made with respect to the common stock unless dividends on the Series m-3 preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series m-3 preferred stock have been paid or set aside for payment to the Series m-3 preferred stockholders. Conversion Rights Shares of preferred stock are convertible, at the option of the holder, at any time, into fully-paid nonassessable shares of the Company’s Class A common stock or Class B common stock at the then-applicable conversion rate. Any shares of Super Voting Preferred Stock shall be convertible to shares of the Company’s Class B common stock. Any share of preferred stock convertible to shares of Class B common stock that has been transferred for any reason other than for tax planning purposes and certain other limited exceptions, as outlined in the Company’s certificate of incorporation, shall become convertible into shares of Class A common stock. The conversion rate is subject to anti-dilution protective provisions that will be applied to adjust the number of shares of Class A common stock or Class B common stock, as applicable, issuable upon conversion of the shares of the respective series of preferred stock. At the date of this prospectus, the conversion rate for both the Series A preferred stock and the Series B preferred stock is one share of Class A common stock or Class B common stock, as applicable, per one share of preferred stock. The initial conversion rate for the conversion of the Series m-2 preferred stock initially was 1:1. Additionally, each share of preferred stock will automatically convert into Class A common stock or Class B common stock, as applicable, (i) immediately prior to the closing of a firm commitment underwritten public offering, registered under the Securities Act, (ii) with respect to preferred stock other than the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the preferred stock other than the Series m-4 preferred stock then outstanding (voting as a single class and on an as-converted basis), or (iii) with respect to the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Series m-4 preferred stock then outstanding. The stock will convert in the same manner as a voluntary conversion. Voting Rights Each holder of preferred stock is entitled to that number of votes equal to the number of votes of shares of Class A common stock or Class B common stock, as applicable, into which such shares are convertible. This means that holders of Super Voting Preferred Stock shall be entitled to ten votes for each share held. Fractional votes are not permitted and if the conversion results in a fractional share, it will be disregarded. Holders of preferred stock are entitled to vote on all matters submitted to a vote of the stockholders, including the election of directors, as a single class with the holders of common stock. Preemptive Rights The Company previously granted an investor in a preferred stock financing the right to invest up to their pro rata share ownership in future offerings of securities of the Company. The investor converted their securities to Class A common stock in early 2022, and as a result, the preemptive rights terminated. Right to Receive Liquidation Distribution In the event of a Liquidation Event, the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series B preferred stock, the Series m preferred stock, the Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 22 of 101

Series m-1 preferred stock and the Series m-2 preferred stock held by them equal to the greater of: (A) the sum of (i) the Liquidation Preference specified for such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, and (ii) all declared but unpaid dividends (if any) on such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, or (B) the amount such Holder would receive if all shares of the applicable series of preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock and Series m-2 preferred stock, voting together as a single class. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock in proportion to the full amounts they would otherwise be entitled to receive. 6 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 23 of 101

The holders of Series A preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock or Series m-3 preferred stock by reason of their ownership of such stock, an amount per share for each share of Series A preferred stock held by them equal to the greater of: (A) the sum of (i) the Liquidation Preference specified for such share of Series A preferred stock and (ii) all declared but unpaid dividends (if any) on such share of Series A preferred stock, or (B) the amount such Holder would receive if all shares of Series A preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series A preferred stock. If upon a Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series A preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A preferred stock in proportion to the full amounts they would otherwise be entitled to receive. After payment of all liquidation preferences to the holders of preferred stock, as outlined above, all remaining assets of the Company legally available for distribution shall be distributed pro rata to the holders of the common stock, without any participation in such liquidation by the preferred stock. The certificate of incorporation explicitly requires that before any shares of preferred stock are converted into common stock, the relevant holder’s right to liquidation preference be surrendered, in order to prevent treatment of shares as both preferred stock and common stock for the purpose of distributions of assets upon a Liquidation Event. Transfer Agent and Registrar Our transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A. Listing Our Class A common stock is listed on The Nasdaq Global Market under the symbol “KSCP.” 7 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 24 of 101

DESCRIPTION OF DEBT SECURITIES We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”). We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical. General We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including: · the title; · the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding; · any limit on the amount that may be issued; · whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be; · the maturity date; · whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts; · the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates; · whether or not the debt securities will be secured or unsecured, and the terms of any secured debt; Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 25 of 101

· the terms of the subordination of any series of subordinated debt; · the place where payments will be payable; · restrictions on transfer, sale or other assignment, if any; · our right, if any, to defer payment of interest and the maximum length of any such deferral period; · the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions; · the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable; 8 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 26 of 101

· whether the indenture will restrict our ability and/or the ability of our subsidiaries to: o incur additional indebtedness; o issue additional securities; o create liens; o pay dividends and make distributions in respect of our capital stock and/or the capital stock of our subsidiaries; o redeem capital stock; o make investments or other restricted payments; o sell, transfer or otherwise dispose of assets; o enter into sale-leaseback transactions; o engage in transactions with stockholders and affiliates; o issue or sell stock of our subsidiaries; or o effect a consolidation or merger; · whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios; · a discussion of certain material U.S. federal income tax considerations applicable to the debt securities; · information describing any book-entry features; · provisions for a sinking fund purchase or other analogous fund, if any; · the applicability of the provisions in the indenture on discharge; · whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended; · the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; · the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; · any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 27 of 101

with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations; and · any other terms which shall not be inconsistent with the indentures. The notes may be issued as original issue discount securities. An original issue discount security is a note, including any zero coupon note, which: · is issued at a price lower than the amount payable upon its stated maturity; and · provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable. U.S. federal income tax consequences applicable to notes sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any notes which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement. Under the indentures, we will have the ability, in addition to the ability to issue notes with terms different from those of notes previously issued, without the consent of the holders, to reopen a previous issue of a series of notes and issue additional notes of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us. 9 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 28 of 101

Conversion or Exchange Rights We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment. Consolidation, Merger or Sale Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale. Events of Default Under the Indentures Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue: · if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred; · if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed; · if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; · if specified events of bankruptcy, insolvency or reorganization occur; and · any other event of default described in the applicable prospectus supplement. If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the second to last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default results from the occurrence of a specified event of bankruptcy, insolvency or reorganization with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default. Subject to the terms of the applicable indenture, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 29 of 101

exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that: · the direction so given by the holders is not in conflict with any law or the applicable indenture; and · subject to its duties under the TIA, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding. 10 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 30 of 101

A holder of the debt securities of any series will have the right to institute a proceeding under an indenture or to appoint a receiver or trustee, or to seek other remedies only if: · the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series; · the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and · the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer. These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or accrued interest on, the debt securities. We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures. Modification of Indenture; Waiver We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters: · to fix any ambiguity, defect or inconsistency in the indenture; · to comply with the provisions described above under the heading “Description of Debt Securities—Consolidation, Merger or Sale;” · to comply with any requirements of the SEC in connection with the qualification of any indenture under the TIA; · to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in such indenture; · to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under the heading “Description of Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities; · to evidence and provide for the acceptance of appointment hereunder by a successor trustee; · to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose; · to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or · to change anything that does not materially adversely affect the interests of any holder of debt securities of any series; provided that any amendment made solely to conform the provisions of the indenture to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement shall be Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 31 of 101

deemed not to adversely affect the interests of the holders of such debt securities. In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected: · extending the fixed maturity of the series of debt securities; 11 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 32 of 101

· reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; · reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver of the applicable indenture or notes or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults; · changing any of our obligations to pay additional amounts; · reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof; · changing the currency in which any note or any premium or interest is payable; · impairing the right to enforce any payment on or with respect to any note; · adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable; · in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated notes; · if the notes are secured, changing the terms and conditions pursuant to which the notes are secured in a manner adverse to the holders of the secured notes; · reducing the requirements contained in the applicable indenture for quorum or voting; · changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or · modifying any of the above provisions set forth in this paragraph. Discharge Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to: · register the transfer or exchange of debt securities of the series; · replace stolen, lost or mutilated debt securities of the series; · maintain paying agencies; · hold monies for payment in trust; · recover excess money held by the debenture trustee; · compensate and indemnify the debenture trustee; and Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 33 of 101

· appoint any successor trustee. In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due. Form, Exchange and Transfer We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in a prospectus supplement with respect to that series. See the section entitled “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities. At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount. 12 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 34 of 101

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to: · issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or · register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part. Information Concerning the Debenture Trustee The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. Payment and Paying Agents Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest. We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series. All money we pay to a paying agent or the debenture trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof. Governing Law Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 35 of 101

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the TIA is applicable. Subordination of Subordinated Debt Securities The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt. 13 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 36 of 101

DESCRIPTION OF WARRANTS We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement. Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable: · the specific designation and aggregate number of, and the offering price at which we will issue, the warrants; · the currency or currency units in which the offering price, if any, and the exercise price are payable; · the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants; · whether the warrants are to be sold separately or with other securities as parts of units; · whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit; · a discussion of certain material U.S. federal income tax considerations applicable to the warrants; · the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents; · the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange; · the designation and terms of any equity securities purchasable upon exercise of the warrants; · the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants; · if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security; · if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable; · the number of shares of preferred stock or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased; Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 37 of 101

· if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time; · information with respect to book-entry procedures, if any; · the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any; · any redemption or call provisions; and · any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants. 14 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 38 of 101

DESCRIPTION OF UNITS We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements. Any prospectus supplement related to any particular units will describe, among other things: · the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; · any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; · if appropriate, a discussion of certain material U.S. federal income tax considerations applicable to the units; and · any material provisions of the governing unit agreement that differ from those described above. The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively. 15 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 39 of 101

PLAN OF DISTRIBUTION We may sell the securities being offered hereby: · directly to one or more purchasers; · through agents; · through dealers; · through underwriters; · through a combination of any of the above methods of sale; or · through any other methods described in a prospectus supplement. We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions, at-the-market offerings and transactions on The Nasdaq Global Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange. If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased. We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used. Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 40 of 101

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business. Any person participating in the distribution of Class A common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our Class A common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Class A common stock to engage in market-making activities with respect to our Class A common stock. These restrictions may affect the marketability of our Class A common stock and the ability of any person or entity to engage in market-making activities with respect to our Class A common stock. 16 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 41 of 101

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time. 17 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 42 of 101

LEGAL MATTERS Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus will be passed upon for us by Perkins Coie LLP. EXPERTS The financial statements of Knightscope, Inc. as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The financial statements of CASE Emergency Systems as of and for the year ended December 31, 2021 incorporated in this Registration Statement on Form S-3 by reference to the Company’s Current Report on Form 8-K/A, filed with the SEC on December 28, 2022, have been so incorporated in reliance on the report of Cashuk, Wiseman, Goldberg, Birnbaum and Salem, LLP, an independent accounting firm, given on the authority of said firm as experts in auditing and accounting. WHERE YOU CAN FIND MORE INFORMATION We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed thereto. Statements contained in this prospectus or any prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available free of charge over the Internet at the SEC’s web site at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.knightscope.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement. The prospectus included in this filing is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, as indicated above, or from us. INFORMATION INCORPORATED BY REFERENCE The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K): · our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022; · our Definitive Proxy Statement on Schedule 14A relating to our 2022 Annual Meeting of Stockholders, filed with the SEC on May 2, 2022; · our Definitive Information Statement on Schedule 14C, filed with the SEC on January 23, 2023; Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 43 of 101

· our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 16, 2022, August 15, 2022 and November 14, 2022, respectively; · our Current Reports on Form 8-K filed with the SEC on February 14, 2022, April 6, 2022, April 12, 2022, June 28, 2022, October 11, 2022, October 20, 2022, December 28, 2022, January 3, 2023, January 9, 2023 and January 27, 2023, and · the description of our Class A common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 25, 2022 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022). 18 ---------- ---- ---- -------- --------------------------------- -- --- Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 44 of 101

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Knightscope, Inc., Attention: Investor Relations, 1070 Terra Bella Avenue, Mountain View, California 94043, telephone (650) 924-1025. 19 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 45 of 101

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2023 PROSPECTUS SUPPLEMENT Knightscope, Inc. Up to $20,000,000 Class A Common Stock We have entered into an At the Market Offering Agreement, dated February 1, 2023 (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright” or the “sales agent”) relating to shares of our Class A common stock, par value $0.001 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may from time to time offer and sell shares of our Class A common stock having an aggregate offering price of up to $20,000,000 through Wainwright as our sales agent under this prospectus supplement. Sales of the shares of Class A common stock, if any, may be made by means of transactions that are deemed to be “at-the-market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including ordinary brokers’ transactions on The Nasdaq Global Market or other trading market. If we and Wainwright agree on any method of distribution other than sales of shares of our Class A common stock into The Nasdaq Global Market or another existing trading market in the United States at market prices, we will file a prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The sales agent will receive from us a commission of 3.0% based on the gross sales price per share for any shares sold through the sales agent under the Sales Agreement. Under the terms of the Sales Agreement, we also may sell shares of our Class A common stock to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate terms agreement with the sales agent and we will describe the agreement in a separate prospectus supplement or pricing supplement. In connection with the sale of shares of our Class A common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain liabilities, including civil liabilities under the Securities Act. The sales agent is not required to sell any specific number or dollar amount of shares of our Class A common stock, but, subject to the terms and conditions of the Sales Agreement and unless otherwise agreed by us and the sales agent, the sales agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the shares offered as our sales agent. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. I Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 46 of 101

Our Class B common stock is not publicly traded. Holders of Class A common stock and holders of Class B common stock have substantially identical rights, except that holders of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to 10 votes per share. Holders of Class A common stock and holders of Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by law or our certificate of incorporation. Each share of Class B common stock may be converted into a share of Class A common stock at any time at the election of the holder. See “Description of Capital Stock.” Our Class A common stock is traded on The Nasdaq Global Market under the symbol “KSCP.” On January 30, 2023, the last reported sales price of our Class A common stock on The Nasdaq Global Market was $1.60 per share. We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company. As of January 27, 2023, the aggregate market value of our outstanding Class A common stock held by non-affiliates, or public float, was approximately $60.7 million, based on the closing price of our Class A common stock as reported on The Nasdaq Global Market on December 5, 2022, as calculated in accordance with General Instruction I.B.6 of Form S-3. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell any securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more. Investing in our securities involves a high degree of risk. Before buying any securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement. Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. H.C. Wainwright & Co. The date of this prospectus is , 2023. Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 47 of 101

TABLE OF CONTENTS Page ABOUT THIS PROSPECTUS SUPPLEMENT ii CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS iii PROSPECTUS SUMMARY 1 RISK FACTORS 5 USE OF PROCEEDS 9 DILUTION 10 DESCRIPTION OF CAPITAL STOCK 12 CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OR NON-U.S. HOLDERS OF CLASS A COMMON STOCK 18 PLAN OF DISTRIBUTION 21 LEGAL MATTERS 22 EXPERTS 22 WHERE YOU CAN FIND ADDITIONAL INFORMATION 22 INFORMATION OF CERTAIN DOCUMENTS BY REFERENCE 22 i Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 48 of 101

ABOUT THIS PROSPECTUS SUPPLEMENT This prospectus supplement and the accompanying prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our Class A common stock in this offering. Under the shelf registration process, we may offer shares of our Class A common stock having an aggregate offering price of up to $20,000,000 from time to time under this prospectus supplement and the accompanying prospectus at prices to be determined by market conditions at the time of the offering. We provide information to you about this offering of shares of our Class A common stock in in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering, and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. In addition, to the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this sales agreement prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, describes the specific terms of this offering. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add to or update information contained in the documents incorporated by reference therein. You should rely only on the information contained in this prospectus or incorporated by reference herein. We have not authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference in this prospectus supplement is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement and the documents incorporated by reference in this prospectus supplement in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. For investors outside of the United States: we have not, and the sales agent has not, done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectuses in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus or any free writing prospectuses must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus or any free writing prospectuses outside of the United States. You should assume that the information in this prospectus is accurate only as of the date on the front of this document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus, or the date of any sale of a security. This prospectus supplement may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners. Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 49 of 101

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the “Company,” “we,” “us,” “our,” and “Knightscope” refer to Knightscope, Inc. The term “you” refers to a prospective investor. ii Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 50 of 101

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS Certain statements in this prospectus and the documents incorporated herein by reference include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this prospectus and the documents incorporated by reference herein other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements about: · the success of our products and product candidates will require significant capital resources and years of development efforts; · our limited number of deployments and the risk of limited market acceptance of our products; · our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; · our limited operating history by which performance can be gauged; · our ability to operate and collect digital information on behalf of our clients, which is dependent on the privacy laws of jurisdictions in which our ASRs (as defined below) operate, as well as the corporate policies of our clients, which may limit our ability to fully deploy our technologies in various markets; · our ability to raise capital and the availability of future financing; · unpredictable events, such as the COVID-19 pandemic, and associated business disruptions could seriously harm our future revenues and financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital; · our ability to manage our research, development, expansion, growth and operating expenses; and · our ability to effectively use the net proceeds from this offering. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions and other factors that could cause actual results to differ materially from those stated, including those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, which is incorporated by reference herein, as such factors may be updated in our filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus and the documents incorporated herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. In particular, disruptions and delays with certain vendors in our supply chain, as a result of the COVID-19 pandemic, may adversely impact component manufacturers’ ability to meet our client demand timely. Additionally, the prioritization of shipments of certain products, as a result of the pandemic, could cause delays in our ability to deploy our ASRs. Such disruptions could result in a delay in our ability to recognize revenue on sales. The physical security Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 51 of 101

industry in general and our financial position and operating results, in particular, have been material, are changing rapidly, and cannot be predicted. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date made, and we undertake no obligation to update any of these forward-looking statements for any reason after such date or to conform these statements to actual results or revised expectations, except as required by applicable law. iii Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 52 of 101

PROSPECTUS SUMMARY The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read this entire prospectus carefully, including the documents incorporated by reference herein, including the section entitled “Risk Factors” included elsewhere in this prospectus, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and the related notes thereto, each included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, which is incorporated by reference herein, and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed financial statements and the related notes thereto, each included in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 16, 2022, August 15, 2022 and November 14, 2022, respectively, each of which is incorporated by reference herein. Some of the statements in this prospectus and in the documents incorporated by reference herein, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.” Company Overview Knightscope is a leading developer of autonomous security robots. Our technologies are Made in the USA and allow public safety professionals to more effectively deter, intervene, capture, and prosecute criminals. Our mission is to make the United States of America the safest country in the world by helping to protect the places people live, work, study and visit. To support this mission, we design, develop, manufacture, market, and support Autonomous Security Robots (“ASRs”), autonomous charging stations, the proprietary Knightscope Security Operations Center (“KSOC”) software user interface, and blue light emergency communication devices. Our core technologies are suitable for most environments that require security patrol coverage and designed to be force multipliers that offer security teams improved situational awareness. ASRs conduct real-time on-site data collection and analysis in both indoor and outdoor spaces delivering alerts to security professionals through the KSOC. The KSOC enables clients with appropriate credentials and user permissions to access the data for investigative and evidence collection purposes. Our blue light emergency communication devices consist of emergency blue light towers, blue light emergency phone (“E-Phone”) towers, fully integrated, solar-powered cellular emergency phone towers, and emergency call box systems (“Call Box”). Towered devices are tall, highly visible and recognizable apparatuses that provide emergency communications using cellular and satellite communications with solar power for additional safety in remote locations. E-Phones and Call Boxes offering a smaller, yet still highly visible, footprint than the stationary security towers, but with the same reliable communication capabilities. We sell our ASR and stationary multi-purpose security solutions under an annual subscription, Machine-as-a-Service business model, which includes the ASR rental as well as maintenance, service, support, data transfer, KSOC access, charging stations, and unlimited software, firmware and select hardware upgrades. Our stationary blue light, e-phone, and call box towers are sold as point-of-sale modular systems, including Knightscope’s exclusive, self-diagnostic, alarm monitoring system firmware that provides system owners daily email reports on the operational status of their system, a one-year parts warranty, and optional installation services. Modular upgrades are available for the blue light towers, such as public announcement speaker systems. Knightscope also offers an extended warranty on this series of stationary security towers. Our current strategy for all products and services is to focus solely on United States sales and deployments for the foreseeable future before considering global Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 53 of 101

expansion. Summary of Risks Our business and this offering are subject to a number of risks of which you should be aware before making a decision to invest in our Class A common stock. These risks include, among others, the following: · Management will have broad discretion as to the use of the net proceeds from this offering. · The Class A common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices. · The actual number of shares of Class A common stock we will issue under the Sales Agreement, at any one time or in total, is uncertain. 1 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 54 of 101

· The market price of our Class A common stock may be adversely affected by the future issuance and sale of additional shares of our Class A common stock, including pursuant to the Sales Agreement, or by our announcement that such issuances and sales may occur. · Future issuances of our Class A common stock or instruments convertible or exercisable into our Class A common stock. · If you purchase shares of our Class A common stock sold in this offering, you will incur immediate and substantial dilution. · Our stock price may be volatile and your investment in our securities could suffer a decline in value. · Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies. · SEC regulations limit the amount of funds we may raise during any 12-month period pursuant to our shelf registration statement on Form S-3. · It is not possible to predict the actual number of shares of Class A common stock we will issue under the Purchase Agreement (as defined below) to the Notes Investor (as defined below), or the actual gross proceeds resulting from exercises of 2022 Warrants (as defined below) for cash, if any. · The issuance of our Class A common stock to the Notes Investor upon conversion of Notes (as defined below) or exercise of 2022 Warrants will cause dilution to our existing stockholders, and the sale of the shares of Class A common stock acquired by the Notes Investor, or the perception that such sales may occur, could cause the price of our Class A common stock to decline. Implications of Being an Emerging Growth Company and Smaller Reporting Company We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to: · have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2022, as amended; · comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (United States) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); · submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and · disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 55 of 101

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We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues are $1.235 billion or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. We are also a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting Class A common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting Class A common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Corporate Information We were incorporated in Delaware in April 2013. Our principal executive offices are located at 1070 Terra Bella Avenue, Mountain View, California 94043, and our telephone number is (650) 924-1025. We maintain an internet website at www.knightscope.com. The information provided on our website (or any other website referred to in this prospectus) is not part of this this prospectus and is not incorporated by reference as part of this prospectus. 3 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 57 of 101

The Offering Issuer Knightscope, Inc. Class A common stock offered by us Shares of Class A common stock having an aggregate offering price of up to $20,000,000. Class A common stock to be outstanding after this offering: Up to 39,652,912 shares (as more fully described in the notes following this table), assuming sales of 12,500,000 shares of our Class A common stock in this offering at an assumed public offering price of $1.60 per share, which was the last reported sale price of our Class A common stock on The Nasdaq Global Market on January 30, 2023. The actual number of shares issued will vary depending on the sales price under this offering. Plan of distribution At-the-market offering that may be made from time to time through our sales agent, Wainwright. If we and Wainwright agree on any method of distribution other than sales of shares of our Class A common stock into The Nasdaq Global Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. We may also sell shares of our Class A common stock to Wainwright as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to Wainwright as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus or pricing supplement. See “Plan of Distribution.” Use of proceeds We intend to use the net proceeds from this offering for general corporate purposes, including working capital, acquisitions and capital expenditures. Nasdaq Global Market symbol KSCP Transfer agent Computershare Trust Company, N.A. Risk factors This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our securities. The number of shares of Class A common stock to be outstanding immediately after this offering as set forth above is based on 27,152,912 shares outstanding as of September 30, 2022, and excludes: · 9,624,595 shares of Class A common stock and Class B common stock issuable upon the exercise of outstanding options issued under our equity incentive plans at a weighted average exercise price of $3.17 per share; · up to 4,016,391 additional shares of Class A common stock that are reserved for issuance under our 2022 Equity Incentive Plan (the “2022 Plan”); · 5,874,600 warrants to purchase Series m-3 preferred stock and Series S preferred stock, which are convertible into 6,349,424 shares of Class A common Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 58 of 101

stock, collectively; · 1,879,946 shares of Class A common stock issuable upon conversion of shares of our Series m preferred stock; · 2,741,341 shares of Class A common stock issuable upon conversion of shares of our Series S preferred stock; · 160,000 shares of Class B common stock issuable upon conversion of shares of our Series m-2 preferred stock; · 10,319,884 shares of Class B common stock convertible into 10,319,884 shares of Class A common stock at the option of the holder thereof at any time; · 3,109,160 shares of Class B common stock issuable upon conversion of shares of our Series A preferred stock; and · 3,535,621 shares of Class B common stock issuable upon conversion of shares of our Series B preferred stock. Also (i) excludes shares that are issuable upon the conversion of shares of Class B common stock that are outstanding or may be issued upon conversion or exercise of preferred stock or options discussed above and (ii) does not give effect to any anti-dilution adjustments contained in our outstanding securities. 4 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 59 of 101

RISK FACTORS An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the following risks and uncertainties, as well as those discussed under the caption “Risk Factors” in the documents incorporated by reference herein. If any of the risks described in this prospectus or the documents incorporated by reference herein actually occur, our business, prospects, financial condition or operating results could be harmed. In that case, the trading price of our securities could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations and our liquidity. You should also refer to the other information contained in this prospectus or incorporated by reference herein, including our financial statements and the related notes thereto and the information set forth under the heading “Cautionary Note Regarding Forward-Looking Statements.” Risks Related to this Offering and Our Class A Common Stock Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A common stock. For example, management could invest the proceeds in assets or capital projects that do not produce attractive returns or to make acquisitions of businesses that do not prove to be attractive or otherwise are unsuccessful. Conversely, management may not be able to identify and complete prospects, investments or acquisitions. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operations and cause the price of our Class A common stock to decline. The Class A common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices. Investors who purchase shares under this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid. The actual number of shares of Class A common stock we will issue under the Sales Agreement and the gross proceeds resulting from those sales, at any one time or in total, is uncertain. Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the Sales Agreement. The number of shares of Class A common stock that are sold by Wainwright after delivering a sales notice will fluctuate based on the market price of the Class A common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our Class A common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued by us under the Sales Agreement or the gross proceeds to be raised in connection with those sales. The market price of our Class A common stock may be adversely affected by the future issuance and sale of additional shares of our Class A common stock, including pursuant to the Sales Agreement, or by our announcement that such issuances and sales may occur. Our capital stock currently outstanding consists of our Class A common stock, Class B common stock, Series A preferred stock, Series B preferred stock, Series m preferred stock, Series m-2 preferred stock and Series S preferred stock. Each share of Super Voting Preferred Stock (as defined below) is convertible at the option of the holder at any time into shares of Class B common stock at the then-applicable conversion rate. Each share of Ordinary Preferred Stock (as defined below) is convertible at the option of the holder at any time into shares of Class A common stock at the then-applicable conversion rate. In addition, the applicable conversion rates for certain of our preferred stock Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 60 of 101

and/or warrants may be adjusted based on sales of Class A common stock in this offering based on applicable anti-dilution provisions, which may lead to the issuance of additional shares of Class A common stock. Holders of Class A common stock, Class B common stock, the Super Voting Preferred Stock and the Ordinary Preferred Stock vote together as a single class. Each holder of preferred stock is entitled to the number of votes equal to the number of votes for each such share of common stock into which such preferred stock could then be converted. Fractional votes upon conversion will be disregarded. Each share of Class A common stock was entitled to one (1) vote per share and each share of Class B common stock was entitled to ten (10) votes per share. As of January 27, 2023, there were outstanding: (i) 31,205,189 shares of Class A common stock; (ii) 10,319,884 shares of Class B common stock; and (iii) 9,654,490 shares of preferred stock, consisting of (A) 1,418,381 shares of Series A preferred stock, (B) 3,535,621 shares of Series B preferred stock, (C) 1,834,784 shares of Series m preferred stock, (D) no shares of Series m-1 preferred stock, (E) 160,000 shares of Series m-2 preferred stock, (F) no shares of Series m-3 preferred stock, (G) no shares of Series m-4 preferred stock, and (H) 2,705,704 shares of Series S preferred stock. 5 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 61 of 101

In addition, as of January 30, 2023, we have $5,020,000 in outstanding principal amount of senior secured convertible notes (the “Notes”) convertible into Class A common stock at the discretion of the holder at the Alternate Conversion Price (as defined in the Notes). All of our issued and outstanding shares of Class A common stock may be sold in the market, including any shares of Class A common stock issued pursuant to the Sales Agreement, and will be freely tradeable, except for any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. We cannot predict the size of future issuances or sales of shares of our Class A common stock, including those made pursuant to the Sales Agreement with the sales agent or in connection with future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our Class A common stock. The issuance and sale of substantial amounts of shares of our Class A common stock, including issuances and sales pursuant to the Sales Agreement, or announcement that such issuances and sales may occur, could adversely affect the market price of our Class A common stock. If there are more shares of Class A common stock offered for sale than buyers are willing to purchase, then the market price of our Class A common stock may decline to a market price at which buyers are willing to purchase the offered shares of Class A common stock and sellers remain willing to sell the shares. In addition, sales of stock by any of our executive officers or directors could have a material adverse effect on the trading price of our Class A common stock. Future issuances of our Class A common stock or instruments convertible or exercisable into our Class A common stock may materially and adversely affect the price of our Class A common stock and cause dilution to our existing stockholders. Historically, we have raised capital by issuing common stock, preferred stock and warrants in various offerings because no other reasonable sources of capital were available. These offerings of common stock, preferred stock and warrants have materially and adversely affected the prevailing market prices of our Class A common stock and caused significant dilution to our stockholders. We have also historically raised capital through the issuance of convertible notes, including the Notes. We may need to raise capital through these offerings of common stock, preferred stock, warrants and convertible debt in the future. We may obtain additional funds through public or private debt or equity financings, subject to certain limitations in the agreements governing our indebtedness outstanding at such time. If we issue additional shares of Class A common stock or instruments convertible or exercisable into Class A common stock, it may materially and adversely affect the price of our Class A common stock. In addition, the exercise and/or conversion price, as applicable, of some or all of our warrants and/or convertible notes, as applicable, may dilute the ownership interests of our stockholders, and any sales in the public market of any of our Class A common stock issuable upon such conversion or exercise could adversely affect prevailing market prices of our Class A common stock. In addition, the applicable conversion rates for certain of our preferred stock and warrants may be adjusted based on sales of Class A common stock in this offering based on applicable anti-dilution provisions, which may lead to the issuance of additional shares of Class A common stock. If you purchase shares of our Class A common stock sold in this offering, you will incur immediate and substantial dilution. If you purchase shares of our Class A common stock in this offering, you will incur immediate and substantial dilution in the amount of $1.08 per share because the assumed public offering price of $1.60 per share, which was the last reported sale price of our Class A common stock on The Nasdaq Global Market on January 30, 2023, is substantially higher than the as adjusted net tangible book value per share of our outstanding Class A common stock as of September 30, 2022. This dilution is due in large part to the fact that our earlier investors paid substantially less than the assumed public offering price when they purchased their shares. See “—Future issuances of our Class A common stock or instruments convertible or exercisable into our Class A common stock may materially and adversely affect the price of our Class A common stock and cause dilution to our existing stockholders” and “Dilution.” Our stock price may be volatile and your investment in our securities could suffer a decline in value. The market price of shares of our Class A common stock has experienced significant price and volume fluctuations. We cannot predict whether the price of our Class A common stock will rise or fall. The market price of our Class A common stock is likely to be thinly traded, highly volatile and could fluctuate widely in price in response to Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 62 of 101

various factors, many of which are beyond our control, including the following: · changes to the physical security and technology industries; · we may not be able to compete successfully against current and future competitors; · competitive pricing pressures; · additions or departures of key personnel; · additional sales of our Class A common stock and other securities; · our ability to execute our business plan; · operating results that fall below expectations; 6 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 63 of 101

· loss of any strategic relationship; · continued access to working capital funds; · economic and other external factors; and; · the threat of terrorism, geopolitical tensions, and general disruptions in the global economy, including the impacts of military action, financial and economic sanctions, and increasing geopolitical tensions related to the ongoing conflict between Russia and Ukraine. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Class A common stock. As a result, you may be unable to resell your shares at a desired price. Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies. We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and licensing arrangements. To the extent that we raise additional capital through the sale or issuance of equity, warrants or convertible debt securities, the ownership interest of our existing stockholders will be diluted, and the terms of such securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Our Notes contain covenants that restrict our ability to operate our business. If we raise additional capital through debt financing, it may involve agreements that include covenants further limiting or restricting our ability to take certain actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships or licensing agreements with third parties, we may have to relinquish valuable rights to our technologies or grant licenses on terms that are not favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our development and commercialization efforts. SEC regulations limit the amount of funds we may raise during any 12-month period pursuant to our shelf registration statement on Form S-3. Our public float was less than $75.0 million as of the date of filing of this prospectus. As a result, under General Instruction I.B.6 to Form S-3, the amount of funds we can raise through primary public offerings of securities, in any 12-month period using our registration statement on Form S-3 is limited to one-third of the aggregate market value of the shares of our Class A common stock held by our non-affiliates. We are subject to this limitation until such time as our public float exceeds $75.0 million. If we are required to file a new registration statement on another form, we may incur additional costs and be subject to delays due to review by the SEC. Risks Related to the Notes and Certain of our Warrants It is not possible to predict the actual number of shares of Class A common stock we will issue under the Purchase Agreement to the Notes Investor, or the actual gross proceeds resulting from exercises of the 2022 Warrants for cash, if any. On October 10, 2022, we entered into a Securities Purchase Agreement (as amended, the “Purchase Agreement”) with an accredited investor (the “Notes Investor”), pursuant to which, among other things, we issued the Notes to the Notes Investor, which are convertible at a fluctuating conversion price and also subject to certain anti-dilution adjustments, and the 2022 Warrants to the Notes Investor to purchase up to 1,138,446 shares of Class A common stock with an initial exercise price of $3.25 per share of Class A common stock, exercisable immediately and expiring five years. The shares of our Class A common stock that may be issued under the Notes and/or the 2022 Warrants may be issued to the Notes Investor at its discretion from time to time, subject to certain limitations and conditions set forth in the Notes and the 2022 Warrants, as applicable. Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 64 of 101

The Notes Investor generally has the right to control the timing and amount of exercises of 2022 Warrants for cash, if any. Sales of our Class A common stock, if any, by the Notes Investor will depend upon, among other things, market conditions and other factors to be determined by the Notes Investor. The Notes Investor may ultimately decide to sell all, some or none of the shares of our Class A common stock that may be available for potential resale. Depending on market liquidity at the time, resales of those shares by the Notes Investor may cause the public trading price of our Class A common stock to decrease. 7 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 65 of 101

Because the Notes Investor has the right, under certain circumstances, to exercise the 2022 Warrants on a cashless basis (and the exercise price of the 2022 Warrants is subject to adjustment, as discussed in more detail in the 2022 Warrants), it is not possible for us to predict, as of the date of this prospectus and prior to any such exercises, the number of shares of Class A common stock that we will issue to the Notes Investor under the Purchase Agreement, the exercise price per share that the Notes Investor will pay for shares upon exercise of the 2022 Warrants, or the aggregate gross proceeds that we will receive from those exercises by the Notes Investor under the Purchase Agreement, if any. In addition, we are not required or permitted to issue any shares of Class A common stock under the Purchase Agreement if such issuance would breach our obligations under the rules or regulations of The Nasdaq Stock Market, LLC. In addition, the Notes Investor will not be required to acquire any shares of our Class A common stock if such acquisition would result in the Notes Investor’s beneficial ownership exceeding 4.99% of the then issued and outstanding Class A common stock. The issuances of our Class A common stock to the Notes Investor upon conversion of Notes or exercise of 2022 Warrants will cause dilution to our existing stockholders, and the sale of the shares of Class A common stock acquired by the Notes Investor, or the perception that such sales may occur, could cause the price of our Class A common stock to decline. The number of shares of Class A common stock that we may issue to the Notes Investor under the Purchase Agreement will fluctuate based on, among other things, the price of our Class A common stock. As a result of the provisions set forth in the Notes and the 2022 Warrants, the conversion price of the Notes and the exercise price of the 2022 Warrants may be less than the market price at which you purchase shares of our Class A common stock in this offering. Depending on market liquidity at the time, issuances and any subsequent sales of such shares may cause the trading price of our Class A common stock to decline. If and when the Notes Investor converts its Notes and/or exercises its 2022 Warrants, after the Notes Investor has acquired the shares, the Notes Investor may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, issuances to the Notes Investor upon conversion of Notes or exercise of 2022 Warrants could result in substantial dilution to the interests of other holders of our Class A common stock. Additionally, the issuance of a substantial number of shares of our Class A common stock to the Notes Investor, or the anticipation of such issuances, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. 8 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 66 of 101

USE OF PROCEEDS We may issue and sell shares of our Class A common stock having aggregate sales proceeds of up to $20,000,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the sales agent. We intend to use the net proceeds from this offering for general corporate purposes, including working capital, acquisitions and capital expenditures. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. 9 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 67 of 101

DILUTION If you invest in the shares of our Class A common stock in this offering, your ownership interest will be immediately diluted. As of September 30, 2022, we had a net tangible book value of approximately $1.4 million, or $0.05 per share of our Class A common stock, based upon 27,152,912 shares of our Class A common stock outstanding as of September 30, 2022. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our Class A common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Class A common stock in this offering and the net tangible book value per share of our Class A common stock immediately after this offering. After giving effect to the assumed sale by us of 12,500,000 shares of our Class A common stock in the aggregate amount of $20.0 million in this offering at an assumed public offering price of $1.60 per share, which was the last reported sale price of our Class A common stock on The Nasdaq Global Market on January 30, 2023, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $20.5 million, or $0.52 per share of our Class A common stock outstanding. This represents an immediate increase in net tangible book value of $0.47 per share to our existing stockholders and an immediate dilution of $1.08 per share to investors purchasing shares of Class A common stock in this offering. The following table illustrates this per share dilution to new investors: Assumed public offering price per share $ 1.60 Historical net tangible book value per share as of September 30, 2022 $ 0.05 Increase in net tangible book value per share attributable to new investors 0.47 As adjusted net tangible book value per share after giving effect to this offering 0.52 Dilution per share to investors in this offering $ 1.08 For illustrative purposes, the table above assumes that an aggregate of 12,500,000 shares of our Class A common stock are sold at an assumed price of $1.60 per share, the last reported sale price of our Class A common stock on The Nasdaq Global Market on January 30, 2023, for aggregate gross proceeds of $20.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.60 per share shown in the table above, assuming that all of our Class A common stock in the aggregate amount of $20.0 million during the term of the sales agreement with Wainwright is sold at that price, would result in an increase in the dilution in net tangible book value per share to new investors in this offering to $1.54 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.60 per share shown in the table above, assuming that all of our Class A common stock in the aggregate amount of $20.0 million during the term of the sales agreement with Wainwright is sold at that price, would result in a decrease in the dilution in net tangible book value per share to new investors in this offering to $0.65 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered. The number of shares of Class A common stock to be outstanding immediately after this offering as set forth above is based on 27,152,912 shares outstanding as of September 30, 2022, and excludes: · 9,624,595 shares of Class A common stock and Class B common stock issuable upon the exercise of outstanding options issued under our equity incentive plans at a weighted average exercise price of $3.17 per share; · up to 4,016,391 additional shares of Class A common stock that are reserved for issuance under the 2022 Plan; Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 68 of 101

· 5,874,600 warrants to purchase Series m-3 preferred stock and Series S preferred stock, which are convertible into 6,349,424 shares of Class A common stock, collectively; · 1,879,946 shares of Class A common stock issuable upon conversion of shares of our Series m preferred stock; · 2,741,341 shares of Class A common stock issuable upon conversion of shares of our Series S preferred stock; · 160,000 shares of Class B common stock issuable upon conversion of shares of our Series m-2 preferred stock; · 10,319,884 shares of Class B common stock convertible into 10,319,884 shares of Class A common stock at the option of the holder thereof at any time; · 3,109,160 shares of Class B common stock issuable upon conversion of shares of our Series A preferred stock; and · 3,535,621 shares of Class B common stock issuable upon conversion of shares of our Series B preferred stock. 10 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 69 of 101

Also (i) excludes shares that are issuable upon the conversion of shares of Class B common stock that are outstanding or may be issued upon conversion or exercise of preferred stock or options discussed above and (ii) does not give effect to any anti-dilution adjustments contained in our outstanding securities. To the extent that any of these outstanding options or warrants are exercised, or we issue additional shares under equity incentive plans or employee stock purchase plans, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. 11 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 70 of 101

DESCRIPTION OF CAPITAL STOCK The following description of capital stock summarizes certain provisions of our Amended and Restated Certificate of Incorporation (the “certificate of incorporation”) and our Bylaws (the “bylaws”). The description is intended as a summary, and is qualified in its entirety by reference to our certificate of incorporation and our bylaws, copies of which have been filed as exhibits to the registration statement, of which this prospectus forms a part. Authorized Capital Stock Our authorized capital stock consists of 187,405,324 shares, consisting of: (i) 114,000,000 shares of Class A common stock, $0.001 par value per share; (ii) 30,000,000 shares of Class B common stock, $0.001 par value per share; and (iii) 43,405,324 shares of preferred stock, $0.001 par value per share, consisting of (A) 8,936,015 shares designated as Series A preferred stock, (B) 4,707,501 shares designated as Series B preferred stock, (C) 6,666,666 shares designated as Series m preferred stock, (D) 333,334 shares designated as Series m-1 preferred stock, (E) 1,660,756 shares designated as Series m-2 preferred stock, (F) 3,490,658 shares designated as Series m-3 preferred stock, (G) 4,502,061 shares designated as Series m-4 preferred stock, and (H) 13,108,333 shares designated as Series S preferred stock. As of January 27, 2023 there were outstanding: (i) 31,205,189 shares of Class A common stock; (ii) 10,319,884 shares of Class B common stock; and (iii) 9,654,490 shares of preferred stock, consisting of (A) shares of Series A preferred stock, (B) 3,535,621 shares of Series B preferred stock, (C) 1,834,784 shares of Series m preferred stock, (D) no shares of Series m-1 preferred stock, (E) 160,000 shares of Series m-2 preferred stock, (F) no shares of Series m-3 preferred stock, (G) no shares of Series m-4 preferred stock, and (H) 2,705,704 shares of Series S preferred stock. Common Stock We have two authorized classes of common stock, Class A common stock and Class B common stock. Outstanding shares of preferred stock are convertible into shares of either Class A common stock or Class B common stock, with (A) the Series A preferred stock, the Series B preferred stock and the Series m-2 preferred stock (collectively, the “Super Voting Preferred Stock”) convertible into shares of Class B common stock, and (B) the Series m preferred stock, the Series m-1 preferred stock, the Series m-3 preferred stock, the Series m-4 preferred stock and the Series S preferred stock (collectively, the “Ordinary Preferred Stock”) convertible into shares of Class A common stock. The Class B common stock is convertible into shares of Class A common stock as described below. Voting Rights Each holder of Class B common stock shall be entitled to ten (10) votes for each share of Class B common stock held by such holder as of the applicable record date. Each holder of Class A common stock shall be entitled to one (1) vote for each share of Class A common stock held by such holder as of the applicable record date. Except as otherwise expressly provided in the certificate of incorporation or by applicable law, the holders of Class A common stock and the holders of Class B common stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the written consent of the stockholders of the Company. Each holder of preferred stock shall be entitled to the number of votes equal to the number of votes to which each share of common stock is entitled for each such share of common stock into which such preferred stock could then be converted. The holders of shares of the preferred stock shall be entitled to vote on all matters on which the common stock shall be entitled to vote. Holders of preferred stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of preferred stock held by each holder could be converted), shall be disregarded. Except as otherwise expressly provided in the certificate of incorporation or as required by law, the holders of preferred stock, the holders of Class A common stock and the holders of Class B common stock shall vote together and not as separate classes, and there shall be no series voting. Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 71 of 101

Dividend Rights Holders of the Company’s common stock are entitled to receive dividends, as may be declared from time to time by the board of directors out of legally available funds and only following payment to holders of the Company’s preferred stock, as detailed in the certificate of incorporation. Following payment of dividends to the holders of preferred stock in accordance with the preferential order set out in the certificate of incorporation, including the Series S preferred stock, any additional dividends set aside or paid in a given year, shall be set aside and paid among the holders of the preferred stock and common stock on an as-converted basis. The rights to dividends are not cumulative. 12 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 72 of 101

Liquidation Rights In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all debts and other liabilities of the Company and only after the satisfaction of any liquidation preferences granted to the holders of all shares of the outstanding preferred stock in accordance with the liquidation stack provided for in the certificate of incorporation of the Company. Rights and Preferences Holders of the Company’s common stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company’s common stock, except that holders of the Class B common stock may convert their shares into shares of Class A common stock. Conversion Rights Each share of Class B common stock shall automatically convert into one share of Class A common stock upon any transfer of such shares other than for tax planning purposes and certain other limited exceptions, as outlined in the certificate of incorporation. Each share of Class B common stock shall be convertible into one share of Class A common stock at the option of the holder thereof at any time upon written notice to the Company’s transfer agent. Ordinary Preferred Stock The Company has authorized the issuance of the Series m preferred stock, the Series m-1 preferred stock, the Series m-3 preferred stock, the Series m-4 preferred stock and the Series S preferred stock, which contain substantially similar rights, preferences, and privileges, as other series of preferred stock, except as described below. Conversion Rights Shares of Ordinary Preferred Stock are convertible, at the option of the holder, at any time, into fully-paid nonassessable shares of the Company’s Class A common stock at the then-applicable conversion rate. The conversion rate is subject to anti-dilution protective provisions that will be applied to adjust the number of shares of Class A common stock issuable upon conversion of the shares of the respective series of preferred stock, except Series m-3 preferred stock and Series m-4 preferred stock, in case shares of common stock, on an as converted basis, are issued for a price per share below the price per share of the relevant series of preferred stock, subject to customary exceptions, in accordance with the certificate of incorporation. The initial conversion rate for the conversion of the Series m preferred stock and Series S preferred stock was 1:1, which conversion rate will continue to be adjusted pursuant to the broad-based weighted average anti-dilution adjustment provisions provided for in the certificate of incorporation. Additionally, each share of preferred stock will automatically convert into Class A common stock or Class B common stock, as applicable, (i) immediately prior to the closing of a firm commitment underwritten public offering, registered under the Securities Act, (ii) with respect to preferred stock other than the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the preferred stock other than the Series m-4 preferred stock then outstanding, or (iii) with respect to the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Series m-4 preferred stock then outstanding. The stock will convert in the same manner as a voluntary conversion. Voting Rights Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 73 of 101

Each holder of Ordinary Preferred Stock is entitled to that number of votes equal to one vote per share of Class A common stock into which such shares are convertible, as adjusted as discussed above for the Series m preferred stock and Series S preferred stock. Fractional votes are not permitted and if the conversion results in a fractional share, it will be disregarded. Holders of Ordinary Preferred Stock are entitled to vote on all matters submitted to a vote of the stockholders, including the election of directors, as a single class with the holders of common stock. Dividend Rights Holders of Series m-4 preferred stock are entitled to receive cumulative dividends payable semi-annually in arrears with respect to each dividend period ending on and including the last calendar day of each six-month period ending March 31 and September 30, respectively (each such period, a “Dividend Period” and each such date, a “Dividend Payment Date”), at the rate per share of Series m-4 preferred stock equal to the Dividend Rate for the Series m-4 preferred stock, in each case subject to compliance with applicable law. Dividends to holders of Series m-4 preferred stock are paid in kind as a dividend of additional shares of Series m-4 preferred stock (“PIK Dividends”) for each Dividend Period on the applicable Dividend Payment Date using a price per share equal to the original issue price, provided that the Company shall not issue any fractional shares of Series m-4 preferred stock. 13 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 74 of 101

Except as described above, the Company has no obligation to pay any dividends to the holders of Series m-4 preferred stock, except when, as and if declared by the board of directors out of any assets at the time legally available therefor or as otherwise specifically provided in the certificate of incorporation. No distribution will be made with respect to the Series S preferred stock, the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock, the Series m-2 preferred stock, Series A preferred stock, Series m-3 preferred stock or the common stock until all declared or accrued but unpaid dividends on the Series m-4 preferred stock have been paid or set aside for payment to the Series m-4 preferred stockholders. Right to Receive Liquidation Distributions In the event of any Liquidation Event, as defined in the certificate of incorporation (which includes the liquidation, dissolution, merger, acquisition or winding up of the Company), the holders of the Series m-4 preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series S preferred stock, Series A preferred stock, Series B preferred stock, Series m preferred stock, Series m-1 preferred stock, Series m-2 preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series m-4 preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series m-4 preferred stock, and (ii) all accrued but unpaid PIK Dividends (if any) on such share of Series m-4 preferred stock, whether or not declared, or (B) the consideration that such Holder would receive in the Liquidation Event if all shares of Series m-4 preferred stock were converted to Class A common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series m-4 preferred stock, where for purposes of (B) such Holder is deemed to hold, in addition to each of its shares of Series m-4 preferred stock, any additional shares of Series m-4 preferred stock that constitute all accrued but unpaid PIK Dividends, whether or not declared. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series m-4 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series m-4 preferred stock in proportion to the full amounts they would otherwise be entitled to receive. The Series m-4 preferred stock has a $7 per share liquidation preference, which is 2x its original issue price. The holders of the Series S preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A preferred stock, Series B preferred stock, Series m preferred stock, Series m-1 preferred stock, Series m-2 preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series S preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series S preferred stock, and (ii) all declared but unpaid dividends (if any) on such share of Series S preferred stock, or (B) the amount such Holder would receive if all shares of Series S preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series S preferred stock. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series S preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series S preferred stock in proportion to the full amounts they would otherwise be entitled to receive. The holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, and (ii) all declared but unpaid dividends (if any) on such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, or (B) the amount such Holder would receive if all shares of the applicable series of preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock and Series m-2 preferred stock, voting together as a single class. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 75 of 101

entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock in proportion to the full amounts they would otherwise be entitled to receive. 14 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 76 of 101

The holders of Series m-3 preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock by reason of their ownership of such stock, an amount per share for each share of Series m-3 preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series m-3 preferred stock and (ii) all declared but unpaid dividends (if any) on such share of Series m-3 preferred stock, or (B) the amount such Holder would receive if all shares of Series m-3 preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series m-3 preferred stock. If upon a Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series m-3 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series m-3 preferred stock in proportion to the full amounts they would otherwise be entitled to receive. After payment of all liquidation preferences to the holders of the preferred stock, as outlined below, all remaining assets of the Company legally available for distribution shall be distributed pro rata to the holders of the common stock, without any participation in such liquidation by the preferred stock. The certificate of incorporation explicitly requires that before any shares of preferred stock are converted into common stock, the relevant holder’s right to liquidation preference be surrendered, in order to prevent treatment of shares as both preferred stock and common stock for the purpose of distributions of assets upon a Liquidation Event. Super Voting Preferred Stock The Company has authorized the issuance of three other series of preferred stock. The series are designated Series A preferred stock, Series B preferred stock and Series m-2 preferred stock. Each series of Super Voting Preferred Stock contains substantially similar rights, preferences, and privileges, except as described below. Dividend Rights In any calendar year, the holders of outstanding shares of preferred stock are entitled to receive dividends, when, as and if declared by the board of directors, out of any assets at the time legally available therefor, at the dividend rate specified for such shares of preferred stock payable in preference and priority to any declaration or payment of any distribution on common stock of the Company in such calendar year. Except dividends to Series m-4 preferred stock specified above, the right to receive dividends on shares of preferred stock is not cumulative, and no right to dividends shall accrue to holders of preferred stock by reason of the fact that dividends on said shares are not declared or paid. No distributions shall be made with respect to the Series S preferred stock, the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock, the Series m-2 preferred stock, Series A preferred stock or Series m-3 preferred stock unless dividends on the Series m-4 preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared or accrued dividends on the Series m-4 preferred stock have been paid or set aside for payment to the Series m-4 preferred stock holders. No distributions shall be made with respect to the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock, the Series m-2 preferred stock, Series A preferred stock or Series m-3 preferred stock unless dividends on the Series S preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series S preferred stock have been paid or set aside for payment to the Series S preferred stock holders. No distributions shall be made with respect to the Series A preferred stock or Series m-3 preferred stock unless dividends on the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock have been paid or set aside for payment to the Series B preferred stock holders, the Series m preferred stock holders, the Series m-1 preferred stock holders and the Series m-2 preferred stock holders, as applicable. Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 77 of 101

15 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 78 of 101

No Distributions shall be made with respect to the Series m-3 preferred stock unless dividends on the Series A preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series A preferred stock have been paid or set aside for payment to the Series A preferred stockholders. No Distributions shall be made with respect to the common stock unless dividends on the Series m-3 preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series m-3 preferred stock have been paid or set aside for payment to the Series m-3 preferred stockholders. Conversion Rights Shares of preferred stock are convertible, at the option of the holder, at any time, into fully-paid nonassessable shares of the Company’s Class A common stock or Class B common stock at the then-applicable conversion rate. Any shares of Super Voting Preferred Stock shall be convertible to shares of the Company’s Class B common stock. Any share of preferred stock convertible to shares of Class B common stock that has been transferred for any reason other than for tax planning purposes and certain other limited exceptions, as outlined in the Company’s certificate of incorporation, shall become convertible into shares of Class A common stock. The conversion rate is subject to anti-dilution protective provisions that will be applied to adjust the number of shares of Class A common stock or Class B common stock, as applicable, issuable upon conversion of the shares of the respective series of preferred stock. At the date of this prospectus, the conversion rate for both the Series A preferred stock and the Series B preferred stock is one share of Class A common stock or Class B common stock, as applicable, per one share of preferred stock. The initial conversion rate for the conversion of the Series m-2 preferred stock initially was 1:1. Additionally, each share of preferred stock will automatically convert into Class A common stock or Class B common stock, as applicable, (i) immediately prior to the closing of a firm commitment underwritten public offering, registered under the Securities Act, (ii) with respect to preferred stock other than the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the preferred stock other than the Series m-4 preferred stock then outstanding (voting as a single class and on an as-converted basis), or (iii) with respect to the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Series m-4 preferred stock then outstanding. The stock will convert in the same manner as a voluntary conversion. Voting Rights Each holder of preferred stock is entitled to that number of votes equal to the number of votes of shares of Class A common stock or Class B common stock, as applicable, into which such shares are convertible. This means that holders of Super Voting Preferred Stock shall be entitled to ten votes for each share held. Fractional votes are not permitted and if the conversion results in a fractional share, it will be disregarded. Holders of preferred stock are entitled to vote on all matters submitted to a vote of the stockholders, including the election of directors, as a single class with the holders of common stock. Preemptive Rights The Company previously granted an investor in a preferred stock financing the right to invest up to their pro rata share ownership in future offerings of securities of the Company. The investor converted their securities to Class A common stock in early 2022, and as a result, the preemptive rights terminated. Right to Receive Liquidation Distribution In the event of a Liquidation Event, the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series B preferred stock, the Series m preferred stock, the Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 79 of 101

Series m-1 preferred stock and the Series m-2 preferred stock held by them equal to the greater of: (A) the sum of (i) the Liquidation Preference specified for such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, and (ii) all declared but unpaid dividends (if any) on such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, or (B) the amount such Holder would receive if all shares of the applicable series of preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock and Series m-2 preferred stock, voting together as a single class. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock in proportion to the full amounts they would otherwise be entitled to receive. 16 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 80 of 101

The holders of Series A preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock or Series m-3 preferred stock by reason of their ownership of such stock, an amount per share for each share of Series A preferred stock held by them equal to the greater of: (A) the sum of (i) the Liquidation Preference specified for such share of Series A preferred stock and (ii) all declared but unpaid dividends (if any) on such share of Series A preferred stock, or (B) the amount such Holder would receive if all shares of Series A preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series A preferred stock. If upon a Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series A preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A preferred stock in proportion to the full amounts they would otherwise be entitled to receive. After payment of all liquidation preferences to the holders of preferred stock, as outlined above, all remaining assets of the Company legally available for distribution shall be distributed pro rata to the holders of the common stock, without any participation in such liquidation by the preferred stock. The certificate of incorporation explicitly requires that before any shares of preferred stock are converted into common stock, the relevant holder’s right to liquidation preference be surrendered, in order to prevent treatment of shares as both preferred stock and common stock for the purpose of distributions of assets upon a Liquidation Event. Transfer Agent and Registrar Our transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A. Listing Our Class A common stock is listed on The Nasdaq Global Market under the symbol “KSCP.” 17 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 81 of 101

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF CLASS A COMMON STOCK The following is a discussion of certain material U.S. federal income and estate tax consequences of the ownership and disposition of our Class A common stock by a “non-U.S. holder” (as described below). This summary is limited to “non-U.S. holders” that hold our Class A common stock as a capital asset (generally, property held for investment for U.S. federal income tax purposes). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances, does not discuss alternative minimum tax and Medicare contribution tax consequences and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. This discussion also does not address all of the consequences relevant to holders subject to special tax rules, such as. · a non-U.S. holder that is a financial institution, insurance company, regulated investment company or real estate investment trusts, tax-exempt organization, government organization, pension plan, broker, dealer or trader in stocks, securities or currencies, U.S. expatriate, controlled foreign corporation or passive foreign investment company; · a non-U.S. holder holding common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security; · a non-U.S. holder whose functional currency is not the U.S. dollar; · a non-U.S. holder who is deemed to sell our Class A common stock under the constructive sale provisions of the Code; · a non-U.S. holder that holds or receives Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or · a non-U.S. holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding capital stock. A “non-U.S. holder” is a beneficial owner of a share of our Class A common stock that is, for U.S. federal income tax purposes: · a non-resident alien individual, other than a former citizen or resident of the United States subject to U.S. tax as an expatriate, · a foreign corporation or any foreign organization taxable as a corporation for U.S. federal income tax purposes, or · a foreign estate or trust. If a non-U.S. holder is an individual, such holder may be deemed to be a resident alien, rather than a nonresident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending with the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) owns our Class A common stock, the tax treatment of a partner or beneficial owner of the entity may depend upon the status of the owner, the activities of the entity and certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our Class A common stock should consult their tax advisors as to the particular U.S. federal income and estate tax consequences applicable to them. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (“Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date hereof may affect the tax consequences described herein (possibly with retroactive effect). Prospective non-U.S. holders are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of our Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 82 of 101

Class A common stock, including the consequences under the laws of any state, local or foreign jurisdiction. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions. Distributions We do not currently expect to pay any cash distributions on our Class A common stock. If we make distributions of cash or property (other than certain pro rata distributions of common stock) with respect to our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distributions generally will be subject to U.S. federal withholding tax at a 30% rate, or such reduced rate as may be specified by an applicable income tax treaty, subject to the discussion of backup withholding and FATCA withholding taxes below. In order to obtain a reduced rate of withholding under an applicable income tax treaty, a non-U.S. holder generally will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate IRS Form W-8), as applicable, certifying its entitlement to benefits under the applicable treaty. To the extent such distributions exceed our current and accumulated earnings and profits, they will constitute a tax-free return of capital, which will first reduce your adjusted tax basis in our Class A common stock, but not below zero, and thereafter will be treated as a gain from the sale or other disposition of our Class A common stock, as described below under “Gain on Disposition of Our Class A Common Stock.” 18 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 83 of 101

Dividends paid to a non-U.S. holder that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) will not be subject to U.S. federal withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI. Instead, the effectively connected dividend income generally will be subject to regular U.S. income tax as if the non-U.S. holder were a United States person as defined under the Code. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a rate of 30% on the effectively connected dividend income, or such reduced rate as may be specified by an applicable income tax treaty. Gain on Disposition of Our Class A Common Stock Subject to the discussions of backup withholding and FATCA withholding taxes below, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of common stock unless: · the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), in which case the gain will be subject to U.S. federal income tax generally in the same manner as effectively connected dividend income as described above; · the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the gain (net of certain U.S.-source losses) generally will be subject to U.S. federal income tax at a rate of 30% (or such reduced rate as may be specified by an applicable income tax treaty); or · we are or have been a “United States real property holding corporation” (as described below), at any time during the shorter of the 5-year period preceding the disposition or the period that the non-U.S. holder owned our Class A common stock, and the non-U.S. holder has owned, directly or constructively, more than 5% of our Class A common stock at any time during the shorter of the 5-year period preceding the disposition or such non-U.S. holder’s holding period for our Class A common stock; provided, that our Class A common stock is regularly traded on an established securities market during the calendar year in which the sale or disposition occurs. We will be a United States real property holding corporation at any time that the fair market value of our “United States real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming in the foreseeable future, a United States real property holding corporation. However, there can be no assurance in this regard and non-U.S. holders are urged to consult their tax advisors regarding the application of these rules. Information Reporting Requirements and Backup Withholding Information returns are required to be filed with the IRS in connection with distributions on our Class A common stock. A similar report generally will be sent to non-U.S. holders receiving such distributions. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in a non-U.S. holder’s country of residence. Distributions on, or payments of proceeds on the disposition of, Class A common stock which are made to a non-U.S holder may be subject to additional information reporting and backup withholding at the then applicable rate unless the non-U.S. holder establishes an exemption, for example by properly certifying such holder’s non-U.S. status on a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate IRS Form W-8), as applicable. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person. Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 84 of 101

19 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 85 of 101

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder generally will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS in a timely manner. FATCA Withholding Taxes Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our Class A common stock which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our Class A common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Class A common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our Class A common stock. Federal Estate Tax Individual non-U.S. holders (as specifically defined for U.S. federal estate tax purposes) and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that the common stock will be treated as U.S. situs property subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise. 20 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 86 of 101

PLAN OF DISTRIBUTION We have entered into the Sales Agreement with Wainwright, as our sales agent, under which we may offer and sell from time to time shares of our Class A common stock pursuant to this prospectus. The sales, if any, of shares of our Class A common stock made under the Sales Agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, including by sales made directly on or through The Nasdaq Global Market or another market for our Class A common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the sales agent. If we and Wainwright agree on any method of distribution other than sales of shares of our Class A common stock into The Nasdaq Global Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. We will designate the maximum amount of shares of our Class A common stock to be sold through the sales agent on a daily basis or otherwise as we and the sales agent agree and the minimum price per share at which such shares may be sold. Subject to the terms and conditions of the Sales Agreement, the sales agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the sales agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agent may suspend the offering of shares at any time and from time to time by notifying the other party. We cannot predict the number of shares that we may sell hereby or if any shares will be sold. We will pay the sales agent a commission of 3.0% of the gross sales price per share sold through it as our agent under the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse Wainwright for the fees and expenses of its legal counsel in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000, in addition to up to $2,500 per due diligence update session for Wainwright’s counsel’s fees and any incidental expenses to be reimbursed by us. We estimate that the total expenses of this offering payable by us, excluding commissions payable to the sales agent under the Sales Agreement, will be approximately $250,000. The sales agent will provide to us written confirmation following the close of trading on The Nasdaq Global Market each day in which shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the gross sales proceeds, the net proceeds to us (after deducting any expenses payable by us and any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental entity or self-regulatory organization in respect of such sales) and the compensation payable by us to the sales agent. We will report in a prospectus supplement and/or our filings under the Exchange Act, at least quarterly the number of shares sold by or through the sales agent under the Sales Agreement, the net proceeds to us and the aggregate compensation of the sales agent in connection with sales of the shares. Settlement for sales of shares will occur in return for payment of the net proceeds to us in accordance with the standard settlement cycle provided in Rule 15c6-1(a) under the Exchange Act, unless the parties agree otherwise. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Under the terms of the Sales Agreement, we also may sell shares of our Class A common stock to the sales agent, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate terms agreement with the sales agent and we will describe the agreement in a separate prospectus supplement or pricing supplement. To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our shares of Class A common stock while the offering is ongoing under this prospectus. The offering of shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all shares subject to the Sales Agreement or (2) the termination of the Sales Agreement by us or by the sales agent. Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 87 of 101

In connection with the sale of shares of our Class A common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain liabilities, including civil liabilities under the Securities Act. Wainwright and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. 21 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 88 of 101

LEGAL MATTERS The validity of the shares of Class A common stock being offered by this prospectus will be passed upon by Perkins Coie LLP. Certain legal matters in connection with the offering will be passed upon for the sales agent by Ellenoff Grossman & Schole LLP, New York, New York. EXPERTS The financial statements of Knightscope, Inc. as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The financial statements of CASE Emergency Systems as of and for the year ended December 31, 2021 incorporated in this prospectus and Registration Statement on Form S-3 by reference to the Company’s Current Report on Form 8-K/A, filed with the SEC on December 28, 2022, have been so incorporated in reliance on the report of Cashuk, Wiseman, Goldberg, Birnbaum and Salem, LLP, an independent accounting firm, given on the authority of said firm as experts in auditing and accounting. WHERE YOU CAN FIND ADDITIONAL INFORMATION We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, which you may access free of charge. You may also access our reports and proxy statements free of charge at our website, www.knightscope.com. The information contained in, or that can be accessed through, our website is not part of this prospectus. The prospectus included in this filing is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, as indicated above, or from us. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. We hereby incorporate by reference the following information or documents into this prospectus: · our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022; · our Definitive Proxy Statement on Schedule 14A relating to our 2022 Annual Meeting of Stockholders, filed with the SEC on May 2, 2022; · our Definitive Information Statement on Schedule 14C, filed with the SEC on January 23, 2023; · our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 16, 2022, August 15, 2022 and November 14, 2022, respectively; Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 89 of 101

· our Current Reports on Form 8-K filed with the SEC on February 14, 2022, April 6, 2022, April 12, 2022, June 28, 2022, October 11, 2022, October 20, 2022, December 28, 2022, January 3, 2023, January 9, 2023 and January 27, 2023; and · the description of our Class A common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 25, 2022 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022). Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information. 22 --------------------------------- -- --- Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 90 of 101

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities offered by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Knightscope, Inc., Attention: Investor Relations, 1070 Terra Bella Avenue, Mountain View, California 94043, telephone (650) 924-1025. 23 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 91 of 101

Knightscope, Inc. Up to $20,000,000 Class A Common Stock PROSPECTUS H.C. Wainwright & Co. , 2023 0 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 92 of 101

PART II INFORMATION NOT REQUIRED IN PROSPECTUS Item 14. Other Expenses of Issuance and Distribution The registrants’ estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table. SEC Registration Fee $ 11,020 Legal Fees and Expenses ** Trustee Fees and Expenses ** Accounting Fees and Expenses ** Printing Expenses ** Stock Exchange and Other Listing Fees ** Miscellaneous ** Total $ ** ** These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. Item 15. Indemnification of Directors and Officers Under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), a corporation has the power to indemnify its directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. In addition, a corporation may advance expenses incurred by a director or officer in defending a proceeding upon receipt of an undertaking from such person to repay any amount so advanced if it is ultimately determined that such person is not eligible for indemnification. The registrant’s amended and restated certificate of incorporation provides that, pursuant to the DGCL, the registrant’s directors shall not be liable for monetary damages to the fullest extent authorized under applicable law. This provision in the registrant’s amended and restated certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Article V of the registrant’s bylaws provides that the registrant will indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the registrant) by reason of the fact that such person is or was a director or officer of the registrant, or is or was a director or officer of the registrant serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 93 of 101

In addition to the above, the registrant has entered into indemnification agreements with each of the registrant’s directors and officers. These indemnification agreements provide the registrant’s directors and officers with the same indemnification and advancement of expenses as described above and provide that our directors and officers will be indemnified to the fullest extent authorized by any future Delaware law that expands the permissible scope of indemnification. The registrant also has directors’ and officers’ liability insurance, which provides coverage against certain liabilities that may be incurred by the registrant’s directors and officers in their capacities as directors and officers of the registrant. II-1 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 94 of 101

Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 95 of 101

Any underwriting agreement will provide for indemnification by the underwriters of the registrant and its officers and directors for certain liabilities arising under the Securities Act of 1933, as amended, or otherwise.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description	Form	File No.	Filing Date	Exhibit
1.1*	Form of Underwriting Agreement				
1.2†	At the Market Offering Agreement, dated as of February 1, 2023, by and between Knightscope, Inc. and H.C. Wainwright & Co., LLC.				
2.1+	Asset Purchase Agreement, dated as of October 10, 2022, by and between Knightscope, Inc. and CASE Emergency Systems.	8-K	001-41248	10/11/22	2.1
4.1	Amended and Restated Certificate of Incorporation	1-A/A	024-11004	07/18/19	2.1
4.2	Bylaws	1-A/A	024-10633	12/07/16	2.2
4.3	Description of Capital Stock	10-K	001-41248	03/31/22	4.1
4.4	Warrant to Purchase Series S Preferred Stock, dated April 30, 2019, between Knightscope, Inc. and Proud Ventures KS, LLC	1-A/A	024-11004	07/18/19	3.3
4.5	Warrant to Purchase Series S Preferred Stock, dated July 23, 2019, between Knightscope, Inc. and Proud Productions LLC	1-U	24R-00075	07/29/19	3.2
4.6	Warrants to Purchase Series m-3 Preferred Stock, dated December 19, 2017, between Knightscope, Inc. and Andrew Brown	1-A/A	024-11680	11/23/21	3.12
4.7	Form of Senior Secured Convertible Note	8-K	001-41248	10/11/22	4.1
4.8	Form of Warrant to Purchase Common Stock	8-K	001-41248	10/11/22	4.2
4.9*	Specimen Preferred Stock Certificate				
4.10†	Form of Senior Debt Indenture				
4.11†	Form of Subordinated Debt Indenture				
4.12*	Form of Note				
4.13*	Form of Warrant Agreement				
4.14*	Form of Unit Agreement				
5.1†	Opinion of Perkins Coie LLP				
5.2†	Opinion of Perkins Coie LLP related to the at-the-market offering agreement prospectus				
23.1†	Consent of BPM LLP				
23.2†	Consent of Cashuk, Wiseman, Goldberg, Birnbaum and Salem, LLP				
23.3†	Consent of Perkins Coie LLP (included in Exhibit 5.1)				
23.4†	Consent of Perkins Coie LLP (included in Exhibit 5.2)				
24.1†	Power of Attorney (included on the signature pages hereof)				
25.1#	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to the Indentures				
107†	Filing Fee Table

+ Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits or schedules upon request; provided that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended † Filed herewith. * To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC to be incorporated by reference herein. # To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended. II-2 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 96 of 101

Item 17. Undertakings (a) The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement. (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 97 of 101

with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date. II-3 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 98 of 101

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser. (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant sin the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue. (j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act. II-4 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 99 of 101

SIGNATURES Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on February 1, 2023. KNIGHTSCOPE, INC. By: /s/ William Santana Li William Santana Li Chief Executive Officer POWER OF ATTORNEY Each person whose signature appears below hereby constitutes and appoints William Santana Li and Mallorie S. Burak and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Signature Title Date /s/ William Santana Li Chairman and Chief Executive Officer February 1, 2023 William Santana Li (Principal Executive Officer) /s/ Mallorie S. Burak President and Chief Financial Officer February 1, 2023 Mallorie S. Burak (Principal Financial Officer and Principal Accounting Officer) /s/ Linda Keene Solomon Director February 1, 2023 Linda Keene Solomon /s/ Patricia L. Watkins Director February 1, 2023 Patricia L. Watkins /s/ Patricia Howell Director February 1, 2023 Patricia Howell Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 100 of 101

II-5 Case 1:23-cv-11050 Document 1-12 Filed 12/20/23 Page 101 of 101

Exhibit 1 Case 1:23-cv-11050 Document 1-13 Filed 12/20/23 Page 1 of 6

I GetBenzingaPro OATA&APIS EVENTS MARKETFY PREMARKET BOOST ADVERTISE Contribute • V SIGNIN BENZINGA OurServices News Markets Ratings Ideas Yield Money Alts Crypto Cannabis Jobs RESEARCH » ti'(i My Stocks }' Tools Recer•: SPY 000 SPIKE BTC/USD DIA GLD TLT - Markets 457.08 - 387.82 • 13.92 • .; ,, '., 42357.91 - 361.90 • c, .':. 186.93 • r_, '·, 94.46 • • Watching Knightscope; Capybara Research Releases Short Report On Co Titled 'Knightscope - From A RoboCop Inspired Fairytale To An Inevitable Dilution Dilemma $0.5 Target' by Happy Mohamed. Benzinga Editor July 17, 2023 9:43 AM 118 seconds read IIIIDIIII 13 App"i°~ News Create a Watchlist FREE: Follow your stocks and cryptocurrencies with the most actionable alerts on the internet. CLICK TO GET STARTED Case 1:23-cv-11050 Document 1-13 Filed 12/20/23 Page 2 of 6

Knightscope Shares Tumble On Short Report: The Details Case 1:23-cv-11050 Document 1-13 Filed 12/20/23 Page 3 of 6

Case 1:23-cv-11050 Document 1-13 Filed 12/20/23 Page 4 of 6

by Adam Eckert, Benzinga Staff Writer | X
July 17, 2023 12:27 PM | 1 min read

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Knightscope Inc ▼ KSCP -6.67% + Free Alerts shares are trading lower Monday on the heels of a short report from Capybara Research.

What Happened: Capybara Research issued a short report on Knightscope warning shareholders of "extensive dilution" ahead.

The short seller believes Knightscope needs to dilute stock in order to raise capital because of its negative cash position. The firm noted that the company is no longer subject to the Baby Shelf Rule and is now able to utilize its $100 million shelf to its full capacity.

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Even if the company doesn't further dilute shareholders, Capybara Research believes shares are overvalued and set for a pullback given the stock's recent surge. Shares are up nearly 200% over the last month and more than 80% over the last week. Capybara Research also called Knightscope's security robot innovations "laughable" and compared them to "rejected Star Wars characters." "The company parades itself as a solution for surveillance, but a closer look reveals a company that is more smoke and mirrors than actual substance," the short seller said. Capybara Research has a price target of 50 cents on Knightscope shares. Benzinga reached out to Knighscope for comment on the short report. The company responded and said, "We look forward to investors joining our 2023 Annual Shareholder meeting this Thursday." Knightscope will hold its annual meeting of stockholders after the market close on Thursday at 4 p.m. ET. See Also: Hims & Hers Hit With Short Seller Wrecking Ball: Spruce Point Cites 'No Cost Advantage', Legal Concerns KSCP Price Action: Knightscope shares were down 27.3% at $1.56 at the time of publication, according to Benzinga Pro. Photo: courtesy of Knightscope. Case 1:23-cv-11050 Document 1-13 Filed 12/20/23 Page 5 of 6

12/10/23, 7:44 AM https://outlook.office.com/mail/id/AAMkAGQxZDllMDA3LTZjYmUtN…Iyezwv%2FmBAAAAAAALAAD5rKxr2HI2T7nHO%2FqdaBeDAAXqCHAeAAA%3D Page 1 of 2 Re: Alert from Benzinga William Li <wsl@knightscope.com> Mon 7/17/2023 7:17 AM To:Zoltan Suranyi <zoltan@benzinga.com>;Stacy Stephens <sds@knightscope.com> Zoltan, We look forward to investors joining our 2023 Annual Shareholder meeting this Thursday: https://apps.computershare.com/MeetingsShareholderWeb/Home?Code=MMK2GSH&Invitation=&Locale=en Autonomously, Bill William Santana Li Chairman and CEO Knightscope, Inc. 1070 Terra Bella Avenue Mountain View, CA 94043 (650) 669-9020 mobile Nasdaq: KSCP #LongKnightscopeShortTheCriminals From: Zoltan Suranyi <zoltan@benzinga.com> Sent: Monday, July 17, 2023 6:51 AM To: William Li <wsl@knightscope.com>; Stacy Stephens <sds@knightscope.com> Subject: Alert from Benzinga Hi Bill, Stacey, I hope you are doing well. It has been a while since we last spoke. I wanted to push the following to your attention. Capybara Research issued a short report on KnightScope. Here is the full report: https://www.capybararesearch.com/post/knightscope-from-a-robocop-inspired-fairytale-to-a-dilution-dilemma-a-battle-for-survival I wanted to alert you about this report. If you have any comments I would be more than happy to help and publish your comment. Thank you so much! Zoltan Suranyi | Director of Outreach & Exclusives, Benzinga Benzinga.com | @zoltansuranyi1 Case 1:23-cv-11050 Document 1-13 Filed 12/20/23 Page 6 of 6

Exhibit 1Case 1:23-cv-11050 Document 1-14 Filed 12/20/23 Page 1 of 7

Knightscope, Inc. (KSCP) NasdaqGM - NasdaqGM Real Time Price. Currency in USO * Follow £9:i Visitors trend 2W t l0W t 9M t 0.6342 -0.0258 (-3.9091%) As of 11:48AM EST. Market open. Summary Company Insights G Chart Conversations Statistics Historical Data Profile Financials Analysis Options Holders 0 Indicators 0 Comparison I KSCP 1.6600 1::3 Date Range lD SD lM 3M 6M YTD 1 Y 2Y SY Max Interval lD v ,.,J Line v {} Draw - Quote Lookup Ill Sustainability L 7 Full screen 6 2.0000 1.7500 -------------------------------------------------------------------------------------------------------------------------------------------------------- ....... ..... ( 14 Jul 7/17/2023 Aug I I I I LI I I I I I . I I I • . I 14 Sep 1.5000 1.2500 1.0000 0.7500 0.5000 - + I I 1 J I • I I LI l t l I I • • I • • • l .J I • • • • • • - • - • - • I I - • I • I .. • I I I I - • I l . - . I • l-1 14 Oct 14 Nov 14 Dec Case 1:23-cv-11050 Document 1-14 Filed 12/20/23 Page 2 of 7

Knightscope, Inc. (KSCP) NasdaqGM - NasdaqGM Real Time Price. Currency in USO * Follow &'?:i Visitors trend 2W t lOW t 9M t 0.6340 -0.0260 (-3.9394%) As of 11:48AM EST. Market open. Summary Company Insights G Chart Conversations Statistics Historical Data Profile Financials Analysis Options Advertisement Time Period: May 31, 2023 - Jul 17, 2023 v Show: Historical Prices v Frequency: Daily v Apply Currency in USD -l- Download Date Open High Low Close* Adj Close** Volume Jul 17,2023 2.2150 2.2400 1.4600 1.6600 1.6600 25,531,700 Jul 14,2023 1.5600 2.2400 1.5600 2.1600 2.1600 24,017,700 Jul 13,2023 1.4600 1.8000 1.3500 1.5700 1.5700 18,771,600 Jul 12,2023 1.2300 1.6000 1.1900 1.5600 1.5600 16,060,300 Jul 11,2023 0.9000 1.2100 0.8760 1.1600 1.1600 10,425,200 Jul 10,2023 0.8470 0.9990 0.8100 0.8490 0.8490 9,402,000 Case 1:23-cv-11050 Document 1-14 Filed 12/20/23 Page 3 of 7

Knightscope, Inc. (KSCP) NasdaqGM - NasdaqGM Real Time Price. Currency in USO * Follow &~ Visitors trend 2W 1' 10W 1' 9M 1' 0.6391 -0.0209 (-3.1667%) As of 11:48AM EST. Market open. Summary Company Insights G Chart Conversations Statistics Historical Data Profile Financials Analysis Options Advertisement Time Period: Aug 10, 2023 - Aug 19, 2023 v Show: Historical Prices v Frequency: Daily v Apply Currency in USO -1- Download Date Open High Low Close* Adj Close** Volume Aug 18, 2023 1.2600 1.2900 1.1600 1.2600 1.2600 1,044,100 Aug 17, 2023 1.2500 1.4000 1.2300 1.2900 1.2900 3,071,400 Aug 16, 2023 1.2600 1.3100 1.1500 1.1900 1.1900 2,165,600 Aug 15, 2023 1.3800 1.3900 1.2500 1.3200 1.3200 1,608,900 Aug 14, 2023 1.4800 1.4900 1.3400 1.4100 1.4100 2,187,800 Aug 11, 2023 1.5000 1.5700 1.4100 1.5000 1.5000 3,406,700 Case 1:23-cv-11050 Document 1-14 Filed 12/20/23 Page 4 of 7

Case 1:23-cv-11050 Document 1-14 Filed 12/20/23 Page 5 of 7

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Knightscope, Inc. (KSCP)

NasdaqGM - NasdaqGM Real Time Price. Currency in USD

Follow | Visitors trend 2W ↑ 10W ↑ 9M ↑ | Quote Lookup

0.6399 -0.0201 (-3.0455%)

As of 11:48AM EST. Market open.

Summary Company Insights Chart Conversations **Statistics** Historical Data Profile Financials Analysis Options Holders Sustainability

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Valuation Measures[4]

Annual | Quarterly | Monthly | Download

Currency in USD

	Current	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Market Cap (intraday)	55.73M	61.58M	39.22M	42.44M	70.93M	90.79M
Enterprise Value	87.27M	92.60M	78.54M	84.15M	96.59M	112.59M
Trailing P/E	N/A	N/A	N/A	N/A	N/A	N/A
Forward P/E	N/A	N/A	N/A	N/A	N/A	N/A
PEG Ratio (5 yr expected)	N/A	N/A	N/A	N/A	N/A	N/A
Price/Sales (ttm)	2.93	3.43	2.68	5.62	17.16	24.41
Price/Book (mrq)	N/A	N/A	N/A	N/A	N/A	N/A
Enterprise Value/Revenue	7.19	27.86	22.04	29.05	41.10	86.87
Enterprise Value/EBITDA	-9.01	-15.76	-14.70	-60.76	13.13	-15.42

a

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See Statistics Help for definitions of terms used.

Abbreviation Guide:

mrq = Most Recent Quarter
ttm = Trailing Twelve Months
yoy = Year Over Year
lfy = Last Fiscal Year
fye = Fiscal Year Ending

Footnotes

[1] Data provided by Refinitiv.
[2] Data provided by EDGAR Online.
[3] Data derived from multiple sources or calculated by Yahoo Finance.
[4] Data provided by Morningstar, Inc.
[5] Shares outstanding is taken from the most recently filed

Case 1:23-cv-11050 Document 1-14 Filed 12/20/23 Page 6 of 7

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Financial Highlights

Fiscal Year

Fiscal Year Ends	Dec 31, 2022
Most Recent Quarter (mrq)	Sep 29, 2023

Profitability

Profit Margin	-224.66%
Operating Margin (ttm)	-195.04%

Management Effectiveness

Return on Assets (ttm)	-78.56%
Return on Equity (ttm)	-186.30%

Income Statement

Revenue (ttm)	12.13M
Revenue Per Share (ttm)	0.22
Quarterly Revenue Growth (yoy)	156.50%
Gross Profit (ttm)	N/A
EBITDA	-25.24M
Net Income Avi to Common (ttm)	-27.26M
Diluted EPS (ttm)	-0.5800
Quarterly Earnings Growth (yoy)	N/A

Balance Sheet

Total Cash (mrq)	4.61M

Trading Information

Stock Price History

Beta (5Y Monthly)	N/A
52-Week Change [3]	-65.26%
S&P500 52-Week Change [3]	16.55%
52 Week High [3]	2.2400
52 Week Low [3]	0.3600
50-Day Moving Average [3]	0.7274
200-Day Moving Average [3]	0.8289

Share Statistics

Avg Vol (3 month) [3]	1.2M
Avg Vol (10 day) [3]	1.08M
Shares Outstanding [5]	75.38M
Implied Shares Outstanding [6]	84.74M
Float [8]	67.68M
% Held by Insiders [1]	4.90%
% Held by Institutions [1]	6.66%
Shares Short (Nov 15, 2023) [4]	6.96M
Short Ratio (Nov 15, 2023) [4]	7.26
Short % of Float (Nov 15, 2023) [4]	9.24%
Short % of Shares Outstanding (Nov 15, 2023) [4]	8.22%
Shares Short (prior month Oct 12, 2023) [4]	6.81M

quarterly or a... using shares ...

[6] Implied Shares Outstanding of common equity, assuming the conversion of all convertible subsidiary equity into common.

[7] EBITDA is calculated by S&P Global Market Intelligence using methodology that may differ from that used by a company in its reporting.

[8] A company's float is a measure of the number of shares available for trading by the public. It's calculated by taking the number of issued and outstanding shares minus any restricted stock, which may not be publicly traded.

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Dividends & Splits N/A N/A 0.00 0.00% N/A 0.00% N/A N/A N/A N/A Forward Annual Dividend Rate 4 Forward Annual Dividend Yield 4 Trailing Annual Dividend Rate 3 Trailing Annual Dividend Yield 3 5 Year Average Dividend Yield 4 Payout Ratio 4 Dividend Date 3 Ex-Dividend Date 4 Last Split Factor 2 Last Split Date 3 0.05 1.84M 11.60% 1.45 -0.30 Total Cash Per Share (mrq) Total Debt (mrq) Total Debt/Equity (mrq) Current Ratio (mrq) Book Value Per Share (mrq) Cash Flow Statement -23.83M -19.53M Operating Cash Flow (ttm) Levered Free Cash Flow (ttm) Finance Home Watchlists My Portfolio Markets News Videos Yahoo Finance Plus Try the new yahoo/finance Case 1:23-cv-11050 Document 1-14 Filed 12/20/23 Page 7 of 7